                                                                   EXHIBIT 10.48


                           THIRD AMENDED AND RESTATED

                         RECEIVABLES PURCHASE AGREEMENT

                            DATED AS OF JULY 31, 2002

                                      AMONG

                                SCI FUNDING, INC.

                                    AS SELLER

                              SCI TECHNOLOGY, INC.

                               AS INITIAL SERVICER

                             SANMINA-SCI CORPORATION

                                  AS GUARANTOR

                           QUINCY CAPITAL CORPORATION

                                       AND

                          AMSTERDAM FUNDING CORPORATION

                              AS CONDUIT PURCHASERS

                                       AND

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                       AND

                               ABN AMRO BANK N.V.

                               AS BANK PURCHASERS

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                             AS ADMINISTRATIVE AGENT

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I     PURCHASES AND REINVESTMENTS....................................  2

     SECTION 1.01.      Purchases and Reinvestments..........................  2

     SECTION 1.02.      Purchase and Reinvestment Limits.....................  3

     SECTION 1.03.      Making Purchases from Seller.........................  4

     SECTION 1.04.      Assignment...........................................  4

     SECTION 1.05.      Facility Termination Date............................  4

     SECTION 1.06.      Purchase Termination Date............................  5

     SECTION 1.07.      Voluntary Termination of Facility or Reduction of
                        Maximum Purchase Limit...............................  5

     SECTION 1.08.      Limitation of Ownership Interest.....................  5

     SECTION 1.09.      Permitted Repurchases................................  5

     SECTION 1.10.      Assignment by Quincy to its Bank Purchasers..........  5

     SECTION 1.11.      Downgrade of Bank Purchaser..........................  7

     SECTION 1.12.      Non-Renewing Bank Investors..........................  9

ARTICLE II    UNDIVIDED INTEREST AND PURCHASERS' SHARE....................... 10

     SECTION 2.01.      Undivided Interest................................... 10

     SECTION 2.02.      Required Allocation.................................. 11

     SECTION 2.03.      Purchaser's Investment............................... 11

     SECTION 2.04.      Net Pool Balance..................................... 12

     SECTION 2.05.      Purchasers' Share.................................... 13

ARTICLE III   SETTLEMENTS.................................................... 14

     SECTION 3.01.      Non-Run Off Settlement Procedures for Collections.... 14

     SECTION 3.02.      Run Off Settlement Procedures for Collections........ 15

     SECTION 3.03.      Special Settlement Procedures; Reduction of
                        Purchaser's Investment, Etc. ........................ 16

     SECTION 3.04.      Reporting............................................ 18

     SECTION 3.05.      Payments and Computations, Etc....................... 18

     SECTION 3.06.      Treatment of Collections and Deemed Collections...... 19

ARTICLE IV    FEES AND YIELD PROTECTION...................................... 19

     SECTION 4.01.      Fees................................................. 19

     SECTION 4.02.      Yield Protection..................................... 19
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                                      -i-

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
ARTICLE V     CONDITIONS TO EFFECTIVENESS OF PURCHASES....................... 21

     SECTION 5.01.      Conditions Precedent to Initial Purchase............. 21

     SECTION 5.02.      Conditions Precedent to All Purchases and
                        Reinvestments........................................ 23

ARTICLE VI    REPRESENTATIONS AND WARRANTIES................................. 23

     SECTION 6.01.      Representations and Warranties - Seller.............. 23

     SECTION 6.02.      Representations and Warranties - SCI................. 26

     SECTION 6.03.      Representations and Warranties - Guarantor........... 28

ARTICLE VII   GENERAL COVENANTS.............................................. 30

     SECTION 7.01.      Affirmative Covenants................................ 30

     SECTION 7.02.      Reporting Requirements............................... 32

     SECTION 7.03.      Negative Covenants................................... 34

     SECTION 7.04.      Separate Corporate Existence......................... 35

     SECTION 7.05.      Financial Covenants.................................. 37

ARTICLE VIII  ADMINISTRATION AND COLLECTION.................................. 38

     SECTION 8.01.      Designation of Servicer.............................. 38

     SECTION 8.02.      Duties of Servicer................................... 39

     SECTION 8.03.      Rights of the Administrative Agent................... 40

     SECTION 8.04.      Responsibilities of Seller........................... 41

     SECTION 8.05.      Further Action Evidencing Purchases.................. 42

     SECTION 8.06.      Application of Collections........................... 43

ARTICLE IX    SECURITY INTEREST.............................................. 43

     SECTION 9.01.      Grant of Security Interest........................... 43

     SECTION 9.02.      Further Assurances................................... 43

     SECTION 9.03.      Remedies............................................. 43

ARTICLE X     TERMINATION EVENTS............................................. 44

     SECTION 10.01.     Termination Events................................... 44

     SECTION 10.02.     Remedies............................................. 46

ARTICLE XI    THE ADMINISTRATIVE AGENT....................................... 46

     SECTION 11.01.     Authorization and Action............................. 46

     SECTION 11.02.     Administrative Agent's Reliance, Etc................. 47

     SECTION 11.03.     Administrative Agent and Affiliates.................. 47

     SECTION 11.04.     Seller's Failure to Perform.......................... 47

     SECTION 11.05.     Indemnification of the Administrative Agent.
                        The Bank Purchasers shall indemnify upon demand the
                        Administrative Agent, together with its Affiliates
                        and officers, directors, employees, agents and
                        attorneys-in-fact of such Persons and their
                        respective Affiliates (each, an "Agent-Related
                        Person") (to the extent not reimbursed by or on
                        behalf of the Seller and without limiting the
                        obligation of the Seller to do so), pro rata, and
                        hold harmless each Agent-Related Person from and
                        against any and all Indemnified Amounts incurred by
                        it; provided, however, that no Bank Purchaser shall
                        be liable for the payment to any Agent-Related
                        Person of any portion of such Indemnified Amounts
                        resulting from such Person's gross negligence or
                        willful misconduct, as finally determined by a
                        court of competent jurisdiction; provided, however,
                        that no action taken in accordance with the
                        directions of the Required Purchasers shall be
                        deemed to constitute gross negligence or willful
                        misconduct for purposes of this
                        Section.............................................. 47

ARTICLE XII   ASSIGNMENT OF PURCHASER'S INTEREST............................. 48

     SECTION 12.01.     Restrictions on Assignments.......................... 48

     SECTION 12.02.     Rights of Assignee................................... 49

     SECTION 12.03.     Notice of Assignment................................. 49

     SECTION 12.04.     Evidence of Assignment............................... 49

ARTICLE XIII  INDEMNIFICATION................................................ 49

     SECTION 13.01.     Indemnities.......................................... 49

ARTICLE XIV   GUARANTEE...................................................... 52

     SECTION 14.01.     Guarantee............................................ 52

     SECTION 14.02.     Maintenance of Ownership............................. 53

     SECTION 14.03.     Representation and Warranty.......................... 54

     SECTION 14.04.     Subrogation.......................................... 54

ARTICLE XV    MISCELLANEOUS.................................................. 54

     SECTION 15.01.     Amendments, Etc...................................... 54

     SECTION 15.02.     Notices, Etc......................................... 54

     SECTION 15.03.     No Waiver; Remedies.................................. 55

     SECTION 15.04.     Binding Effect; Survival............................. 55

     SECTION 15.05.     Costs, Expenses and Taxes............................ 55

     SECTION 15.06.     No Proceedings....................................... 56

     SECTION 15.07.     Confidentiality of Information....................... 56

     SECTION 15.08.     Captions and Cross References........................ 58

     SECTION 15.09.     Integration.......................................... 58

     SECTION 15.10.     Governing Law........................................ 58

     SECTION 15.11.     Waiver Of Jury Trial................................. 59

     SECTION 15.12.     Consent To Jurisdiction; Waiver Of Immunities........ 59

     SECTION 15.13.     Execution in Counterparts............................ 59

     SECTION 15.14.     Originators.......................................... 59

     SECTION 15.15.     Confidentiality of SCI Information................... 59

     SECTION 15.16.     Funding.............................................. 60

     SECTION 15.17.     Sharing of Payments, Etc............................. 60

     SECTION 15.18.     Excess Funds......................................... 60


APPENDICES
     APPENDIX A -- DEFINITIONS...............................................A-1

     APPENDIX B -- CALCULATION OF DISCOUNT AND RESERVE.......................B-1

SCHEDULE I -- Commitments

     SCHEDULES

SCHEDULE 2.04(b)   Concentration Limits

SCHEDULE 2.04(c)   Special Concentration Limits\

SCHEDULE 6.01(d)   Litigation

SCHEDULE 6.01(k)   List of Offices of Seller where Records Are Kept

SCHEDULE 6.01(l)   List of Lock-Box Banks

SCHEDULE 6.01(m)-1 Forms of Contracts

SCHEDULE 6.01(m)-2 Description of Credit and Collection Procedure

SCHEDULE 15.02     Addresses

                                    EXHIBITS

EXHIBIT 1.03(a)    Form of Purchase Notice

EXHIBIT 3.04(a)    Form of Periodic Report
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                                      -iv-

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
EXHIBIT 5.01(i)    Form of Lock-Box Agreement

EXHIBIT 12.04      Form of Assignment (for assignment to third party)

EXHIBIT I-1        Form of Guaranty

                           THIRD AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT

                            Dated as of July 31, 2002


        THIS IS A THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among SCI FUNDING, INC., a Delaware corporation ("Seller"), SCI TECHNOLOGY, INC., an Alabama corporation ("SCI"), SANMINA-SCI CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "Guarantor"), QUINCY CAPITAL CORPORATION, a Delaware corporation, ("Quincy"), AMSTERDAM FUNDING CORPORATION, a Delaware corporation ("Amsterdam", and together with Quincy, individually a "Conduit Purchaser" and collectively the "Conduit Purchasers"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("BofA"), ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands ("ABN", and together with BofA, individually a "Bank Purchaser" and collectively the "Bank Purchasers", and together with the Conduit Purchasers, individually a "Purchaser" and collectively the "Purchasers"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Purchasers (together with its successors and assigns, in such capacity, the "Administrative Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

        1. Seller, SCI, the Guarantor, the Conduit Purchasers, the Bank Purchasers and the Administrative Agent entered into a Second Amended and Restated Receivables Purchase Agreement, dated as of June 14, 2000, (as heretofore amended, the "Original Receivables Agreement").

        2. The parties hereto desire to amend and restate the Original Receivables Agreement in its entirety as set forth herein.

        3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested the Conduit Purchasers, and the Conduit Purchasers may, subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Undivided Interest, from Seller from time to time during the term of this Agreement. In the event that any Conduit Purchaser decides not to fund a Purchase or Reinvestment hereunder, subject to the terms and conditions contained in this Agreement, such Conduit Purchaser's Related Bank Purchasers shall fund such Purchase or Reinvestment.

        4. Seller and Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections be reinvested in Pool Receivables through the sale by Seller to the Administrative Agent, for the benefit of the Purchasers, of additional undivided interests in the Pool Receivables, such daily reinvestment of Collections to be effected by an automatic daily adjustment to the Undivided Interest, and to be intended to permit each

Purchaser then funding a portion of the Undivided Interest to maintain its Purchaser's Investments fully invested in uncollected Pool Receivables.

        5. The Conduit Purchasers expect generally to fund their respective Purchases and Reinvestments through the issuance of Commercial Paper Notes. Each Conduit Purchaser has entered into Program Support Agreements providing for the purchase by a Program Support Provider of, or the making by a Program Support Provider of loans secured by, such Conduit Purchaser's portion of the Undivided Interest in the event such Conduit Purchaser is unable or unwilling to fund its Purchases or Reinvestments pursuant to this Agreement by the issuance of Commercial Paper Notes or otherwise prefers to fund such Purchases or Reinvestments under its Program Support Agreements rather than by the issuance of Commercial Paper Notes, or is unable to pay such Commercial Paper Notes at maturity from the proceeds of Collections.

        6. BofA has been requested, and is willing, to act as the Administrative Agent.

        7. It is a condition precedent for Purchasers and the Administrative Agent to enter into this Agreement that Guarantor guaranty the performance of SCI and the Originators under the Agreement Documents, and Guarantor is willing to guaranty such performance, in each case upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Receivables Agreement in its entirety, and hereby agree, as follows:

                                    ARTICLE I

                           PURCHASES AND REINVESTMENTS

        SECTION 1.01. Purchases and Reinvestments. On the terms and subject to the conditions set forth in this Agreement (including Article V):

            (a) Purchases. Each Conduit Purchaser may, in its sole discretion, fund purchases from Seller of the Undivided Interest or increases therein from time to time during the period from the date hereof to the Purchase Termination Date. In the event that a Conduit Purchaser decides not to fund a Purchase or a Reinvestment, such Conduit Purchaser's Related Bank Purchasers, subject to the terms and conditions of this Agreement, shall fund such Purchase. Each such purchase and, as the context may require, the purchase price paid by the Purchasers funding such purchase to Seller in respect thereof (determined pursuant to Section 1.03(b)), is herein called a "Purchase".

            (b) Reinvestments. Pursuant to Section 3.01, during the period from the date hereof to the Facility Termination Date, each Conduit Purchaser may, in its sole discretion, permit Servicer to cause certain of the Collections in respect of its Funded Percentage of the Undivided Interest to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of the Undivided Interest. Pursuant to Section 3.01, but subject to the terms and conditions set forth herein, during the period from the date hereof to the Facility Termination Date, each

        Bank Purchaser shall permit Servicer to cause certain of the Collections in respect of its Funded Percentage of the Undivided Interest to be applied to the purchase of additional undivided interests in the Pool Receivables, thereby resulting in an appropriate readjustment of the Undivided Interest. Each such purchase of an additional undivided interest pursuant to Section 3.01 is herein called a "Reinvestment".

            (c) Sale by Conduit Purchaser to Bank Purchaser. Quincy may at any time, at its discretion, sell all or any portion of its Funded Percentage of the Undivided Interest to its Related Bank Purchasers, and each Related Bank Purchaser shall purchase from Quincy its Conduit Related Percentage of the amount being so sold, (the related purchase price with respect to such sale not to exceed the purchase price Quincy would have received therefor under its Liquidity Agreement), provided that no Related Bank Purchaser shall be obligated to make any such purchase (i) after such Related Bank Purchaser's Support Termination Date; (ii) if Quincy is subject to an Event of Bankruptcy at the time of such purchase or (iii) to the extent that, after giving effect to such purchase, such Bank Purchaser's outstanding Purchaser's Investment would exceed its Commitment. Any such sale by Quincy shall be made upon notice given to its Related Bank Purchasers no later than 12:00 noon (New York time) on the date of such purchase.

Nothing set forth in this Agreement shall be deemed to be or shall be construed as a commitment by any Conduit Purchaser to fund the purchase of, or increase in, the Undivided Interest. However, so long as the conditions to Reinvestment set forth in this Agreement are met, Servicer may presume that Collections may be used to make Reinvestments on behalf of each Conduit Purchaser as provided herein, absent notice from such Conduit Purchaser (through its Related Administrator to the Administrative Agent) to the contrary (which notice may be given at any time). Purchases and Reinvestments made hereunder shall be without recourse with regard to Defaulted Receivables (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of the Undivided Interest).

        SECTION 1.02. Purchase and Reinvestment Limits. Under no circumstances shall any Purchaser fund any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

            (a) Purchase Limit. The Total Purchasers' Investments would exceed an amount (the "Purchase Limit") equal to $200,000,000, as such amount may be reduced pursuant to Section 1.07;

            (b) Required Allocation Limit. The Required Allocation would exceed an amount (the "Required Allocation Limit") equal to 100% of the Net Pool Balance;

            (c) Percentage. Such Purchaser's Purchaser's Investment would exceed an amount equal to such Purchaser's Percentage of the Total Purchasers' Investments or the aggregate of the Purchaser's Investments for all members of such Purchaser's Related Group would exceed an amount equal to the Group Percentage of such Purchaser's Related Group of the Total Purchasers' Investments;

            (d) Commitment. Such Purchaser's Investment would exceed an amount equal to such Purchaser's Commitment or the Purchaser's Investments for all members of such Purchaser's Related Group would exceed an amount equal to the aggregate Commitments of the Bank Purchasers in such Purchaser's Related Group; or

            (e) Coverage Limit. The sum of the Total Purchasers' Investments plus the Earned Discount to accrue through the end of the applicable Settlement Periods would exceed $204,000,000.

Each Purchaser's Commitment is several and not joint.

        SECTION 1.03. Making Purchases from Seller. (a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrative Agent and each Related Administrator received not later than 11:00 a.m. (New York time) on the Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be in substantially the form attached as Exhibit 1.03(a) and shall specify the desired amount and date of such Purchase. In the event that a Conduit Purchaser elects not to fund such Purchase hereunder, it shall notify Seller and the Administrative Agent thereof by the close of business on the Business Day next preceding the date of proposed Purchase.

            (a) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02. All Purchases hereunder other than on the date hereof shall be made by each Related Group on a pro rata basis (based on the aggregate Percentages of the Bank Purchasers in each Related Group).

            (b) Funding of Purchase. On the date of each Purchase, each Conduit Purchaser and/or each Bank Purchaser funding such Purchase shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrative Agent at the Administrative Agent's Account not later than 11:00 a.m. (New York time) the amount of its Purchase (determined pursuant to Section 1.03(b)) in same day funds, and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds immediately available to Seller at such office.

        SECTION 1.04. Assignment. Seller hereby sells, assigns and transfers to the Administrative Agent, for the benefit of the applicable Purchasers, the Undivided Interest in the Pool.

        SECTION 1.05. Facility Termination Date. (a) The "Facility Termination Date" shall be the earlier to occur of (i) July 30, 2003 (herein, as the same may be extended, called the "Scheduled Facility Termination Date"), and (ii) the date of termination of the Facility pursuant to Section 1.07 or 10.02.

            (b) The then Scheduled Facility Termination Date may be extended from time to time for successive periods of 364 days by written notice of request given by Seller to the Administrative Agent and each Bank Purchaser at least 90 days prior to the then Scheduled Facility Termination Date and written notice of acceptance given by each Bank Purchaser to the Administrative Agent and Seller not later than 5 Business Days prior to such Scheduled Facility Termination Date. Failure of any Bank Purchaser to respond in such time frame shall be deemed to be a rejection of such request.

        SECTION 1.06. Purchase Termination Date. (a) The "Purchase Termination Date" shall be the earlier to occur of (i) the Facility Termination Date and
(ii) the date of termination of the purchase facility with respect to Purchases pursuant to subsection (b).

            (b) The Facility shall terminate with respect to Purchases by a Conduit Purchaser on the scheduled date of termination of any Program Support Agreement for such Conduit Purchaser. Each Conduit Purchaser agrees to give Seller at least 30 days' prior written notice of the termination of the Facility (if such date is earlier than the Purchase Termination Date) with respect to Purchases by it pursuant to this clause (b), but no failure to give or delay in giving such notice shall prevent or delay such termination.

        SECTION 1.07. Voluntary Termination of Facility or Reduction of Maximum Purchase Limit. Seller may, upon at least 5 days' prior written notice to the Administrative Agent and each Bank Purchaser, terminate the Facility in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that
(a) each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple thereof and (b) after giving effect to such reduction, the remaining Purchase Limit will not be less than $150,000,000. Any reduction of the Purchase Limit shall be applied to reduce each Purchaser's Commitment on a pro rata basis.

        SECTION 1.08. Limitation of Ownership Interest. Nothing in this Agreement shall be interpreted as providing the Administrative Agent or any Purchaser with an ownership interest in any Receivables that are not Pool Receivables.

        SECTION 1.09. Permitted Repurchases. Seller may, upon at least 5 days' prior written notice to the Administrative Agent and each Bank Purchaser, repurchase the Undivided Interest in whole but not in part by paying in full all outstanding amounts owed to the Indemnified Parties under the Receivables Purchase Agreement and the other Agreement Documents (including, without limitation, the Earned Discount and Purchaser's Investment of each Purchaser and all amounts described in the following sentence). The Seller shall pay each Managing Agent for the account of its related Purchasers on the date of any such repurchase such amount or amounts as shall compensate the Purchasers for any loss (including loss of profit), cost or expense incurred by the Purchasers (as reasonably determined by the applicable Managing Agent) as a result of any reduction of any Undivided Interest other than on the maturity date of the Commercial Paper Notes (or other financing source, including the LIBOR market) funding such Undivided Interest, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Purchasers during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper Notes (or other financing source) and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reduction of such Undivided Interest. The determination by the applicable Managing Agent of the amount of any such loss or expense shall be set forth in a written notice to the Seller in reasonable detail and shall be conclusive, absent manifest error.

        SECTION 1.10. Assignment by Quincy to its Bank Purchasers.

            (a) Assignment Amounts. At any time on or prior to the Support Termination Date for the Bank Purchasers in the Quincy Related Group, if the Quincy's Related Administrator on behalf of Quincy so elects, by written notice to the Administrative Agent and the Bank Purchasers in the Quincy Related Group, Quincy does hereby assign effective on the Assignment Date referred to below all or such portions as may be elected by Quincy of its interest in its Purchaser's Investment and the Undivided Interest at such time to its Bank Purchasers pursuant to this
        Section 1.10 and the Seller hereby agrees to pay the amounts described in Section 1.10(b); provided, however, that unless such assignment is an assignment of all of Quincy's interest in its Purchaser's Investment and the Undivided Interest in whole on or after the date Quincy has provided written notice to its Related Administrator that it elects, in its sole discretion, to commence the amortization of its Purchaser's Investment (the "Conduit Investment Termination Date"), no such assignment shall take place pursuant to this Section 1.10 if a Termination Event described in Section 10.1(h) shall then exist; and provided, further, that no such assignment shall take place pursuant to this Section 1.10 at a time when an Event of Bankruptcy with respect to Quincy exists. No further documentation or action on the part of Quincy or the Seller shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the Related Administrator on behalf of Quincy referred to in such sentence and the delivery by the Related Administrator of a copy of such notice to each Related Bank Purchaser (the date of the receipt by the Bank Purchasers of any such notice being the "Assignment Date"). Each Related Bank Purchaser of Quincy hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to Quincy in immediately available funds to an account designated by the Administrative Agent. Upon payment of its Assignment Amount, each such Bank Investor shall acquire an interest in Quincy's Purchaser's Investment equal to its pro rata share (based on the outstanding portions funded by it) of such Purchaser's Investment. Upon any assignment in whole by Quincy to its Related Bank Purchasers on or after the Conduit Investment Termination Date as contemplated hereunder, Quincy shall cease to make any additional Purchases or Reinvestments hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent Quincy from making a subsequent Purchase or Reinvestment hereunder, in its sole discretion, following any assignment pursuant to this Section 1.10 or from making more than one assignment pursuant to this Section 1.10.

            (b) Seller's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Seller shall pay to the Administrative Agent, for the account of Quincy, in connection with any assignment by Quincy to its Related Bank Purchasers pursuant to this Section 1.10, an aggregate amount equal to all Earned Discount to accrue through the end of each outstanding Settlement Period to the extent attributable to the portion of the Purchaser's Investment so assigned to the Bank Purchasers (which Earned Discount shall be determined for such purpose using the Commercial Paper Rate most recently determined by the Related Administrator) (as determined immediately prior to giving effect to such assignment), plus all other amounts owed to Quincy at such time (other than the Purchaser's Investment and other than any Earned Discount not described above). If the Seller fails to make payment of such amounts at or prior to the time of assignment by Quincy to the Bank Purchasers, such amount shall be paid by the Bank Purchasers (in accordance with their respective pro rata shares) to Quincy as additional consideration for the interests assigned to the Bank Purchasers and the amount of the "Purchaser's Investment" hereunder held by the Bank Purchasers shall be increased by an amount equal to the additional amount so paid by the Bank Purchasers.

            (c) Administration of Agreement after Assignment from Quincy to Bank Purchasers following the Conduit Investment Termination Date. After any assignment in whole by Quincy to the Bank Purchasers pursuant to this
        Section 1.10 at any time on or after the Conduit Investment Termination Date (and the payment of all amounts owing to Quincy in connection therewith), all rights of the Related Administrator set forth herein shall be given to the Administrative Agent on behalf of the Bank Purchasers instead of the Related Administrator.

            (d) Payments to Agent's Account. After any assignment in whole by Quincy to the Bank Purchasers pursuant to this Section 1.10 at any time on or after the Conduit Investment Termination Date, all payments to be made hereunder by the Seller or the Servicer to Quincy shall be made to the Administrative Agent's account as such account shall have been notified to the Seller and the Servicer.

            (e) Recovery of Purchaser's Investment. In the event that the aggregate of the Assignment Amounts paid by the Bank Purchasers pursuant to this Section 1.10 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Purchaser's Investment of Quincy on such Assignment Date, then to the extent Collections thereafter received by the Administrative Agent hereunder in respect of the Purchaser's Investment exceed the aggregate of the unrecovered Assignment Amounts and Purchaser's Investment funded by the Bank Investors, such excess shall be remitted by the Administrative Agent to Quincy.

        SECTION 1.11. Downgrade of Bank Purchaser. (a) Downgrades Generally. If at any time on or prior to the Support Termination Date for the Bank Purchasers in the Quincy Related Group, the short term debt rating of any Bank Purchaser shall be "A-2", "P-2" or "F-2" from S&P, Moody's or Fitch, respectively, with negative credit implications, such Bank Purchaser, upon request of the Related Administrator, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2", "P-2" or "F-2" from S&P, Moody's or Fitch, respectively, and which shall not be so rated with negative credit implications and which is acceptable to Quincy and the Related Administrator). If the short term debt rating of an Bank Purchaser shall be "A-3", "P-3" or "F-3", or lower, from S&P, Moody's or Fitch, respectively (or such rating shall have been withdrawn by S&P or Moody's), such Bank Purchaser, upon request of the Related Administrator, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2", "P-2" or "F-2", from S&P, Moody's or Fitch, respectively, and which shall not be so rated with negative credit implications and which is acceptable to Quincy and the Related Administrator ). In either such case, if any such Bank Purchaser shall not have assigned its rights and obligations under this Agreement within the applicable time period described above (in either such case, the "Required Downgrade Assignment Period"), the

Related Administrator on behalf of Quincy shall have the right to require such Bank Purchaser to pay upon one (1) Business Day's notice at any time after the Required Downgrade Assignment Period (and each such Bank Purchaser hereby agrees in such event to pay within such time) to the Related Administrator an amount equal to such Bank Purchaser's unused Commitment (a "Downgrade Draw") for deposit by the Related Administrator into an account, in the name of the Related Administrator (a "Downgrade Collateral Account"), which shall be in satisfaction of such Bank Purchaser's obligations to make Purchases and to pay its Assignment Amount upon an assignment from Quincy in accordance with Section 1.10; provided, however, that if, during the Required Downgrade Assignment Period, such Bank Purchaser delivers a written notice to the Related Administrator of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Bank Purchaser will not be required to fund such Downgrade Draw. If any Bank Purchaser gives the Related Administrator such notice, then such Bank Purchaser shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to the Related Administrator a direct pay irrevocable letter of credit in favor of the Related Administrator in an amount equal to the unused portion of such Bank Purchaser's Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution
(i) whose short-term debt ratings by S&P and Moody's are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper and (ii) that is acceptable to Quincy and the Related Administrator. Such letter of credit shall provide that the Related Administrator may draw thereon for payment of any Purchase or Assignment Amount payable by such Bank Purchaser which is not paid hereunder when required, shall expire no earlier than the Support Termination Date and shall otherwise be in form and substance acceptable to the Related Administrator.

            (b) Application of Funds in Downgrade Collateral Account. If any Bank Purchaser shall be required pursuant to Section 1.11(a) to fund a Downgrade Draw, then the Related Administrator shall apply the monies in the Downgrade Collateral Account applicable to such Bank Purchaser's pro rata share of Purchases required to be made by the Bank Purchasers in the Quincy Related Group, to any Assignment Amount payable by such Bank Purchaser pursuant to Section 1.10 and to any purchase price payable by such Bank Purchaser pursuant to Section 1.12(b) at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Bank Purchaser shall not constitute a Purchase or the payment of any Assignment Amount (and such Bank Purchaser shall not be entitled to interest on such monies except as provided below in this Section 1.11(b), unless and until (and then only to the extent that) such monies are used to fund Purchases or to pay any Assignment Amount or purchase price pursuant to Section 1.12(b) pursuant to the first sentence of this
        Section 1.11(b). The amount on deposit in such Downgrade Collateral Account shall be invested by the Related Administrator in eligible investments and such eligible investments shall be selected by the Related Administrator in its sole discretion. The Related Administrator shall remit to such Bank Purchaser, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided below in this subsection, Collections received by the Related Administrator in respect of such Bank Purchaser's Investment shall be deposited in the Downgrade Collateral Account for such Bank Purchaser. Amounts on deposit in such Downgrade Collateral Account shall be released to such Bank Purchaser (or the stated amount of the letter of credit delivered by such Bank Purchaser pursuant to subsection (a) above may be reduced) within one Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Purchasers on such Settlement Date, the amount on deposit in such Downgrade Collateral Account would exceed such Bank Purchaser's pro rata share (determined as of the day prior to the Termination Date) of the sum of the Purchaser's Investment then funded by Quincy, plus Earned Discount accrued and to accrue with respect thereto. All amounts remaining in such Downgrade Collateral Account shall be released to such Bank Purchaser no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Bank Purchaser or removal of such Bank Purchaser as a party to this Agreement, (ii) the date on which such Bank Purchaser shall furnish the Related Administrator with confirmation that such Bank Purchaser shall have short-term debt ratings of at least "A-2", "P-2" or "F-1" from S&P, Moody's and Fitch, respectively, without negative credit implications, and (iii) the Support Termination Date (or if earlier, the Support Termination Date in effect prior to any renewal pursuant to Section 1.12 which such Bank Purchaser does not consent, but only after giving effect to any required purchase pursuant to Section 1.12(b)). Nothing in this Section 3.2 shall affect or diminish in any way any such downgraded Bank Purchaser's Commitment to the Seller or Quincy or such downgraded Bank Purchaser's other obligations and liabilities hereunder and under the other transaction documents.

            (b) Program Support Agreement Downgrade Provisions. Notwithstanding the other provisions of this Section 1.11, a Bank Purchaser shall not be required to make a Downgrade Draw (or provide for the issuance of a letter of credit in lieu thereof) pursuant to Section 1.11(a) at a time when such Bank Purchaser has a downgrade collateral account (or letter of credit in lieu thereof) established pursuant to its Program Support Agreement relating to the transactions contemplated by this Agreement to which it is a party in an amount at least equal to its unused Commitment, and the Related Administrator may apply monies in such downgrade collateral account in the manner described in Section 1.12(b) as if such downgrade collateral account were a Downgrade Collateral Account.

        SECTION 1.12. Non-Renewing Bank Investors. (a) If at any time the Seller requests that the Bank Purchasers in the Quincy Related Group renew their Commitments hereunder and some but less than all the Bank Purchasers consent to such renewal within 30 days of the Seller's request, the Seller may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Bank Purchaser. Any such assignment shall become effective on the then-current Support Termination Date. Each Bank Purchaser which does not so consent to any renewal shall cooperate fully with the Seller in effectuating any such assignment.

            (b) If at any time the Seller requests that the Bank Purchasers in the Quincy Related Group extend the Support Termination Date hereunder and some but less than all the Bank Purchasers consent to such extension within 30 days after the Seller's request, and if none or less than all the Commitments of the non-renewing Bank Purchasers are assigned as provided in Section 1.12(a), then (without limiting the obligations of all the Bank Purchasers to make Purchases and pay any Assignment Amount prior to the Support Termination Date in accordance with the terms hereof) Quincy may sell an interest in its Purchaser's Investment and Undivided Interest hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate Assignment Amounts which would be payable if Quincy assigned its entire interest in its Purchaser's Investment and the Undivided Interest at that time under Section 1.10, and (ii) the aggregate available Commitments of the non-renewing Bank Purchasers, which purchase price shall be paid solely by the non-renewing Bank Purchasers, pro rata according to their respective Commitments. Following the payment of such purchase price, the extended Support Termination Date shall be effective with respect to the renewing Bank Purchasers, this Agreement and the Commitments of the renewing Bank Purchasers shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Bank Purchasers. Prior to the Termination Date, all amounts which are to be applied in reduction of the Purchaser's Investment sold to the non-renewing Bank Purchasers as described above in this subsection, shall be distributed to the non-renewing Bank Purchasers ratably according to the aggregate Purchaser's Investments held by them, in reduction of such Purchaser's Investments. On and after the Termination Date, each non-renewing Bank Purchaser shall be entitled to receive distributions as otherwise provided in Article III, such that all distributions of Collections pursuant to Article III thereafter shall be allocated among the non-renewing Bank Purchasers and the other Bank Purchasers (based on the Purchaser's Investments as of the Termination Date). When (after the expiration of the Commitments of the non-renewing Bank Purchasers) the aggregate of the Purchaser's Investments described above in this subsection shall have been reduced to zero and all accrued Earned Discount allocable thereto and all other Aggregate Unpaids owing to such Bank Purchasers shall have been paid to such Bank Purchasers in full, then such Bank Purchasers shall cease to be parties to this Agreement for any purpose.

                                   ARTICLE II

                    UNDIVIDED INTEREST AND PURCHASERS' SHARE

        SECTION 2.01. Undivided Interest. (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means, as the context may require (i) an undivided ownership interest, in a percentage determined from time to time as provided in clause (ii) below, in (A) all then outstanding Pool Receivables, (B) all Related Security with respect to such Pool Receivables, (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security and (D) all books and records (including, without limitation, computer disks) related to the foregoing (collectively, the "Pool"), and (ii) at any time, the quotient, expressed as a percentage, obtained by dividing the Required Allocation by the Net Pool Balance. The Undivided Interest shall be computed as follows:

    UI  =  RA  =  PI + DF + CR + SFR
           ---    ------------------
           NPB           NPB

where:

    UI  =  the Undivided Interest at any time;

    RA  =  the Required Allocation at such time, as determined pursuant to
           Section 2.02; and

   NPB  =  the Net Pool Balance at such time, as determined pursuant to
           Section 2.04.

            (b) Frequency of Computation of Purchasers' Interest. The Undivided Interest shall initially be computed by Servicer as of the opening of business of Servicer on the date of each Purchase, and the Undivided Interest shall be recomputed upon receipt of each Periodic Report. In addition, until the Undivided Interest shall be reduced to zero, the Undivided Interest shall be deemed to be automatically recomputed as of the close of business of Servicer on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest in Pool Receivables held by the Administrative Agent, for the benefit of the Purchasers, on such day. The Undivided Interest shall become zero at such time as each of the Purchasers shall have received its accrued Earned Discount, shall have recovered its Purchaser's Investment and shall have received all other amounts payable to such Purchaser pursuant to this Agreement and Servicer shall have received the accrued Servicer's Fee. The Undivided Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

        SECTION 2.02. Required Allocation. The "Required Allocation" at any time means an amount determined as follows:

    RA  =  PI + DF + CR + SFR

where:

    RA  =  the Required Allocation at any time;

    PI = the Total Purchasers' Investment at such time, as determined pursuant to Section 2.03;

    DF = the Discount Factor at such time, as determined pursuant to Part I of Appendix B;

    CR = the Credit Reserve at such time, as determined pursuant to Part II of Appendix B;

   SFR  =  the Servicer's Fee Reserve at such time, as determined pursuant to
           Part IV of Appendix B; and

        SECTION 2.03. Purchaser's Investment. (a) Subject to subsections (b) and
(c), "Purchaser's Investment" with respect to any Purchaser or its assignees at any time means an amount equal to

                (i) the aggregate of the amounts theretofore paid by such
            Purchaser to Seller for the funding of a portion of the Undivided Interest (A) by Purchases pursuant to Sections 1.01(a) and 1.03 and (B) by Reinvestments pursuant to Sections 1.01(b) and 3.01, less

                (ii) the aggregate amount of Collections (including Deemed
            Collections) theretofore received and distributed to such Purchaser on account of such Purchaser's Investment pursuant to Sections 3.01 and 3.02.

            (b) Solely for purposes of calculating the Earned Discount (and each component thereof) pursuant to the proviso to the definition of "Earned Discount" in Appendix B:

                (i) "Purchaser's Investment" of any portion of the Undivided
            Interest owned by a Program Support Provider (or any permitted assignee thereof) or otherwise funded by a Funding shall be deemed to be the amount paid to the related Conduit Purchaser by such Program Support Provider as the purchase price of, or the original principal amount loaned with respect to, such portion, as reduced from time to time by Collections received and distributed to such Program Support Provider (or such assignee) on account of such Funding pursuant to Sections 3.01 and 3.02 or by payments by or for the account of the related Conduit Purchaser to the Program Support Provider in reimbursement of any Funding; and

                (ii) "Purchaser's Investment" of any other portion of the
            Undivided Interest with respect to any Conduit Purchaser shall mean such Conduit Purchaser's Investment less the sum of Purchaser's Investments of all portions of the Undivided Interest described in clause (i) above with respect to such Conduit Purchaser, calculated in accordance with such clause (i).

            (c) No Purchaser's Investment shall be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

        SECTION 2.04. Net Pool Balance. (a) The "Net Pool Balance" at any time means an amount equal to

                (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus

                (ii) the aggregate (for all Obligors) of the amounts by which
            (x) the Unpaid Balance of all Pool Receivables of each Obligor exceeds (y) the Concentration Limit for such Obligor at such time, minus

                (iii) .00015 multiplied by the aggregate unpaid principal
            balance of the Receivables Pool (as such amount may be adjusted from time to time upon the agreement of the Purchasers and the Seller), minus

                (iv) for all Obligors that are Governmental Authorities the amount by which (x) the aggregate Unpaid Balance of all Pool Receivables of such Obligors exceeds (y) 5% of the Eligible Receivables at such time, minus

                (v) from and after the occurrence of a Trigger Event, the
            Accounts Payable Amount at such time, minus

                (vi) for all Obligors described in clause (ii) of the definition of Domestic Obligor, the amount by which (x) the aggregate Unpaid Balance of all Pool Receivables of such Obligors exceeds (y) 7.5% of the Eligible Receivables at such time.

            (b) "Concentration Limit" for any Obligor at any time means, as applicable (x) the applicable percentage of Eligible Receivables for such Obligor determined in accordance with Schedule 2.04(b) or (y) the Special Concentration Limit for such Obligor, whichever is greater.

            (c) "Special Concentration Limit" for (A) any Obligor identified on
        Schedule 2.04(c), means the applicable percentage of Eligible Receivables determined in accordance with Schedule 2.04(c) and (B) for any other Obligor consented to by all Purchasers in writing following a request from the Seller for such Obligor to be designated as an Obligor for which Special Concentration Limits are to apply, means at any time, such percentage consented to by all Purchasers in written notice delivered to Seller of the aggregate Unpaid Balance of all Eligible Receivables at such time; provided that any Purchaser may, at its discretion, reduce any such Special Concentration Limit upon ten (10) Business Days' prior written notice to Seller, the Administrative Agent and the other Purchasers.

            (d) In the case of any Obligor which, to the actual knowledge of Seller, is an Affiliate of any other Obligor, the Concentration Limit, the Special Concentration Limit, if any, and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

        SECTION 2.05. Purchasers' Share. "Purchasers' Share" of Collections of Pool Receivables received (or deemed received) by Seller or Servicer on any day means an amount equal to the product of

            (a) the amount of all Collections of Pool Receivables received (or deemed received) by Seller or Servicer on such day, times:

            (b) (i) if such day is not a Run Off Day, the Undivided Interest on such day, expressed as a decimal, and

                (ii) if such day is a Run Off Day, either (A) the Undivided Interest on the day immediately preceding the first Run Off Day to have occurred during the then current Run Off Period or (B) if higher, upon the request of the Administrative Agent or any Purchaser, the most recently calculated Undivided Interest (it being understood that in the event that the Purchasers' Share shall exceed 100%, the Purchasers shall share Collections, pro rata, based on their respective Funded Percentages);

provided that (i) during the continuance of any Termination Event, the Purchasers' Share shall be 100% and (ii) after such time as the Undivided Interest shall equal zero, the Purchasers' Share of Collections shall also equal zero.

                                   ARTICLE III

                                   SETTLEMENTS

        SECTION 3.01. Non-Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each day (other than a Run Off Day) in any Settlement Period, Servicer shall:

                (i) out of Purchasers' Share of Collections of Pool Receivables
            received or deemed received on such day, hold in trust for the benefit of the Purchasers an amount equal to the Earned Discount for all Purchasers and Servicer's Fee accrued through such day and not previously so held for the benefit of the Purchasers,

                (ii) apply an amount equal to the remainder of Purchasers' Share of such Collections (the "Remaining Collections") to reduce the Total Purchasers' Investment (it being understood that such amount need not be physically paid to any Purchaser under this clause
            (ii)), and

                (iii) subject to Section 3.03, after such reduction, (A) apply such Remaining Collections to the Reinvestment, for the benefit of Purchasers then funding the Undivided Interest, of additional undivided interests in Pool Receivables by recomputation of the Undivided Interest pursuant to Section 2.01 as of the end of such day, thereby increasing the Total Purchasers' Investment, and (B) pay to Seller such Remaining Collections.

The recomputed Undivided Interest shall constitute the percentage ownership interest in Pool Receivables on such day held by the Administrative Agent, for the benefit of the Purchasers.

            (b) Settlement Date Procedure. On each Settlement Date, for each day in the related Settlement Period that is not a Run Off Day, Servicer shall deposit to the Administrative Agent's Account the amounts set aside as described in Section 3.01(a)(i) and the amounts, if any, set aside pursuant to Section 3.03(b) or (c) for payment to the Administrative Agent on such Settlement Date; provided, however, that until Servicer receives written notice from the Administrative Agent or the Required Purchasers to the contrary, Servicer may retain amounts which would otherwise be deposited in respect of Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee under clause (c) below.

            (c) Order of Application. Upon receipt by the Administrative Agent of funds distributed pursuant to subsection (b), the Administrative Agent shall promptly distribute them in the type of funds received (i) to the account specified by the applicable Related

        Administrator for each Conduit Purchaser or by the applicable Bank Purchaser funding the Undivided Interest in payment of the accrued and unpaid Earned Discount on each such Purchaser's Investment, (ii) unless retained pursuant to subsection (b), to Servicer in payment of the accrued and unpaid Servicer's Fee payable on such Settlement Date and
        (iii) in the case of any amounts set aside pursuant to Section 3.03(b) or (c), to the account specified by the applicable Related Administrator for each Conduit Purchaser or by the applicable Bank Purchaser funding the Undivided Interest in reduction of its related Purchaser's Investment, such Purchaser's Funded Percentage of such amounts. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts, the Administrative Agent shall distribute funds, first, in payment of such Earned Discount, on a pro rata basis (calculated on the basis of the Earned Discount owed to each Purchaser as a percentage of the Earned Discount owed to all Purchasers), second, in payment of such Servicer's Fee and third, to such reduction of the Total Purchasers' Investment on a pro rata basis (calculated on the basis of the Purchasers' Investment of each Purchaser as a percentage of the Total Purchaser's Investment).

        SECTION 3.02. Run Off Settlement Procedures for Collections. (a) Daily Procedure. On each Run Off Day occurring in any Settlement Period, Servicer shall set aside and hold in trust for the Purchasers the Purchasers' Share of the Collections of Pool Receivables for such Run Off Day and shall, if requested by the Administrative Agent or the Required Purchasers or if a Termination Event has occurred and is continuing, deposit such Collections within one Business Day of Servicer's receipt thereof into the Administrative Agent's Account or to another bank account acceptable to the Required Purchasers in which no other funds shall be deposited.

            (b) Settlement Date Procedure. On each Settlement Date, if one or more Run Off Days occurred during such Settlement Period ending on such Settlement Date, Servicer shall deposit to the Administrative Agent's Account the amounts set aside pursuant to Section 3.02(a) during such Settlement Period, but not to exceed the sum of (i) the accrued and unpaid Earned Discount for each Purchaser, (ii) the Total Purchasers' Investment, (iii) the aggregate of other amounts owed hereunder by Seller to any Purchaser or the Administrative Agent, and (iv) the accrued Servicer's Fee. If no Termination Event or Unmatured Termination Event shall have occurred and be continuing, any amounts set aside pursuant to clause (a) of this Section 3.02 and not required to be deposited to the Administrative Agent's Account pursuant to the next preceding sentence shall be paid to Seller by Servicer.

            (c) Order of Application. Upon receipt of funds deposited to the Administrative Agent's Account pursuant to Section 3.02(a) or (b), the Administrative Agent shall promptly distribute them in the type of funds received (i) to the account specified by the applicable Related Administrator for each Conduit Purchaser, by the applicable Bank Purchaser or the Administrative Agent (as the case may be) (A) in payment of the accrued and unpaid Earned Discount for each Purchaser,
        (B) in reduction of the Total Purchasers' Investment and (C) in payment of any other amounts owed by Seller hereunder to any Purchaser or the Administrative Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued Servicer's Fee, also until reduced to zero. If there shall be insufficient funds on deposit for the Administrative Agent to distribute funds in payment in full of the aforementioned amounts, the Administrative Agent shall distribute funds on deposit, first, to the Purchasers in payment of the Earned Discount, on a pro rata basis (calculated on the basis of the Earned Discount owed to each Purchaser as a percentage of the aggregate Earned Discount owed to all Purchasers), second, in payment of the Servicer's Fee payable on such Settlement Date, if any (if Servicer is not SCI or an Affiliate of SCI), third, to each Purchaser, its Funded Percentage of the remaining amounts, which shall be applied in reduction of such Purchaser's Investment, fourth, in payment of other amounts payable to any Purchaser or the Administrative Agent hereunder, and fifth, in payment of the Servicer's Fee payable on such Settlement Date (if Servicer is SCI or an Affiliate of SCI).

        SECTION 3.03. Special Settlement Procedures; Reduction of Purchaser's Investment, Etc. (a) Deemed Collections. If on any day

                (i) the Unpaid Balance of any Pool Receivable is

                    (A) reduced as a result of any defective, rejected or
                returned merchandise or services, any cash discount, any credit, pricing adjustment or other adjustment by Seller or any Affiliate of Seller (other than any adjustment permitted by Section 8.02(c)(i)),

                    (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller or any other Person (whether such claim arises out of the same or a related or an unrelated transaction), or as a result of any dispute, or

                    (C) reduced on account of the obligation of Seller or any
                other Person to pay to the related Obligor any rebate or refund, or to rework any product or service related to such Receivable; or

                (ii) any of the representations or warranties of Seller set forth in Section 6.01(i) or (m) is no longer true with respect to a Pool Receivable; or

                (iii) Seller receives a payment of a Deemed Collection pursuant to any Second Tier Sale Agreement or the Intermediate Sale
            Agreement;

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable;

                        (I) in the case of clause (i) above, in the amount of
                    such reduction or cancellation;

                        (II) in the case of clause (ii) above, in the amount of
                    the Unpaid Balance of such Pool Receivable; and

                        (III) in the case of clause (iii) above, in the amount
                    of such Deemed Collection.

            (b) Unreinvested Collections. Collections that may not be reinvested by means of Reinvestments in the Undivided Interest on account of the application of the Required Allocation Limit or the Purchase Limit pursuant to Section 2.01 shall be so reinvested as soon as it is possible to do so without violating such Required Allocation Limit or Purchase Limit, as the case may be. To the extent and so long as such Collections may not be so reinvested, subject to Section 1.01, Servicer shall hold such Collections in trust for the benefit of Purchasers (and, if requested by the Administrative Agent or the Required Purchasers or if a Termination Event has occurred and is continuing, shall deposit such Collections in a separate interest-bearing deposit account containing only such Collections and earnings thereon and no other funds; it being understood that any interest earned on such funds shall be for the account of Seller and shall be paid to Seller on the Settlement Date next succeeding the date on which such interest is credited to such account, so long as no Termination Event has occurred and is continuing), for payment to the Administrative Agent on the next following Settlement Date, and the Total Purchasers' Investment shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid in accordance with Section 3.05(a).

            (c) Seller's Reduction of Purchaser's Investment. If at any time Seller shall wish to cause the reduction of the Total Purchasers' Investment (but not to commence the liquidation, or reduction to zero, of the Undivided Interest), Seller may do so as follows:

                (i) Seller shall give all Purchasers at least five (5) Business
            Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence, which date shall be a Business Day),

                (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Remaining Collections until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                (iii) Servicer shall hold such Collections for the benefit of the Purchasers, for payment to the Administrative Agent on the next following Settlement Date, and the Total Purchasers' Investment shall be deemed reduced in the amount to be paid to the Administrative Agent only when in fact finally so paid in accordance with Section 3.05(a);

provided that,

                    (A) the amount of any such reduction shall be not less than
                $1,000,000 and shall be an integral multiple of $100,000, and the Total Purchasers' Investment after giving effect to such reduction shall be not less than $5,000,000 (unless the Total Purchasers' Investment shall thereby be reduced to zero) and shall be in an integral multiple of $100,000,

                    (B) if Seller shall commence any voluntary reduction in a
                Settlement Period containing all or a portion of any Run Off Period, Collections not so reinvested shall be treated as if collected on the next following Run Off Day,

                    (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                    (D) any reduction of the Total Purchasers' Investment shall be applied pro rata to the Purchaser's Investment of each Purchaser on the basis of its Funded Percentage.

            (d) Allocations of Obligor's Payments. Except as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Pool Receivable shall be applied to Pool Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable; provided, however, that, if payment is designated by such Obligor for application to specific Pool Receivables, it shall be applied to such specified Pool Receivables.

        SECTION 3.04. Reporting. (a) On July 31, 2002 (with respect to the June monthly period) and on or prior to the thirteenth (13th) day of each month (or the next Business Day if such thirteenth (13th) day is not a Business Day) thereafter, Servicer shall prepare and forward to the Administrative Agent and each Bank Purchaser

                (i) a Periodic Report relating to the Undivided Interest as of the close of business of Servicer on the next preceding Month End Date, and

                (ii) if requested by the Administrative Agent or any Bank
            Purchaser, an aggregate listing of aged Pool Receivables.

        If requested by the Administrative Agent or any Bank Purchaser, Servicer shall prepare and forward Periodic Reports more frequently than once a month (but in no event more frequently than once per week unless such calendar month contains a Run Off Day), using the most current information available to Servicer; provided, however, that unless a Termination Event or Unmatured Termination Event has occurred, the Administrative Agent or such Bank Purchaser, as applicable, shall provide the Servicer at least two week's prior written notice of its requirement for more frequent reporting.

            (b) On or prior to the Settlement Date of any Settlement Period containing a Run Off Day, Servicer shall prepare and forward to the Administrative Agent and each Bank Purchaser a Periodic Report as of the close of business of Servicer on the next preceding Month End Date.

            (c) Seller will advise the Administrative Agent, each Bank Purchaser and Servicer of each Run Off Day immediately upon the occurrence thereof.

        SECTION 3.05. Payments and Computations, Etc. (a) All amounts to be paid or deposited by Seller or Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York time) on the day when due in lawful money of the United States of America in same day funds to the Administrative Agent at Bankers Trust Company, New York, NY, ABA #021001033 Account of BTCO as Depository for Bank of America, Account #00-384-710, reference: SCI Funding Inc.; Attention: Boris Treyger (the "Administrative Agent's Account").

            (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Administrative Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Reference Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Administrative Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Administrative Agent of such overdue amount to a Purchaser or any other Person having an interest in such overdue amount, in which case such interest accruing after such date shall be for the account of, and distributed by the Administrative Agent, to such Persons ratably in accordance with their respective interests in such overdue amount.

            (c) All computations of interest, Earned Discount, Negative Spread Fee and any other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

        SECTION 3.06. Treatment of Collections and Deemed Collections. Seller shall pay to Servicer all Collections deemed received by Seller pursuant to
Section 3.03(a), and Servicer shall hold or distribute such Collections to the same extent as if such Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrative Agent, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, Servicer shall forthwith cause such deemed Collections to be paid to the Administrative Agent or to such lock boxes or accounts, as applicable. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer or the Administrative Agent, it shall hold such Collections in trust and separate and apart from its own funds.

                                   ARTICLE IV

                            FEES AND YIELD PROTECTION

        SECTION 4.01. Fees. Seller shall pay to the Administrative Agent and Purchasers certain fees on such dates and in such amounts as set forth in the letter agreements among Seller, the Guarantor, the Administrative Agent and the Bank Purchasers (as amended from time to time, the "Fee Letters").

        SECTION 4.02. Yield Protection. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

                    (A) shall subject an Affected Party to any tax, duty or
                other charge with respect to any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Investments or Earned Discount owned by, owed to or funded by it or any other amounts due under this Agreement in respect of any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on or based upon the overall net income of such Affected Party imposed by the United States of America and any state, local or foreign jurisdiction in which such Affected Party is subject to income taxation); or

                    (B) shall impose, modify or deem applicable any reserve
                (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Party, or credit extended by any Affected Party; or

                    (C) shall change the amount of capital maintained or
                required or requested or directed to be maintained by any Affected Party; or

                    (D) shall impose any other condition affecting any portion of the Undivided Interest owned or funded by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

            (x) to increase the cost or to impose a cost on (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Support Agreement, or any Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Administrative Agent for continuing its, or Seller's, relationship with any Purchaser,

            (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Support Agreement with respect thereto, or

            (z) in the sole determination of such Affected Party, to materially reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty (30) days after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), Seller shall pay (and if the Seller does not pay such amounts when due, the Guarantor shall pay) directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

            (b) Each Affected Party will promptly notify Seller and the Administrative Agent of any event of which it has actual knowledge which will entitle such Affected Party to compensation pursuant to this
        Section 4.02; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

            (c) In determining any amount provided for or referred to in this
        Section 4.02, an Affected Party will use reasonable averaging and attribution methods. Any Affected Party when making a claim under this
        Section 4.02 shall submit to Seller a certificate setting forth such increased cost or reduced return in reasonable detail, which certificate shall, in the absence of manifest error, be presumed correct as to the amount thereof.

            (d) Notwithstanding anything to the contrary contained in this
        Section 4.02, unless an Affected Party gives notice to Seller that Seller is obligated to pay any amount under Section 4.02 within 180 days after the later of (x) the date such Affected Party incurs the increased costs, reduction in the amounts received or receivable hereunder or reduction in return on capital, or other liability described in this
        Section 4.02, as applicable or (y) the date such Affected Party has actual knowledge of its incurrence of any of the foregoing, such Affected Party shall only be entitled to be compensated for any such amount by the Seller to the extent any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Affected Party giving notice to Seller as set forth above; provided that if the circumstance giving rise to such claim by its terms has a retroactive effect to an earlier date, such 180-day period shall be extended to include the period of such retroactive effect.

                                    ARTICLE V

                    CONDITIONS TO EFFECTIVENESS OF PURCHASES

        SECTION 5.01. Conditions Precedent to Initial Purchase. The effectiveness of this Third Amended and Restated Receivables Purchase Agreement and the initial Purchase hereunder are subject to the condition precedent that the Administrative Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Administrative Agent and each Bank
Purchaser:

            (a) A copy of the resolutions of the Board of Directors of each SCI Party approving the Agreement Documents to be delivered by such SCI Party and the transactions contemplated thereby, certified on behalf of such SCI Party by such SCI Party's Secretary or Assistant Secretary;

            (b) A good standing certificate for Seller issued by the Secretary of State of Delaware and a foreign qualification certificate issued by the Secretary of State of California; good standing or foreign qualification certificates for SCI issued by the Secretaries of State of Alabama, California, Colorado, New Hampshire, North Carolina, Maine and South Dakota; good standing or foreign qualification certificates for Guarantor issued by the Secretaries of State of Delaware and California; and good standing certificates for each Originator issued by the Secretary of State or other governmental authority of the states or jurisdictions of such Originator's incorporation and principal place of business;

            (c) A certificate of the Secretary or Assistant Secretary of each SCI Party certifying on behalf of such Person the names and true signatures of the officers authorized on its behalf to sign the Agreement Documents to be delivered by it in connection herewith (on which certificate the Administrative Agent and each Purchaser may conclusively rely until such time as the Administrative Agent shall receive a revised certificate meeting the requirements of this subsection (c));

            (d) The Articles or Certificate of Incorporation of each SCI Party, duly certified by the Secretary of State or similar office of the State under the laws of which such SCI Party was organized, as of a recent date, together with a copy of the By-laws of each SCI Party, duly certified on behalf of such Person by the Secretary or an Assistant Secretary of such SCI Party;

            (e) Acknowledgment copies (or other evidence of filing reasonably satisfactory to the Administrative Agent) of amendments to the Financing Statements, filed in connection with the Original Receivables Agreement, and acknowledgment copies of Financing Statements or other filings with respect to all of the Originators, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's interests in the Pool Receivables and the Administrative Agent's interests in the Pool assigned to it or otherwise created or arising hereunder;

            (f) A search report provided in writing to the Administrative Agent listing all effective Financing Statements filed in the jurisdictions in which filings were made pursuant to subsection (e) above and in such other jurisdictions that Administrative Agent shall reasonably request, together with copies of such financing statements (none of which shall cover the Pool or any part thereof, except for those in favor of the Administrative Agent);

            (g) Opinions of counsel for Seller, SCI and Guarantor, a favorable opinion of in-house counsel for Seller, SCI and Guarantor, and a favorable opinion of counsel for each Originator, in each case, satisfactory in form and substance to the Administrative Agent and each Bank Purchaser;

            (h) Evidence of the payment by Seller to the Administrative Agent of the arrangement fee set forth in the separate engagement letter between Banc of America Securities LLC and the Guarantor; and

            (i) Such other documents, amendments or certificates as the Administrative Agent or any Purchaser shall reasonably request.

        SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent ("Conditions Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

            (a) The representations and warranties contained in Article VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day unless they specifically relate solely to an earlier period,

            (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event,

            (c) After giving effect to each proposed Purchase or Reinvestment, the Total Purchasers' Investments will not exceed the Purchase Limit and the Required Allocation will not exceed the Required Allocation Limit, and

            (d) The Purchase Termination Date shall not have occurred;

provided, however, the absence of the occurrence and continuance of an Unmatured Termination Event shall not be a Condition Precedent to any Reinvestment on any day which does not cause the Total Purchasers' Investments, after giving effect to such Reinvestment to exceed the Total Purchasers' Investments as of the opening of business on such day.

        SECTION 5.03. Condition Subsequent. SCI covenants and agrees to deliver to the Administrative Agent, within 14 days from the date of this Agreement, duly executed counterparts of a Lock-Box Agreement (in form and substance satisfactory to the Administrative Agent) with respect to lockbox number 98480 and related lockbox account 81886-00260 at Bank of America, N.A. Any failure to so deliver such Lock-Box Agreement shall constitute a Termination Event hereunder.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        SECTION 6.01. Representations and Warranties - Seller. Seller represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals, in every jurisdiction where the ownership of property or the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Seller Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, and the assignment of the Undivided Interest and the other transactions contemplated hereby and thereby, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Seller or its property is subject and, in the case of this clause (2), which contravention would have a Seller Material Adverse Effect; (ii) result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller or any of its properties, which violation would have a Seller Material Adverse Effect.

            (c) Valid Sale; Binding Obligations. This Agreement constitutes a valid sale, transfer, and assignment of the Undivided Interest to the Administrative Agent, for the benefit of the Purchasers, enforceable against creditors of, and purchasers from, Seller and each Originator. This Agreement and each other Agreement Document to which Seller is a party constitute Seller's legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of any Receivable, the Undivided Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document to which Seller is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a Seller Material Adverse Effect or (iv) seeking to adversely affect the federal income tax attributes of the Purchases hereunder.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder except for the filing of the amendments to the Financing Statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

            (f) Financial Condition. The balance sheet of Seller as at September 30, 2001, certified on behalf of Seller by Seller's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent and each Bank Purchaser, fairly present the financial condition of Seller as at such date, all in accordance with GAAP consistently applied and since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets, prospects or operations.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Seller is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Seller from conducting a material part of its business operations.

            (h) Margin Regulations. No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended; and the use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (i) Quality of Title. Each Pool Receivable, together with the related Contract and all purchase orders and other agreements related to such Pool Receivable, is owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent) except as provided herein; each Pool Receivable was purchased by Seller from an Originator pursuant to a Second Tier Sale Agreement in a "true sale" transaction (or by Seller from Interagency, Inc. pursuant to the Intermediate Sale Agreement in a "true sale" transaction and Interagency, Inc., in turn, purchased such Pool Receivable from an Originator pursuant to a Second Tier Sale Agreement in a "true sale" transaction), which sale is enforceable against all creditors of, and purchasers from, such Originator, and Seller took all steps necessary to perfect its ownership interest in such Pool Receivable against such Originator; when the Administrative Agent, on behalf of the Purchasers, makes a Purchase, it shall have acquired and shall continue to have maintained a valid and perfected undivided percentage ownership interest to the extent of the Undivided Interest in each Pool Receivable and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent); and no effective financing statement or other instrument similar in effect covering the Pool or any part thereof is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts, or in accordance with this Agreement with respect to Pool Receivables purchased by SCI from any Originator, or (ii) in favor of a Purchaser or the Administrative Agent in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by a Purchaser or by the Administrative Agent.

            (j) Accurate Reports. Each Periodic Report (if prepared by Seller, or to the extent that information contained therein is supplied by Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by Seller to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (k) Offices. The chief place of business and chief executive office of Seller, SCI and each Originator are located at the address of Seller, SCI or the applicable Originator referred to in Section 15.02, and the offices where Seller keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(k) (or, in each case, at such other locations, notified to the Administrative Agent and each Bank Purchaser in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

            (l) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(l) (or have been notified to the Administrative Agent and each Bank Purchaser in accordance with Section 7.03(d)).

            (m) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall be an Eligible Receivable on such date.

            (n) Compliance With Certain Statutes. Each Purchase from Seller hereunder, and each Reinvestment of Collections in Pool Receivables made hereunder, will constitute (a) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (b) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

            (o) No Defaults. Seller is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Seller Material Adverse Effect.

        SECTION 6.02. Representations and Warranties - SCI. SCI represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which SCI or its property is subject and, in the case of this clause (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to SCI of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over SCI or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (c) Binding Obligations. This Agreement and each other Agreement Document to which SCI is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which SCI is a party, (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement, or any other Agreement Document to which SCI is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

            (f) Financial Condition. The balance sheet of SCI as at September 30, 2001, and the related statements of earnings of SCI for the fiscal year then ended certified by SCI's chief financial or accounting officer or treasurer, and the balance sheet of SCI as at March 31, 2002, and the related statements of earnings of SCI for the six fiscal months then ended, certified on behalf of SCI by SCI's chief financial or accounting officer, copies of which have been furnished to the Administrative Agent and each Bank

        Purchaser, fairly present the financial condition of SCI as at such dates and the results of the operations of SCI for the periods ended on such dates, all in accordance with GAAP consistently applied and since March 31, 2002, there has been no material adverse change in the financial condition, business, assets, prospects or operations of SCI.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which SCI is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, SCI from conducting a material part of its business operations.

            (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by SCI to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (i) No Defaults. SCI is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.03. Representations and Warranties - Guarantor. Guarantor represents and warrants as follows:

            (a) Organization, Good Standing and Qualification. It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, and has obtained all necessary licenses and approvals in every jurisdiction where the nature of its business requires it to be so qualified or have such licenses and approvals except where the failure to so qualify or have such licenses and approvals would not have a Material Adverse Effect.

            (b) Power and Authority; Due Authorization. The execution, delivery and performance by it of this Agreement and any other Agreement Documents to be delivered by it hereunder and thereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene (1) its charter or by-laws, or (2) any law, rule or regulation or any contractual restriction to which Guarantor or its property is subject and, in the case of this clause
        (2), which contravention would have a Material Adverse Effect, (ii) do not result in or require the creation of any Lien upon or with respect to any of its properties other than as specifically contemplated by this Agreement; or (iii) violate any law or any order, rule, or regulation applicable to Guarantor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Guarantor or any of its properties, which violation would have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (c) Binding Obligations. This Agreement and each other Agreement Document to which Guarantor is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) No Proceedings. Except as listed on Schedule 6.01(d), there are no proceedings or investigations pending or, to the best of its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Agreement Document to which Guarantor is a party, (ii) seeking to prevent the consummation of any of the other transactions contemplated by this Agreement or any other Agreement Document to which Guarantor is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

            (e) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document or instrument to be delivered hereunder.

            (f) Financial Condition. The consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at September 30, 2001, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the fiscal year then ended certified by Arthur Andersen LLP, independent public accountants, and the consolidated balance sheet of Guarantor and its consolidated Subsidiaries as at March 31, 2002, and the related statements of earnings, stockholders' equity and statement of cash flows of Guarantor and its consolidated Subsidiaries for the six fiscal months then ended, certified on behalf of Guarantor by Guarantor's chief financial or accounting officer or treasurer, copies of which have been furnished to the Administrative Agent and each Bank Purchaser, fairly present the consolidated financial condition of Guarantor and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Guarantor and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied and since March 31, 2002, there has been no material adverse change in the financial condition, business, assets, prospects or operations of Guarantor and its consolidated Subsidiaries, taken as a whole, except as disclosed (i) in public filings by the Guarantor with the SEC or (ii) in press releases of the Guarantor or other public disclosures of the Guarantor, in each case, publicly filed or publicly released after March 31, 2002 but prior to the date hereof.

            (g) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof in a proceeding to which Guarantor is a party that prevents, and, to its knowledge, no threat by any Person has been made in writing to attempt to obtain any such decision that would prevent, Guarantor from conducting a material part of its business operations.

            (h) Accurate Reports. All information, exhibits, financial statements, documents, books, records or reports furnished at any time by Guarantor to the Administrative Agent, any Purchaser or any Owner in connection with this Agreement is accurate in all material respects as of its date or as of the date so furnished, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made.

            (i) No Defaults. Guarantor is not in default under or with respect to any contractual obligation or any law or court order in any respect which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                                GENERAL COVENANTS

        SECTION 7.01. Affirmative Covenants. From the date hereof until the End Date, unless the Required Purchasers shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, comply in all respects with all applicable laws, rules, regulations, orders and contractual obligations with respect to it, its business and properties and all Pool Receivables and related Contracts, the noncompliance with which would, either singly or in the aggregate, have a Material Adverse Effect or a Seller Material Adverse Effect.

            (b) Conduct of Business and Preservation of Corporate Existence. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, continue to engage in business of substantially the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all action to maintain all rights, privileges and franchises material to the conduct of its business, and comply with all its contractual obligations and all Requirements of Law, except with respect to each of the foregoing where such failure would not, singly or in the aggregate, have a Material Adverse Effect or a Seller Material Adverse Effect.

            (c) Audits. Subject to contractual, statutory, regulatory or other similar limitations regarding confidential or proprietary information, each of SCI and Seller will, and Guarantor will, and will cause SCI to, at any time and from time to time during regular business hours upon at least three (3) Business Days' prior written notice (unless a Termination Event has occurred and is continuing, in which case, no such notice shall be required), permit the Administrative Agent or any Bank Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Receivables, including, without limitation, the related Contracts, purchase orders and other agreements, and (ii) to visit the offices and properties of Seller, SCI and Guarantor for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to Pool Receivables or

        Seller's, SCI's or Guarantor's performance hereunder with any of the officers or employees of Seller, SCI or Guarantor having knowledge of such matters. Seller, SCI and Guarantor expressly reserve the right to restrict access to any of their facilities in accordance with reasonably adopted procedures relating to safety and security. Article XIII notwithstanding, the reasonable costs and expenses incurred by the Administrative Agent, any Bank Purchaser or its agents or representatives in connection with any such examinations, copies, abstracts, visits or discussions occurring or made (i) more than twice during any calendar year, (ii) prior to the occurrence of a Termination Event and (iii) other than in connection with a change by SCI of its information systems, shall be for the account of the Bank Purchasers. Each Owner of an interest in the Undivided Interest, by acceptance of the benefits of such ownership, and the Administrative Agent agree to use their reasonable efforts to ensure that any information concerning Guarantor and its Subsidiaries obtained by the Administrative Agent or any Bank Purchaser pursuant to this Section 7.01(c) which is not contained in a report or other document filed by Guarantor with the SEC or otherwise available to the public generally or to the Administrative Agent or any Bank Purchaser from a source other than Seller, SCI or Guarantor will, to the extent permitted by law and except as may be required by subpoena, by any agency or other governmental entity which regulates the Administrative Agent's or any such Owner's business under federal, state or local law (the "Regulators") or in the normal course of the business operations of the Administrative Agent or such Owner, be treated confidentially by the Administrative Agent and each such Owner and, so long as no Termination Event has occurred and is then continuing hereunder, will not be distributed or otherwise made available to any Person, other than the Regulators, any Program Support Provider or potential Program Support Provider, any rating agency then rating the Commercial Paper Notes and the employees, authorized agents, Affiliates or representatives of the Administrative Agent or such Owner, and except as may otherwise be required by law, unless the Administrative Agent or such Owner, as applicable, shall have given Guarantor, SCI and Seller ten (10) days' prior written notice of such distribution or other disclosure. In the event that the Administrative Agent or any such Owner is required by law to disclose any information concerning Guarantor and its Subsidiaries (or any of them), the Administrative Agent or such Owner shall provide prompt written notice thereof (to the extent practicable, prior to disclosure; otherwise promptly after such disclosure) to Guarantor, SCI and Seller so that Guarantor, SCI and Seller (or any of them) may seek a protective order or other appropriate remedy.

            (d) Keeping of Records and Books of Account. Each of SCI and Seller will, and Guarantor will cause SCI to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

            (e) Performance and Compliance with Receivables and Contracts. Each of SCI and Seller will, and Guarantor will cause SCI to, at SCI's expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, all purchase orders and other agreements related to such Pool Receivables subject, however, to the right of SCI to dispute or contest its obligations so to perform or comply with any such provision, covenant or other promise where it reasonably believes that such performance or compliance is not required or is not in the best interest of SCI, and such failure to perform or comply would not have a material adverse effect on the collectibility or enforceability of the related Pool Receivable or Receivables.

            (f) Location of Records. Each of SCI and Seller will, and Guarantor will cause SCI to, keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all purchase orders and other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section
        15.02 or, upon thirty (30) days' prior written notice to the Administrative Agent and each Bank Purchaser, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

            (g) Credit and Collection Policies. Each of SCI and Seller will, and Guarantor will cause SCI to, comply in all material respects with its Credit and Collection Procedure and all other policies and practices of SCI referred to in, or discussed in connection with, the due diligence report prepared by RSM McGladrey and the due diligence performed by the Bank Purchasers on or prior to the date hereof in regard to each Pool Receivable and the related Contract and otherwise comply with past business practices in regard to Pool Receivables.

            (h) Collections. Each of SCI and Seller will, and Guarantor will cause SCI to, instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly with a Lock-Box Bank. If a Trigger Event has occurred and is continuing, each of SCI and Seller will, and Guarantor will cause SCI to, segregate all payments that do not constitute Collections from the lock-box accounts into which any Collections are deposited.

            (i) Marking of Records. To the extent reasonably practicable, at its expense, each of SCI and Seller will, and Guarantor will cause SCI to, mark its master data processing records evidencing Pool Receivables and mark the related Contracts with a legend evidencing that an interest in such Pool Receivables and related Contracts have been sold to the Administrative Agent, for the benefit of the Purchasers, in accordance with this Agreement.

        SECTION 7.02. Reporting Requirements. From the date hereof until the End Date, unless the Required Purchasers shall otherwise consent in writing:

            (a) Quarterly Financial Statements. Guarantor will furnish to the Administrative Agent and each Bank Purchaser as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of Guarantor copies of such consolidated financial statements as Guarantor may prepare for its own use and the financial statements of the Seller for the fiscal quarter then ended, which financial statements shall be prepared in conformity with GAAP applied on a Consistent Basis (subject to the absence of footnotes and year-end adjustments) and certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of Guarantor; together with a certificate from such officer containing a computation of, and showing compliance with, the financial restrictions contained in Section 7.05.

            (b) Annual Financial Statements. Guarantor will furnish to the Administrative Agent and each Bank Purchaser, as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, copies of its consolidated balance sheets and the balance sheet of the Seller as at the end of such fiscal year, and the related statements of income and retained earnings, and, with respect to the consolidated statements, related statements of cash flows and changes in financial position for the fiscal year then ended, or statements providing substantially similar information, in each case prepared in reasonable detail and in accordance with GAAP applied on a Consistent Basis and certified by nationally recognized public accountants; together with a certificate from such accountants containing, as applicable, a computation of the financial restrictions contained in
        Section 7.05 and a statement that to the best knowledge of such accountants the restrictions in Section 7.05 have not been violated.

            (c) Reports to Holders and Exchanges. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, in addition to the reports required by subsections (a) and (b) next above, promptly upon the Administrative Agent's or any Bank Purchaser's request, copies of any reports specified in such request which it sends its public stockholders generally, and any reports or registration statements that it files with the SEC or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders.

            (d) ERISA. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
        Article IV of ERISA which it or any of its Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which it or any of its Affiliates receives from the Pension Benefit Guaranty Corporation.

            (e) Termination Events. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser, as soon as possible and in any event within three
        (3) Business Days after any Executive Officer of Guarantor, SCI or Seller has notice or actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of an Executive Officer of Seller, SCI or Guarantor, as the case may be, setting forth details of such event and the action that Seller, SCI or Guarantor, as the case may be, proposes to take with respect thereto.

            (f) Litigation. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, furnish to the Administrative Agent and each Bank Purchaser as soon as possible and in any event within five Business Days of Seller's SCI's or Guarantor's knowledge thereof, notice of (i) the commencement of or any development in any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect or Seller Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation.

            (g) Credit and Collection Procedure. SCI will, and Guarantor will cause SCI to, deliver to the Administrative Agent and each Bank Purchaser any proposed material changes in the Credit and Collection Procedure at least thirty (30) days prior to the implementation of such changes.

            (h) Bank Credit Agreement. Guarantor will use its reasonable efforts to deliver to the Administrative Agent and each Bank Purchaser which is not a party to the Bank Credit Agreement copies of all drafts of all consents, waivers and amendments to the Bank Credit Agreement that are distributed to the bank group, and all final executed copies thereof, in each case promptly after they are available (it being understood that neither the Administrative Agent, in such capacity, nor any Bank Purchaser, in such capacity, has any right to approve such consents, waivers and amendments).

            (i) Other. Each of SCI and Seller will, and Guarantor will, and will cause SCI to, promptly, from time to time, furnish to the Administrative Agent and each Bank Purchaser such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller, SCI or Guarantor as the Administrative Agent or any Bank Purchaser may from time to time reasonably request in order to protect the interests of the Administrative Agent or the Purchasers under or as contemplated by this Agreement.

        SECTION 7.03. Negative Covenants. From the date hereof until the End Date, without the prior written consent of the Required Purchasers:

            (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income from or in respect of any of the foregoing.

            (b) Extension or Amendment of Receivables; Offsets. Neither SCI nor Seller will, and Guarantor will not permit SCI to, except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Pool Receivable that constitutes an Eligible Receivable, or amend, modify or waive any material term or condition of any Contract that relates to collectibility of the related Receivable that constitutes an Eligible Receivable. Neither SCI nor Seller will, and Guarantor will not permit SCI to, offset any amounts owed by SCI or any Originator to an Obligor against amounts outstanding under any Receivable without the prior written consent of the

        Administrative Agent (in the case of offsets not exceeding $5,000,000) and the Bank Purchasers (in the case of offsets in excess of $5,000,000).

            (c) Change in Business or Credit and Collection Procedure. SCI will not, and Guarantor will not permit SCI to, cease to engage in business of substantially the same general type now conducted by it, or make any material change in the Credit and Collection Procedure.

            (d) Change in Payment Instructions to Obligors. Neither SCI nor Seller will, and Guarantor will not permit SCI to, add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.01(l) or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrative Agent and each Bank Purchaser shall have received notice of (and the Administrative Agent, upon direction of the Required Purchasers, consented to) such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank (provided that SCI, the Seller or the Guarantor may terminate one Lock-Box Bank as part of the Guarantor's ongoing bank consolidation efforts with prior notice to the Administrative Agent and each Bank Purchaser).

            (e) Deposits to Special Accounts. Neither SCI nor Seller will, and Guarantor will not permit SCI to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

            (f) Purchase and Sale Agreement. SCI will not, and Guarantor will not permit SCI to, amend, waive or terminate any Purchase and Sale Agreement or any material provision thereof.

            (g) Sale Agreements. Neither SCI nor Seller shall amend, waive, terminate or modify any Second Tier Sale Agreement, the Intermediate Sale Agreement or Initial Purchaser Note. Seller shall not amend Article III, IV(b), VI, VII or VIII of its articles of incorporation.

            (h) Incurrence of Indebtedness. Seller will not incur or suffer to exist any Indebtedness other than its obligations to Servicer, the Purchasers and the Administrative Agent hereunder and its obligations to SCI under the Initial Purchaser Note.

            (i) Restricted Payments. Seller shall not (i) declare or pay any dividends, (ii) lend or advance any funds or (iii) repay any loans or advances to, for or from any Originator or any other Affiliated Party (including making any payment pursuant to the Initial Purchaser Notes) (all of the foregoing, "Restricted Payments"), provided that Seller may make payments on any Initial Purchaser Note in accordance with its terms and pay dividends and make Originator Loans, in each case, from Collections paid or released to Seller pursuant to Section 3.01 or 3.02, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, and after giving effect thereto, Seller's Tangible Net Worth is not less than an amount equal $20,000,000.

        SECTION 7.04. Separate Corporate Existence. Guarantor, Seller and SCI hereby acknowledge that each Purchaser and the Administrative Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity separate from the other Affiliated Parties. Therefore, Guarantor, Seller and SCI shall take the steps described in this
Section 7.04 and any other steps that the Administrative Agent or any Purchaser reasonably requests to continue Seller's identity as such a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of the other Affiliated Parties and those of any other Person, and not a division of the other Affiliated Parties or any other Person:

            (a) Seller will be a limited purpose corporation whose primary activities are restricted in its articles of incorporation to purchasing Receivables from the Originators pursuant to the Second Tier Sale Agreements or the Intermediate Sale Agreement, entering into agreements for the servicing of such Receivables, selling undivided interests in the Receivables to the Administrative Agent for the benefit of the Purchasers, and conducting such other activities as it reasonably deems necessary or appropriate to carry out its primary activities;

            (b) At least two members of Seller's Board of Directors shall be individuals who are not direct, indirect or beneficial stockholders, officers, directors, employees, affiliates, associates, customers or suppliers of any other Affiliated Party;

            (c) No director or officer of Seller shall at any time serve as a trustee in bankruptcy for any other Affiliated Party;

            (d) Any employee, consultant or agent of Seller will be paid by the Manager for services provided to Seller, which payment shall be charged to Seller's account, except as provided in this Agreement in respect of the Servicing Fee. Seller will engage no agents other than a Servicer for the Receivables, which Servicer (if an Affiliated Party) will be fully compensated for its services to Seller by payment of the Servicing Fee, and the Manager pursuant to the Management Agreement, which Manager's fees shall not exceed $10,000 in any calendar year;

            (e) Seller will not incur any liabilities other than its liabilities hereunder and under the other Agreement Documents, liabilities to the independent directors not exceeding $10,000 at any time outstanding (although annual compensation may exceed $10,000 per year), plus $1,000 for each meeting in excess of three per year, plus out-of-pocket expenses approved by the Manager and other liabilities incurred in the ordinary course of business that do not exceed $3,000 due and owing at any one time;

            (f) Seller's operating expenses will not be paid by any other Affiliated Party;

            (g) Seller will have its own separate mailing address, stationery and, if used, bank checks and, if it uses premises leased, owned or occupied by any other Affiliated Party, its portion of such premises will be defined and separately identified;

            (h) Seller's books and records will be maintained separately from those of every other Affiliated Party;

            (i) Any financial statements of any other Affiliated Party which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by the Seller, and (B) Seller is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of Seller's assets prior to any value in the Seller becoming available to Seller's equity holders;

            (j) The assets of Seller will be maintained in a manner that facilitates their identification and segregation from those of any other Affiliated Party;

            (k) Seller will strictly observe corporate formalities in its dealings with each other Affiliated Party, and funds or other assets of Seller will not be commingled or pooled with those of any other Affiliated Party;

            (l) Seller shall not maintain joint bank accounts with any other Affiliated Party or other depository accounts to which any other Affiliated Party (other than SCI or any Originator in its capacity as Servicer or Subservicer) has independent access;

            (m) Seller shall not, directly or indirectly, be named and shall not enter into any agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other Affiliated Party;

            (n) Seller will maintain arm's length relationships with each other Affiliated Party. Any other Affiliated Party which renders or otherwise furnishes services or merchandise to Seller will be compensated by Seller at market rates for such services or merchandise; and

            (o) Neither Seller, on the one hand, nor any other Affiliated Party, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

        SECTION 7.05. Financial Covenants. From the date hereof until the End Date, the Guarantor will not:

            (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth (as defined in the Bank Credit Agreement) as of the end of any fiscal quarter of the Guarantor to be less than the sum of (a) 84% of Consolidated Tangible Net Worth (as defined in the Bank Credit Agreement) as of the fiscal quarter ending March 31, 2002, (b) an amount equal to 50% of the Consolidated Net Income (as defined in the Bank Credit Agreement) earned in each fiscal quarter ending after December 31, 2001 (with no deduction for a net loss in any such fiscal quarter),
        (c) an amount equal to 50% of the aggregate increases in Shareholders' Equity (as defined in the Bank Credit Agreement) of the Guarantor and its Subsidiaries after December 31, 2001 by reason of the conversion of debt securities of the Guarantor or its Subsidiaries (other than Qualifying Convertible Subordinated Debt (as defined in the Bank Credit Agreement)) into capital stock, (d) an amount equal to 50% of the Net Issuance Proceeds (as defined in the Bank Credit

        Agreement) of any issuance of capital stock of the Guarantor or any of its Subsidiaries after December 31, 2001 and (e) an amount equal to 75% of the Net Issuance Proceeds (as defined in the Bank Credit Agreement) of any Qualifying Convertible Subordinated Debt (as defined in the Bank Credit Agreement) minus 25% of the aggregate increases in Shareholders' Equity (as defined in the Bank Credit Agreement) of the Guarantor and its Subsidiaries by reason of the conversion of Qualifying Convertible Subordinated Debt (as defined in the Bank Credit Agreement) into capital stock of the Guarantor in accordance with the terms thereof.

            (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio (as defined in the Bank Credit Agreement) as of the end of any fiscal quarter of the Guarantor to be less than the minimum Interest Coverage Ratio for the fiscal quarter ending as follows: (i) at the end of the fiscal quarter ended June 30, 2002, 1.45:1.00, (ii) at the end of the fiscal quarter ended September 30, 2002, 1.10:1.00, (iii) at the end of the fiscal quarter ended December 31, 2002, 2.00:1.00, (iv) at the end of the fiscal quarter ended March 31, 2003, 2.50:1.00, (v) at the end of the fiscal quarter ended June 30, 2003, 2.75:1.00, and (vi) at the end of the fiscal quarter ended September 30, 2003 and each quarter end thereafter, 3.00:1.00.

            (c) Leverage Ratio. Permit the Leverage Ratio (as defined in the Bank Credit Agreement) as of the end of any fiscal quarter of the Guarantor to be greater than 0.50:1.00.

        The covenants contained in this Section 7.05 shall be calculated in the same manner as the corresponding covenants contained in the Bank Credit Agreement are calculated. If the financial covenants set forth in the Bank Credit Agreement which correspond to the financial covenants set forth in this
Section 7.05 are amended or deleted, the Guarantor will promptly provide notice of such event and a copy of such amendments or deletions to the Administrative Agent and each Bank Purchaser. If requested by all Bank Purchasers, this Agreement shall be amended to reflect such changes, and the Guarantor and the Seller hereby agree to promptly execute and deliver such amendments hereto as the Purchasers shall reasonably request to effect the foregoing.

                                  ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

        SECTION 8.01. Designation of Servicer. (a) SCI as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01. Until the Administrative Agent (acting at the direction of all Bank Purchasers) gives to SCI a Successor Notice (as defined in Section 8.01(b)), SCI is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

            (b) Successor Notice; Servicer Transfer Events. Upon SCI's receipt of a notice from the Administrative Agent (given at the direction of all Bank Purchasers) of the designation of a new Servicer, which new Servicer shall have been approved by all

        Bank Purchasers (a "Successor Notice"), SCI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume each and all of SCI's said obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and SCI shall use its reasonable efforts to assist the Administrative Agent (or its designee) in assuming such obligations. From and after the acceptance by a new Servicer of its appointment as Servicer hereunder, the prior Servicer shall be released from its obligations as Servicer under this Agreement, other than its obligations set forth in the previous sentence. The Administrative Agent agrees not to give SCI a Successor Notice until after the occurrence and during the continuance of any Termination Event (any such Termination Event or other event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time at the direction of all Bank Purchasers. If SCI disputes the occurrence of a Servicer Transfer Event, SCI may take appropriate action to resolve such dispute; provided that SCI must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute.

            (c) Subcontracts. Servicer may, with the prior consent of the Required Purchasers, subcontract with any other Person for servicing, administering or collecting the Pool Receivables; provided that such Person agrees to conduct such duties in accordance with the terms of this Agreement; and provided, further, however, that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof; and, provided, further, that the Administrative Agent shall have the right to terminate or to continue any such subcontract upon the designation of a new Servicer approved by all Bank Purchasers. The Servicer hereby designates Sanmina-SCI Corporation, and Sanmina-SCI Corporation hereby accepts such designation, as subservicer with respect to all Receivables originated by Sanmina-SCI Corporation. Sanmina-SCI Corporation agrees to perform all of the servicing functions hereunder with respect to such Receivables in accordance with all of the provisions applicable to the Servicer hereunder. The fees and expenses of Sanmina-SCI Corporation as subservicer shall be agreed between the Servicer and Sanmina-SCI Corporation from time to time and no Indemnified Party shall have any responsibility therefor.

        SECTION 8.02. Duties of Servicer. (a) Appointment; Duties in General. Each of Seller, each Purchaser and the Administrative Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Procedure.

            (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and the Purchasers their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 3.01 and 3.02 but shall not be required

        (unless otherwise requested by the Administrative Agent or the Required Purchasers) to segregate the funds constituting such portions of such Collections, or to segregate the respective allocable shares of any Purchaser and any Program Support Party, if applicable, prior to the remittance thereof in accordance with such Sections. If instructed by the Administrative Agent or the Required Purchasers at any time, Servicer shall segregate and deposit with a bank (which may be a Bank Purchaser) designated by the Administrative Agent such allocable shares of Collections of Pool Receivables, set aside for any Purchaser, any Program Support Party and any other assignee from any Purchaser, on the first Business Day following receipt by Servicer of such Collections in immediately available funds.

            (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, SCI, while it is Servicer, may, in accordance with the Credit and Collection Procedure, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Servicer may reasonably determine to be appropriate to maximize Collections thereof; provided that, no such extension shall be for more than a total of thirty (30) days or cause any Defaulted Receivable to be an Eligible Receivable and, after giving effect to such extension of maturity, the Required Allocation will not exceed the Required Allocation Limit, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in Section 3.03(a)(i).

            (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and the Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables, except for Excluded Data.

            (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event SCI or an Affiliate of SCI is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses (excluding overhead and any subservicing costs) of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable that is not a Pool Receivable. Servicer, if other than SCI or an Affiliate of the SCI, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

            (f) Termination. Servicer's authorization under this Agreement shall terminate on the End Date.

        SECTION 8.03. Rights of the Administrative Agent. (a) Notice to Obligors. At any time following the occurrence and during the continuance of a Termination Event, the Administrative Agent may (and, upon direction of the Required Purchasers, shall) notify the

Obligors of Pool Receivables, or any of them, of the ownership of the Undivided Interest by the Administrative Agent, on behalf of the Purchasers.

            (b) Notice to Lock-Box Banks. At any time following the earliest to occur of (i) the occurrence of a Termination Event, (ii) any of the Conditions Precedent shall not be satisfied and the Administrative Agent or the Required Purchasers, by written notice to Seller and Servicer, shall have requested implementation of the settlement procedures set forth in Section 3.02, and (iii) the warranty in Section 6.01(i) shall no longer be true with respect to a material portion of the Pool Receivables, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks (and shall give such notice if directed by the Required Purchasers), as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-box accounts to which the Obligors of Pool Receivables make payments. Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-box accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer. SCI shall promptly (but in any event within two (2) Business Days) identify any amounts deposited into any lock-box account that do not constitute Collections.

            (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than SCI pursuant to Section 8.01:

                (i) the Administrative Agent may (and, upon the direction of the
            Required Purchasers, shall) direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

                (ii) Seller shall, at the Administrative Agent's or the Required
            Purchasers' request and at Seller's expense, give notice of the Administrative Agent's ownership to each said Obligor and direct that payments be made directly to the Administrative Agent or its designee.

                (iii) Seller shall, at the Administrative Agent's or the
            Required Purchasers' request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks), other than the Excluded Data, which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Administrative Agent at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

                (iv) Each of Seller and each Purchaser hereby authorizes the
            Administrative Agent to take any and all steps, at any time after the Administrative Agent or the Required Purchasers have given notice to any Lock-Box Bank pursuant to Section 8.03(b), in Seller's name and on behalf of Seller and each Purchaser which are necessary or desirable, in the reasonable determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

                (v) Actions taken by the Administrative Agent pursuant to this
            Article shall be subject to the confidentiality provisions of
            Section 7.01(c).

        SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

            (a) Seller shall perform all of its obligations under the Contracts related to the Pool Receivables and under the related purchase orders and other agreements to the same extent as if the Undivided Interest had not been sold hereunder and the exercise by the Administrative Agent of its rights hereunder shall not relieve Seller from such obligations.

            (b) Neither the Administrative Agent nor any Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations of Seller thereunder.

            (c) Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by any Purchaser (whether or not from Seller) in connection with any Pool Receivable.

        SECTION 8.05. Further Action Evidencing Purchases. (a) Seller agrees that from time to time, at Seller's expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or any Bank Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interest, or to enable any Purchaser or the Administrative Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, Seller will:

                (i) upon the request of the Administrative Agent or the Required
            Purchasers, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, to evidence that the Undivided Interest has been sold in accordance with this Agreement;

                (ii) upon the request of the Administrative Agent or the
            Required Purchasers, to the extent reasonably practicable, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent and the Required Purchasers, evidencing that the Undivided Interest has been sold in accordance with this Agreement; and

                (iii) on or before the date of the initial Purchase, to the extent reasonably practicable, mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent and the Required Purchasers, evidencing that the Undivided Interest has been sold in accordance with this Agreement.

            (b) Seller hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool now existing or hereafter arising in the name of Seller.

            (c) Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than two (2) months prior to the fifth anniversary of the date of filing of each of the financing statement referred to in Section 5.01(f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the End Date shall have occurred:

                (i) deliver to the Administrative Agent for execution and, upon receipt from the Administrative Agent of such executed statements, file or cause to be filed appropriate continuation statements with respect to such financing statements; and

                (ii) deliver or cause to be delivered to the Administrative
            Agent and each Bank Purchaser an opinion of the counsel for Seller referred to in Section 5.01(g) (or other counsel for Seller reasonably satisfactory to the Required Purchasers), in form and substance reasonably satisfactory to the Required Purchasers, confirming and updating the opinion delivered pursuant to Section
            5.01 with respect to (and only with respect to) perfection issues, subject to customary qualifications, assumptions and exclusions typically included in such opinions.

        SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Administrative Agent (with the consent of the Required Purchasers) instructs otherwise, be applied as a Collection of any Pool Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.

                                   ARTICLE IX

                                SECURITY INTEREST

        SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Agreement Document to which it is a party, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received, fees and Earned Discount, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and grants to the Administrative Agent, for the benefit of the Purchasers, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Receivables, the Related Security and all Collections with regard thereto, and all proceeds of the foregoing.

        SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases and the Undivided Interest hereunder.

        SECTION 9.03. Remedies. Upon the occurrence and during the continuance of a Termination Event, the Administrative Agent, for the benefit of the Purchasers, shall have, with respect to the collateral granted pursuant to
Section 9.01, and in addition to all other rights and remedies available to any Purchaser or the Administrative Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X

                               TERMINATION EVENTS

        SECTION 10.01. Termination Events. If any of the following events ("Termination Events") shall occur:

            (a) (i) Servicer (if SCI or an Affiliate of SCI) shall fail to perform or observe any term, covenant or agreement hereunder in its capacity as Servicer (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for two (2) Business Days after notice (which may be by telephone) to Servicer if such failure is the failure to deliver a Periodic Report when due or ten (10) Business Days after notice (which may be by telephone) to SCI in all other cases or (ii) Servicer (if SCI or an Affiliate of Seller) or Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

            (b) Seller, SCI or Guarantor shall fail to perform or observe any term, obligation, covenant or agreement contained in Section 7.03, 7.04 or 7.05 or to furnish to the Administrative Agent and each Bank Purchaser, pursuant to Section 7.02(e), a certificate required as a result of knowledge by an Executive Officer of Seller, SCI or Guarantor (as applicable) of the occurrence of a Termination Event or an Unmatured Termination Event; or

            (c) (i) If Seller, SCI or Guarantor shall fail to perform or observe any other term, obligation, covenant or agreement contained herein or any other Agreement Document on its part to be performed or observed (other than as set forth in Section

        10.01(a) or (b) above) and any such failure remains unremedied, until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller or SCI, as applicable, by the Administrative Agent or any Bank Purchaser, (ii) if any representation or warranty made by Seller, SCI or Guarantor in this Agreement (other than in Section 6.01(b), 6.01(c), 6.01(e), 6.01(h), 6.02(b), 6.02(c), 6.02(e), 6.03(b),
        6.03(c) or 6.03(e)), or in any other Agreement Document to which it is a party, shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect, and any such representation or warranty continues to be incorrect, incomplete or misleading in any material respect until the first to occur of the date forty-five (45) days after an Executive Officer of Seller, SCI or Guarantor first obtains knowledge, or should have, in the exercise of reasonable diligence, obtained knowledge, thereof or the date thirty (30) days after written notice thereof shall have been given to Seller by the Administrative Agent or any Bank Purchaser or (iii) any representation or warranty made by Seller, SCI or Guarantor in Section 6.01(b), 6.01(c), 6.01(e), 6.01(h), 6.02(b), 6.02(c), 6.02(e), 6.03(b), 6.03(c)
        or 6.03(e) shall prove to have been incorrect, incomplete or misleading when made or deemed made in any material respect; or

            (d) (i) An "Event of Default" shall have occurred and be continuing under the Bank Credit Agreement; or (ii) with respect to any Indebtedness for money borrowed (other than the notes issued under the Bank Credit Agreement) or for the deferred purchase price of property created, issued, guaranteed, incurred or assumed by Seller, SCI, Guarantor or any Affiliate thereof which Indebtedness is in an aggregate principal amount equal to or greater than $10,000,000, Seller, SCI, Guarantor or any direct or indirect Subsidiary thereof shall (A) default in the payment of principal of or interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition described in either clause (i) or (ii) of this paragraph is a failure to pay such Indebtedness at maturity or is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior to its stated maturity; provided, however, that in the event any such default or other condition described in either clause (i) or (ii) of this paragraph shall have been cured or waived or any such acceleration rescinded in accordance with the terms thereof prior to the time that the Administrative Agent has declared the Facility Termination Date to have occurred, this Termination Event shall automatically cease to exist; or

            (e) A Change of Control shall occur; or

            (f) An Event of Bankruptcy shall have occurred and remained continuing with respect to any SCI Party; or

            (g) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller or SCI to the Administrative Agent and each Purchaser pursuant to Sections 6.01(d), 6.02(d) or 6.03(d) prior to the date of execution and delivery of this Agreement is pending against Seller, SCI or Guarantor, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii), in the reasonable opinion of the Required Purchasers is likely to have a Material Adverse Effect; or

            (h) At any time, the Required Allocation shall exceed the Required Allocation Limit; or

            (i) The Sales-Based Default Ratio exceeds 5.5%; or

            (j) the Delinquency Ratio exceeds 16%; or

            (k) The Losses to Liquidations Ratio exceeds 1.5%; or

            (l) The average of the Sales-Based Dilution Ratios for the preceding six consecutive months exceeds 5.5%; or

            (m) There shall have occurred any event which has a Material Adverse Effect or a Seller Material Adverse Effect; or

            (n) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Guarantor and such lien shall not have been released within five (5) days;

            (o) A Purchase and Sale Termination Event shall occur under any Second Tier Sale Agreement or the Intermediate Sale Agreement (other than the Second Tier Sale Agreement between SCI and the Seller); or

            (p) the long-term senior unsecured debt rating of the Guarantor fails to be rated at least BB- by S&P or fails to be rated at least Ba2 by Moody's.

        SECTION 10.02. Remedies. (a) Optional Termination. Upon the occurrence of a Termination Event (other than a Termination Event described in subsection
(f) of Section 10.01), the Administrative Agent shall, at the request, or may with the consent, of the Required Purchasers, by written notice to Seller declare the Facility Termination Date to have occurred, which Facility Termination Date shall be the date of such notice.

            (b) Automatic Termination. Upon the occurrence of a Termination Event described in subsection (f) of Section 10.01, the Facility Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.

            (c) Additional Remedies. Upon any termination of the facility pursuant to this Section 10.02, the Administrative Agent and each Purchaser shall have, in addition to all other rights and remedies under this Agreement and any other Agreement Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XII hereof, (i) the occurrence of a Termination Event shall not deny to any Purchaser any remedy in addition to termination of the Facility to which such Purchaser may be otherwise appropriately entitled, whether at law or in equity, and (ii) following the occurrence of any Termination Event each Purchaser may elect to assign to any Person any portion of the Undivided Interest owned by or on behalf of such Purchaser.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

        SECTION 11.01. Authorization and Action. Each Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

        SECTION 11.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Administrative Agent under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser or any such other holder for any statements, warranties or representations made in or in connection with this Agreement or any other Agreement Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any SCI Party or to inspect the property (including the books and records) of any SCI Party; (d) shall not be responsible to any Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Agreement Document; and (e) shall incur no liability under or in respect of this Agreement or any other Agreement Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

        SECTION 11.03. Administrative Agent and Affiliates. BofA and its Affiliates may generally engage in any kind of business with Seller, Guarantor, SCI, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Guarantor, SCI, any Originator or any Obligor or any of their respective Affiliates, all as if BofA were not the Administrative Agent and without any duty to account therefor to any Purchaser or any other holder of an interest in Pool Receivables.

        SECTION 11.04. Seller's Failure to Perform. If Seller or SCI fails to perform any of its agreements or obligations under this Agreement within any applicable time or grace period, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Seller or SCI, as the case may be, as provided in
Section 13.01, provided, however, that the Administrative Agent shall not perform Seller's obligations under any Contract, other than those necessary to service and collect the related Pool Receivables.

        SECTION 11.05. Indemnification of the Administrative Agent. The Bank Purchasers shall indemnify upon demand the Administrative Agent, together with its Affiliates and officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates (each, an "Agent-Related Person") (to the extent not reimbursed by or on behalf of the Seller and without limiting the obligation of the Seller to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided, however, that no Bank Purchaser shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction; provided, however, that no action taken in accordance with the directions of the Required Purchasers shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank Purchaser shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney's fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Agreement Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Seller. The undertaking in this Section shall survive the termination of this Agreement and the resignation or replacement of the Administrative Agent.

                                   ARTICLE XII

                       ASSIGNMENT OF PURCHASER'S INTEREST

        SECTION 12.01. Restrictions on Assignments. (a) None of SCI, Seller or Guarantor may assign its rights hereunder or any interest herein without the prior written consent of each Bank Purchaser, and no Purchaser may assign its rights or obligations hereunder or its Purchaser's Interest (or portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that without any such consent

                (i) Any Purchaser may assign, or grant a security interest in, its Purchaser's Interest (or portion thereof) to any of its Related Bank Purchasers (or any successor of any thereof by merger, consolidation or otherwise), any other commercial paper conduit administered by its Related Administrator or any Affiliate thereof, or any of its Program Support Providers (which may then assign the Purchaser's Interest (or portion thereof) so assigned or any interest therein to such party or parties as it may choose); and

                (ii) Any Conduit Purchaser may assign and grant a security interest in any interest in, to and under its Purchaser's Interest, this Agreement and the other Agreement Documents to any collateral trustee for its commercial paper program, and any successor in such capacity, to secure Purchaser's obligations under or in connection with its Commercial Paper Notes, any of its Program Support Agreement, and certain other obligations of such Purchaser incurred in connection with the funding of the Purchases and Reinvestments by it hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.01(b), Section 12.03 or 12.04 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

            (b) Seller agrees to advise the requesting Purchaser within five (5) Business Days after receipt by Seller of written notice of any proposed assignment by such Purchaser of its Purchaser's Interest (or portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, such Purchaser may immediately assign its Purchaser's Interest (or portion thereof) to any of its Related Bank Purchasers or Program Support Providers or any Affiliate thereof. All of the aforementioned assignments shall be upon such terms and conditions as the related Purchaser and the assignee may mutually agree.

        SECTION 12.02. Rights of Assignee. Upon an assignment by a Purchaser in accordance with this Article XII, (a) the assignee receiving such assignment shall have all of the rights, and shall be deemed to have assumed all of the obligations, of such Purchaser hereunder with respect to the portion of such Purchaser's rights and obligations so assigned and (b) all references to such Purchaser in Section 4.02 shall be deemed to apply to such assignee to the extent of its interest in the related Purchaser's Investment and the related Collections.

        SECTION 12.03. Notice of Assignment. Each Purchaser shall provide written notice to Seller and the Administrative Agent of any assignment of any interest in the Undivided Interest (or portion thereof) by such Purchaser to any assignee, other than an assignment to a Program Support Provider pursuant to an applicable Program Support Agreement or to a collateral trustee for such Purchaser's commercial paper program.

        SECTION 12.04. Evidence of Assignment. Any assignment of any interest in the Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of Exhibit 12.04 or by such other instrument(s) or document(s) as may be satisfactory to the assigning Purchaser, the Administrative Agent and the assignee.

                                  ARTICLE XIII

                                 INDEMNIFICATION

        SECTION 13.01. Indemnities. (a) General Indemnity of Seller. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Administrative Agent, each Purchaser, each Program Support Provider, BofA, each of BofA's Affiliates, their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement, any other Agreement Document or the ownership or funding of the Undivided Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts with respect to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in Article II of this Agreement in connection with the calculation of the Undivided Interest) for Defaulted Receivables and (c) taxes upon or measured by net income. Without limiting the foregoing, Seller hereby agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                (i) the transfer by Seller of any interest in any Pool
            Receivable other than the transfer of the Undivided Interest to the Administrative Agent, for the benefit of the Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrative Agent pursuant to Section 9.01;

                (ii) the breach of any representation or warranty made by Seller
            (or any of its officers) under or in connection with this Agreement, any other Agreement Document, any Periodic Report or any other information or report delivered by, or on behalf of, Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                (iv) the failure to vest and maintain vested in the
            Administrative Agent, for the benefit of the Purchasers, an undivided percentage ownership interest, to the extent of the Undivided Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of a Purchaser, any assignee from a Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment or at any time thereafter;

                (v) the failure to file, or any delay in filing, Financing
            Statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or other insolvency proceeding) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                (vii) any failure of Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

                (viii) any breach of warranty or products liability claim
            arising out of or in connection with merchandise or services that are the subject of any Pool Receivable; or

                (ix) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Undivided Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

            (b) Indemnities by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each of the Indemnified Parties, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out or related to:

                (i) the fact that any representation or warranty made by such
            Servicer, in its capacity as Servicer, (or any of its officers) under or in connection with this Agreement, any Periodic Report or any other information or report delivered by such Servicer pursuant hereto shall have been false or incorrect in any material respect when made or deemed made;

                (ii) the failure by such Servicer to comply with any applicable law, rule or regulation with respect to the servicing or collection of any Pool Receivable or the related Contract;

                (iii) the failure of such Servicer or any subservicer thereof to perform its duties or obligations as Servicer in accordance with the provisions of this Agreement; or

                (iv) any dispute, claim, offset or defense of the Obligor to the payment of any Pool Receivable by reason of the action or inaction of such Servicer or any subservicer of such Servicer.

            (c) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under Section 13.01(a)(ix), such Indemnified Party shall give prompt notice of such attempt to Seller and Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

            (d) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or SCI, as the case may be, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or SCI, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV

                                    GUARANTEE

        SECTION 14.01. Guarantee. (a) Guarantor hereby unconditionally and irrevocably covenants and agrees that it will cause SCI and each Originator duly and punctually to perform and observe all of the terms, conditions, covenants, agreements (including, without limitation, agreements to turn over Collections or deemed Collections) and indemnities of SCI and each Originator, respectively, under this Agreement and the other Agreement Documents to which they are respectively a party strictly in accordance with the terms hereof and thereof and that if for any reason whatsoever SCI or any Originator shall fail to so perform and observe such terms, conditions, covenants, agreements and indemnities, Guarantor will duly and punctually perform and observe the same.

            (b) The liabilities and obligations of Guarantor under this Section
        14.01 shall be absolute and unconditional under all circumstances and shall be performed by Guarantor regardless of (i) whether any Purchaser or the Administrative Agent shall have taken any steps to collect from SCI or any Originator any of the amounts payable by SCI or such Originator (as the case may be) to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents or shall otherwise have exercised any of their rights or remedies under this Agreement or the other Agreement Documents against SCI or any Originator or against any Obligor under any of the Pool Receivables, (ii) the validity, legality or enforceability of this Agreement or of any other Agreement Documents against SCI or any Originator, or the disaffirmance of any thereof in any Event of Bankruptcy relating to SCI or any Originator, (iii) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of this Agreement or any other Agreement Document or any of the rights of any Purchaser or the Administrative Agent as against SCI or any Originator or as against any Obligor under any of such Pool Receivables or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any amount payable by SCI or any Originator to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents, (iv) the merger or consolidation of SCI or any Originator into or with any corporation or any sale or transfer by SCI or any Originator or all or any part of its property, (v) the existence or assertion of any Adverse Claim with respect to any Pool Receivable, or
        (vi) any other circumstance whatsoever (with or without notice to or knowledge of Guarantor) which may or might in any manner or to any extent vary the risk of Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Guarantor that the liabilities and obligations of Guarantor under this Section 14.01 shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment and performance as in this Agreement provided. The guaranty set forth in this Section 14.01 is a guaranty of payment and performance and not just of collection.

            (c) Without in any way affecting or impairing the liabilities and obligations of Guarantor under this Section 14.01, any Purchaser or the Administrative Agent may at any time and from time to time in its discretion, without the consent of, or notice to, Guarantor, and without releasing or affecting Guarantor's liability hereunder (i) extend or change the time, manner, place or terms of this Agreement or any other Agreement Document, (ii) settle or compromise any of the amounts payable by SCI or any Originator to any Purchaser under this Agreement or the other Agreement Documents or subordinate the same to the claims of others, (iii) retain or obtain a lien upon or security interest in any property to secure any of the obligations hereunder, (iv) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the obligations due hereunder, or (v) release or fail to perfect any lien upon or security interest in, or impair, surrender, release or permit any substitution in exchange for, all or any part of any property securing any of the obligations under this Agreement, it being understood that nothing contained in this Section 14.01(c) shall give any Purchaser or the Administrative Agent the right to take any of the foregoing actions if not permitted by the other provisions of this Agreement, by law, by written consent or otherwise.

            (d) The provisions of this Section 14.01 shall continue to be effective or be reinstated, as the case may be, if any time payment of any of the amounts payable by SCI or any Originator to any Purchaser or the Administrative Agent under this Agreement or the other Agreement Documents is rescinded or must otherwise be restored or returned by any Purchaser or the Administrative Agent, as the case may be, upon any Event of Bankruptcy involving SCI or any Originator, or otherwise, all as though such payment had not been made. Guarantor hereby waives (i) notices of the occurrence of any default hereunder (other than notices expressly required under this Agreement), (ii) any requirement of diligence or promptness on the part of any Purchaser or the Administrative Agent in making demand, commencing suit or exercising any other right or remedy under this Agreement or the other Agreement Documents, or otherwise, and (iii) any right to require any Purchaser or the Administrative Agent to exercise any right or remedy against SCI or any Originator or the Pool Receivables prior to enforcing any of their rights against Guarantor under this Section 14.01. Guarantor agrees that, in the event of an Event of Bankruptcy with respect to SCI, any Originator or Guarantor, or any combination thereof, and if such event shall occur at a time when all of the Indemnified Amounts and other amounts due under this Agreement may not then be due and payable, Guarantor will pay to the Administrative Agent, for the benefit of the Purchasers, forthwith the full amount which would be payable hereunder by Guarantor if all such Indemnified Amounts and other obligations were then due and payable.

        SECTION 14.02. Maintenance of Ownership. Guarantor covenants and agrees that until the End Date, Guarantor, or one of its Wholly Owned Subsidiaries, will (a) maintain, directly or indirectly, ownership of 100% of all of the issued and outstanding shares of each class of voting capital stock of each of SCI, each Originator (other than Guarantor) and Seller, free and clear of all liens and encumbrances and (b) maintain control of the election of the Board of Directors of each of SCI, each Originator and Seller; provided, however, that the shares of SCI, SCI Systems (Canada), Inc. and SCI Brockville Corp. shall be permitted to be pledged pursuant to the Bank Credit Agreement and shall be permitted to be subject to "Permitted Liens" as defined in the Bank Credit Agreement.

        SECTION 14.03. Representation and Warranty. Guarantor represents and warrants that it now has, and will continue to have, independent means of obtaining information concerning each of SCI's and each Originator's affairs, financial condition and business. Neither any Purchaser nor the Administrative Agent shall have any duty or responsibility to provide Guarantor with any credit or other information concerning SCI's or any Originator's affairs, financial condition or business which may come into such Purchaser's or the Administrative Agent's possession.

        SECTION 14.04. Subrogation. Guarantor hereby agrees that no payment made by it or for its account pursuant to this Agreement shall entitle Guarantor by subrogation, indemnification, contribution, reimbursement or otherwise to any payment by SCI or from or out of any property of SCI or any Originator, until after the End Date and Guarantor shall not exercise any rights or remedies it has or may in the future have with respect to any of the foregoing until after the End Date.

                                   ARTICLE XV

                                  MISCELLANEOUS

        SECTION 15.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller, SCI or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, SCI, Guarantor, the Administrative Agent and the Required Purchasers (with respect to an amendment) or (b) the Administrative Agent and the Required Purchasers (with respect to a waiver or consent by any of them) or Seller, SCI or Guarantor (with respect to a waiver or consent by Seller, SCI or Guarantor), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however that no amendment shall (i) reduce the amount of Earned Discount, Purchaser's Investment or other amount payable to any Purchaser hereunder, or extend the time for the payment thereof, (ii) increase the amount of any Purchaser's Commitment, (iii) extend the Purchase Termination Date or the Scheduled Facility Termination Date with respect to any Purchaser,
(iv) change the calculation of Required Allocation or any of its components or
(v) change the definition of "Concentration Limit" or "Required Purchaser", in each case without the prior written consent of all Purchasers affected thereby.

        SECTION 15.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on
Schedule 15.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I, Section 2.04(c),
Section 8.01(b) and the definition of "Designated Obligor" shall not be effective until received.

        SECTION 15.03. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, any Purchaser or any other holder of any interest in the Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 15.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, SCI and Guarantor, the Administrative Agent, the Purchasers and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the End Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller, SCI and Guarantor pursuant to
Article VI, the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06 and 14.07, and the provisions of Sections 15.06 and 15.18 shall be continuing and shall survive any termination of this Agreement. After the End Date, the Administrative Agent shall, at the request and expense of the Seller, execute and deliver to the Seller such documents as the Seller shall reasonably request to evidence the termination of the Undivided Interest, including, without limitation, UCC termination statements.

        SECTION 15.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller, SCI and Guarantor, jointly and severally, agree to pay on demand:

            (a) all reasonable costs and expenses incurred by the Administrative Agent, each Purchaser, BofA, each Program Support Provider and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement and the other Agreement Documents, including, without limitation (i) the reasonable fees and out-of-pocket expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Agreement Documents, provided, that Seller, SCI and Guarantor shall only be responsible for the fees and expenses of one counsel for each Related Group, unless a conflict of interest or potential conflict of interest exists among such Persons, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants) incurred in connection with any review of Seller's, SCI's or Guarantor's books and records either prior to the execution and delivery hereof or pursuant to the terms hereof; and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Agreement Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        SECTION 15.06. No Proceedings. Seller, SCI, Guarantor, each Bank Purchaser, each other Conduit Purchaser and BofA, individually and as Administrative Agent, each hereby agrees that it will not institute against any Conduit Purchaser, or join any other Person in instituting against any Conduit Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by such Conduit Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller, SCI or Guarantor.

        SECTION 15.07. Confidentiality of Information. (a) Each SCI Party acknowledges that each Purchaser regards the structure of the transactions contemplated by this Agreement, the other Agreement Documents, and by any Program Support Agreement and the other Program Documents referred to therein, to be proprietary, and each such SCI Party severally agrees that:

                (i) unless such Purchaser shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

                    (A) any information furnished to such party by any
                Information Provider regarding the asset securitization transaction contemplated hereby,

                    (B) copies of this Agreement,

                    (C) any information furnished to such party by any
                Information Provider regarding, or copies of, any Program Support Agreement, any of the other Program Documents referred to therein, or any transaction contemplated thereby,

                    (D) any information furnished to such party by any
                Information Provider regarding the organization or business of such Purchaser generally, or

                    (E) any information which is furnished to such party by any
                Information Provider and is designated by such Information Provider to such party in writing or otherwise as confidential or not otherwise available to the general public

(the information referred to in clauses (A), (B), (C), (D) and (E) above, whether furnished by a Purchaser, BofA (including any branch or agency thereof), any Program Support Provider, any assignee of or participant in any rights or obligations of any Purchaser or any Program Support Provider identified to Seller and Guarantor by written notice from the assignor or seller of such participation interest, as the case may be, or any attorney for any of the foregoing (each an "Information Provider"), is collectively referred to as the "Information"; provided, however, "Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any other Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Information Provider);

                (ii) such party will make the Information available to only such of its officers, directors, employees and agents, and to officers, directors, employees and agents of any of its Affiliates, who (A) in the good faith belief of such party, have a need to know such Information, and (B) are informed by such party of the confidential nature of the Information and the terms of this Section 15.07; and

                (iii) such party will not use the Information as the basis of a similar financing with any other party.

        (b) Notwithstanding clause (i) of subsection (a), each SCI Party may disclose any Information:

                (i) to its independent attorneys, consultants and auditors who
            (A) in the good faith belief of such party, have a need to know such Information and (B) are informed by such party of the confidential nature of the Information and the terms of this Section 15.07;

                (ii) to any other party to this Agreement;

                (iii) as may be required in such party's reasonable judgment, by any municipal, state, federal or other regulatory body, whether domestic or foreign, (including, without limitation, the SEC) having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party (it being understood that in no event will the Fee Letter be publicly filed (except as required pursuant to subsection (c)(iv) below) without each Bank Purchaser's prior written consent); or

                (iv) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Information.

            (c) In the event that any SCI Party or anyone to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information other than pursuant to subsections (b)(i) or (ii), such party will (or will cause its representatives to)

                (i) provide with prompt written notice so that (A) an
            Information Provider, at its sole cost and expense, may seek a protective order or other appropriate remedy, or (B) such Purchaser may, if it so chooses, agree that such party (or its representatives) may disclose such Information pursuant to such request or legal compulsion;

                (ii) unless the related Purchaser agrees that such Information may be disclosed, make (at its sole cost and expense) a timely objection to the request or compulsion to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this Section 15.07;

                (iii) take any action (at the related Purchaser's sole cost and expense) as any related Information Provider may reasonably request to seek a protective order or other appropriate remedy, provided that, in connection therewith, such party shall have first received such assurances as it may reasonably request that such Information Provider shall reimburse such party's or its representatives' reasonable costs and expenses or provide such other assistance as such party or its representatives may reasonably require; and

                (iv) in the event that such protective order or other remedy is not obtained, or the related Purchaser agrees that such Information may be disclosed, use its best efforts to furnish only that portion of the Information which such party reasonably believes is legally required to be furnished, and, provided such party

            (or its representative) is reimbursed or assisted as referred to in clause (iii) above, exercise best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

            (d) This Section 15.07 shall survive termination of this Agreement.

        SECTION 15.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

        SECTION 15.09. Integration. This Agreement and the other Agreement Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        SECTION 15.10. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATIVE AGENT OR ANY PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

        SECTION 15.11. WAIVER OF JURY TRIAL. SELLER, SCI AND GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER AGREEMENT DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER AGREEMENT DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

        SECTION 15.12. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF SELLER, EACH PURCHASER, SCI AND GUARANTOR HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

        AGREEMENT, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        SECTION 15.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

        SECTION 15.14. Originators. Until such time, if ever, that a Second Tier Sale Agreement or a Purchase and Sale Agreement with an Originator is executed, delivered and approved by the Administrative Agent and all Bank Purchasers (or, in the case of SCI Brockville Corp., the Seller, SCI Brockville Corp. and the Bank Purchasers have signed a letter agreement specifying that SCI Brockville Corp. shall be considered an active Originator hereunder), all references to such Originator other than SCI and Sanmina-SCI Corporation, or a purchase from such Originator other than SCI and Sanmina-SCI Corporation, shall be inoperative.

        SECTION 15.15. Confidentiality of SCI Information. Pursuant to the negotiation, preparation and implementation of this Agreement and the Agreement Documents, the Guarantor and its Affiliates may from time to time furnish to the Administrative Agent or a Purchaser written information which is identified to such Person in writing when delivered as confidential (the "SCI Confidential Information"). Each such Person shall use reasonable efforts to apply to any SCI Confidential Information such procedures regarding confidentiality as it applies generally to information of that nature; provided, however, that any such Person may disclose any SCI Confidential Information or other documents delivered to such Person, and disclose any other information disclosed to such Person, by or on behalf of the Guarantor or its Affiliates in connection with or pursuant to this Agreement to (i) such Person's directors, officers, employees, agents and professional consultants, (ii) the Administrative Agent, (iii) the Purchasers,
(iv) any Person to which such Person offers to sell, assign or grant a security interest in all or any portion of its Purchaser's Interests or other rights or interests under this Agreement pursuant to Article XII hereof, which prospective purchaser, assignee or grantee agrees in writing prior to the receipt of SCI Confidential Information to comply with this Section 15.15, (v) any federal or state regulatory authority having jurisdiction over such Person, (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Person,
(b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Person is a party or (d) in order to protect such Person's rights under this Agreement, (vii) any rating agency rating, or placement agent placing, a Conduit Purchaser's Commercial Paper Notes and (viii) any Program Support

Provider. In connection with disclosures by any Person pursuant to clause
(vi)(b) or (c) above, such Person shall use its reasonable efforts to notify the Guarantor prior to any such disclosure unless such notification to the Guarantor is prohibited by court order. Notwithstanding the foregoing, any Person that discloses SCI Confidential Information pursuant to this Section 15.15 shall not be liable to the Guarantor for failure to notify the Guarantor of such disclosure.

        SECTION 15.16. Funding. Any Bank Purchaser may fund or maintain its Purchaser's Interest hereunder through any branch or agency of such Bank Purchaser.

        SECTION 15.17. Sharing of Payments, Etc. If any Purchaser (for purposes of this Section, a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the portion of the Undivided Interest owned by it (other than as a result of the different methods for calculating Earned Discount) in excess of its ratable share of payments on account of the Undivided Interest obtained by the Purchasers entitled thereto, such Recipient shall forthwith purchase from the Purchasers entitled to a share of such amount participations in the portions of the Undivided Interest owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

        SECTION 15.18. Excess Funds. No Conduit Purchaser shall be required to make payment of any amounts required to be paid by it pursuant hereto unless such Conduit Purchaser has Excess Funds (as defined below); provided that no Conduit Purchaser shall be required at any time to make Purchases or permit Reinvestments hereunder, each of which are and shall remain in its sole and absolute discretion. If a Conduit Purchaser does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Federal Bankruptcy Code) against such Conduit Purchaser until such time as such Conduit Purchaser has Excess Funds. If a Conduit Purchaser does not have sufficient Excess Funds to make any payment due hereunder, then such Conduit Purchaser may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" means the excess of (a) the aggregate projected value of a Conduit Purchaser's assets and other property (including cash and cash equivalents), over (b) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit Purchaser for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit Purchaser for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit Purchaser to the Internal Revenue Service, plus
(iv) all other indebtedness, liabilities and obligations of such Conduit Purchaser then due and payable, but the amount of any liability, indebtedness or obligation of such Conduit Purchaser shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds with respect to Amsterdam shall be calculated once each Business Day.





                               [SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.




                                        QUINCY CAPITAL CORPORATION,
                                         as a Conduit Purchaser



                                         By /s/
                                           -------------------------------------
                                         Title President
                                              ----------------------------------


                                         AMSTERDAM FUNDING CORPORATION,
                                          as a Conduit Purchaser

                                         By /s/ Andrew L. Stidd
                                           -------------------------------------
                                         Title Andrew L. Stidd, President
                                              ----------------------------------

                                         BANK OF AMERICA, NATIONAL ASSOCIATION,
                                          as the Administrative Agent



                                         By  /s/ William Van Beek
                                           -------------------------------------
                                         Title  William Van Beek, Principal
                                              ----------------------------------



                                         BANK OF AMERICA, NATIONAL ASSOCIATION,
                                          as a Bank Purchaser



                                         By  /s/ William Van Beek
                                           -------------------------------------
                                         Title  William Van Beek, Principal
                                               ---------------------------------



                                         ABN AMRO BANK N.V.,
                                          as a Bank Purchaser



                                         By  /s/ Patricia Luken
                                           -------------------------------------
                                         Title  GVP
                                              ----------------------------------

                                         By  /s/ Nancy C. Beebe
                                           -------------------------------------
                                         Title  GVP
                                              ----------------------------------

                                         SCI FUNDING, INC.,
                                          as Seller



                                         By /s/ Rick Ackel
                                           -------------------------------------
                                         Title  CFO
                                              ----------------------------------



                                         SCI TECHNOLOGY, INC.,
                                          as initial Servicer



                                         By /s/ Rick Ackel
                                           -------------------------------------
                                         Title  CFO
                                              ----------------------------------



                                         SANMINA-SCI CORPORATION



                                         By /s/ Rick Ackel
                                           -------------------------------------
                                         Title  CFO
                                              ----------------------------------

                                   APPENDIX A

                                   DEFINITIONS


        This is Appendix A to the Third Amended and Restated Receivables Purchase Agreement, dated as of July 31, 2002, among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, Sanmina Corporation, as Guarantor, Quincy Capital Corporation and Amsterdam Funding Corporation as Conduit Purchasers, Bank of America, National Association, and ABN AMRO Bank N.V., as Bank Purchasers, and Bank of America, National Association, as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, and including the Original Receivables Agreement for as long as it was in effect, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

                                      INDEX

                                                                        Page No.
                                                                         -------
A. Defined Terms ..........................................................  A-1
B. Other Terms ............................................................ A-24
C. Computations of Time Periods ........................................... A-24


        A. Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

        "ABN" has the meaning set forth in the preamble.

        "Accounts Payable Amount" means, with respect to any Obligor at any time, the aggregate amount, vouchered and unvouchered, owed by Seller or any Originator to such Obligor at such time; provided, however, that if the Accounts Payable Amount for any Obligor exceeds the aggregate Unpaid Balance of the Eligible Receivables of such Obligor in the Receivables Pool, then the "Accounts Payable Amount" with respect to such Obligor shall be deemed to be equal to such aggregate Unpaid Balance.

        "Accounts Receivable" means all rights of any Person to payment for goods sold or leased or for services rendered, whether or not such rights to payment have been earned by performance, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents of any Person arising from the sale of goods or services by such Person, whether secured or unsecured, and whether now existing or hereafter created or arising and including, further, without limitation, federal and state tax refunds due and owing to such Person relating to taxes previously paid by such Person less all doubtful accounts receivable owing to such Person, as determined in accordance with GAAP.

        "Adjusted Average Maturity" has the meaning set forth in Appendix B.

        "Administrative Agent" has the meaning set forth in the preamble.

        "Administrative Agent's Account" has the meaning set forth in Section 3.05(a).

        "Adverse Claim" means a Lien or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy, (b) an unfiled lien for taxes accrued but not yet payable or (c) a claim of the Seller, the Purchasers or the Administrative Agent arising under the Agreement Documents.

        "Affected Party" means each of each Purchaser, each Program Support Provider, any permitted assignee of a Purchaser, or a Program Support Provider, any assignee of any of a Purchaser's obligations to a Program Support Provider in respect of any Funding, or any holder of a participation interest in the rights and obligations of any Program Support Provider under any Program Support Agreement and in respect of any Funding, the Administrative Agent and any holding company of BofA or any Bank Purchaser.

        "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

        "Affiliated Party" means each of Guarantor, SCI and their Affiliates.

        "Aggregate Purchasers' Investment" means the sum of the Purchaser's Investments for all Purchasers.

        "Agreement Documents" means this Agreement, the Lock-Box Agreements, the Fee Letters, each Second Tier Sale Agreement, the Intermediate Sale Agreement, each Purchase and Sale Agreement and the other documents to be executed and delivered in connection herewith.

        "Alternate Reference Rate" has the meaning set forth in Appendix B.

        "Amsterdam" has the meaning set forth in the preamble.

        "Assignment Amount" means, with respect to any Bank Purchaser in the Quincy Related Group at the time of an assignment pursuant to Section 1.10, an amount equal to the least of (a) such Bank Purchaser's pro rata share of the Purchaser's Investment requested by Quincy to be assigned at such time; (b) such Bank Purchaser's Maximum Assignment Amount (minus any unrecovered principal amount of such Bank Purchaser's investments pursuant to Quincy's related Program Support Agreement) and (c) in the case of an assignment on or after the Conduit Investment Termination Date, the sum of such Bank Purchaser's Conduit Related Percentage of the aggregate principal balance of the Purchaser's Investment being transferred by Quincy plus any Earned Discount accrued and to accrue thereon minus (after the occurrence of a "Trigger Event" (as defined in the Program Support Agreement)) the excess, if any, of "DR" over "FLP" (each, as defined and calculated in the Program Support Agreement).

        "Average Maturity" has the meaning set forth in Appendix B.

        "Bank Credit Agreement" means, collectively, (i) that certain Credit Agreement (364-Day) dated as of December 6, 2001, by and among Guarantor, as borrower thereunder, Bank of America, N.A., as administrative agent, CitiCorp USA, N.A., as syndication agent, Solomon

Smith Barney, as Co-Arranger, and the other lenders signatory thereto, and (ii) that certain Credit Agreement (Multi-Year) dated as of December 6, 2001, by and among Guarantor, as borrower thereunder, certain subsidiaries thereof, Bank of America, N.A., as Administrative Agent and L/C Borrower and the other lenders party thereto, in each case as the same has been or may be amended, supplemented, extended, renewed, restated, refinanced or replaced from time to time.

        "Bank Purchaser" has the meaning set forth in the preamble.

        "Bank Rate" has the meaning set forth in Appendix B.

        "BofA" has the meaning set forth in the preamble.

        "Business Day" means a day on which commercial banks in Chicago, Illinois, Charlotte, North Carolina and New York City and are not authorized or required to be closed for business.

        "Change of Control" means (i) that Seller ceases to be a Wholly Owned Subsidiary of SCI, (ii) that SCI or any other Originator (other than Guarantor) ceases to be a Wholly Owned Subsidiary of Guarantor or (iii) in relation to Guarantor, the acquisition by any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of issued and outstanding shares of the capital stock of Guarantor entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Guarantor and having a then present right to exercise 50% or more of the voting power for the election of members of the board of directors of Guarantor attached to all such outstanding shares of capital stock of Guarantor.

        "Collections" means, with respect to any Receivable, all funds which either (a) are received by Seller, Interagency, Inc., any Originator or Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, Interagency, Inc., any Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received, by Seller or any other Person as a Collection pursuant to Section 3.03.

        "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

        "Commercial Paper Rate" has the meaning set forth in Appendix B.

        "Commitment" with respect to any Purchaser means the amount listed as such Purchaser's Commitment on Schedule I. Notwithstanding the use of the term "Commitment" in this Agreement with respect to any Conduit Purchaser, no Conduit Purchaser shall have any obligation hereunder to fund any Purchase or Reinvestment, all of such fundings being at such Conduit Purchaser's sole discretion.

        "Concentration Limit" has the meaning set forth in Section 2.04(b).

        "Conditions Precedent" has the meaning set forth in Section 5.02.

        "Conduit Purchaser" has the meaning set forth in the preamble.

        "Conduit Related Percentage" means with respect to any Bank Purchaser and any Related Group the ratio, expressed as a percentage, of (i) such Bank Purchaser's Commitment divided by (ii) the aggregate of the Commitments of each of the Bank Purchasers in such Related Group.

        "Consistent Basis" means, in reference to the application of GAAP, that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preceding period, except to the extent required to reflect a change in GAAP or any other changes consented to by the Required Purchasers.

        "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other contractual obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not state or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

        "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person or a purchase order from any Person to an Originator, in each case pursuant to or under which such Person shall be obligated to make payments to an Originator.

        "Credit and Collection Procedure" means those credit and collection policies and practices provided to the Bank Purchasers on or prior to the date hereof, as modified without violating Section 7.03(c).

        "Credit Reserve" at any time means an amount equal to the greater of (1) $5,000,000 and (2) the product of (i) the Total Purchasers' Investment at such time, times (ii) the greatest of (A) 40%, and (B) the sum of (I) the Dilution Reserve, plus (II) the product of (a) 2.25 times (b) the highest Sales-Based Default Ratio to have occurred for the most recent twelve Month End Dates times the quotient of (x) the cumulative billings over the most recent four months (provided that billings for the most recent five months shall be used if required by any Purchaser at any time) divided by (y) the aggregate Unpaid Balance of Eligible Receivables as of the most recent Month End Date.

        "Deemed Collection" means amounts payable by an Originator pursuant to
Section 1.8(a) or (b) of the applicable Second Tier Sale Agreement.

        "Defaulted Receivable" means a Receivable:

            (a) as to which any payment, or part thereof, remains unpaid for 120 days (or 150 days if the Obligor thereof is a Governmental Authority) from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to contract cancellations and adjustments, which, in each case, are not related to and do not result from credit problems,

            (b) is due from an Obligor with respect to which an Event of Bankruptcy has occurred and remains continuing,

            (c) as to which payments have been extended, or the terms of payment thereof rewritten, without the Required Purchasers' consent, other than as permitted in Section 8.02(c), or

            (d) which has been or, consistent with the Credit and Collection Procedure, should be, written off Seller's books as uncollectible.

        "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Month End Date by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that were Delinquent Receivables on each of such Month End Date and the five (5) immediately preceding Month End Dates by (y) the aggregate Unpaid Balance of all Pool Receivables on such Month End Dates.

        "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 90 days from the invoice date, other than amounts deemed uncollectible, in Servicer's reasonable judgment, due to billing disputes, contract cancellations for other than credit reasons and adjustments.

        "Designated Obligor" means, at any time, all Obligors except Excluded Obligors and any such Obligor as to which any Bank Purchaser has, at least three
(3) Business Days prior to the date of determination, given written notice to Seller and the Administrative Agent that such Obligor shall not be considered a Designated Obligor.

        "Dilution Factors" means any event or condition described in clause (i) of Section 3.03(a) that would cause any Pool Receivable or portion thereof to be deemed a Collection.

        "Dilution Horizon Ratio" means as of any Month End Date (i) the aggregate billings for the three months preceding such Month End Date, divided by (ii) the aggregate Unpaid Balance of all Eligible Receivables at such Month End Date.

        "Dilution Reserve" at any time means an amount equal to (i) (a) 2.25 times the Expected Dilution Ratio, plus (b) the Spike Factor, times (ii) the Dilution Horizon Ratio.

        "Dilution Spike" means the highest Three Month Average Sales-Based Dilution Ratio to have occurred during the twelve month period preceding such Month End Date.

        "Discount Factor" has the meaning set forth in Appendix B.

        "Dollars" means dollars in lawful money of the United States of America.

        "Domestic Obligor" means an Obligor which (i) is located in the United States (or is fully guaranteed by an Affiliate of the Obligor that is located in the United States pursuant to a guaranty in substantially the form attached hereto as Exhibit I-1 or such other form satisfactory in form to the Required Purchasers) or (ii) is located in a province in Canada other than Quebec.

        "Earned Discount" has the meaning set forth in Appendix B.

        "Eligible Contract" means a Contract similar to one of the forms set forth in Schedule 6.01(m)-1 or in another form approved by SCI in the exercise of its reasonable business judgment.

        "Eligible Receivable" means, at any time, a Receivable:

            (a) the Obligor of which (i) is not an Affiliate of Seller, and (ii) is a Designated Obligor at the time of the creation of an interest in such Receivable hereunder;

            (b) the Obligor of which is provided that the Administrative Agent and the Required Purchasers have determined, to their reasonable satisfaction, that such Receivables are not subject to any offset or withholding of any kind and has received an opinion of counsel, in form and substance satisfactory to the Required Purchasers, as to the true sale of such Receivables to Seller, the perfection of the Administrator's interest therein and such other matters as the Administrative Agent or any Bank Purchaser shall reasonably request;

            (c) which is not a Defaulted Receivable;

            (d) (i) which arose in the ordinary course of an Originator's business from the sale of such Originator's merchandise, insurance or services and (ii) which, according to the Contract related thereto, is required to be paid in full within forty-five (45) days of the original billing date or statement date therefor;

            (e) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of
        Section 3(c)(5) of the Investment Company Act of 1940, as amended;

            (f) which is denominated and payable only in United States dollars;

            (g) which arises under an Eligible Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor, as to all material terms thereof, in accordance with its terms;

            (h) the Obligor of which is not the Obligor of Defaulted Receivables that represent more than 10% of the aggregate Unpaid Balance of all Receivables of such Obligor;

            (i) which is not subject to any existing dispute, offset, counter-claim or defense whatsoever;

            (j) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

            (k) as to which, at or prior to the time of the initial creation of an interest in such Receivable through a Purchase, the Administrative Agent has not notified the Seller that any Bank Purchaser (exercising its reasonable credit judgment) has determined that such Receivable (or the class of Receivables into which such Receivable falls) is not acceptable for purchase hereunder;

            (l) which is not a progress billing;

            (m) which constitutes an account as defined in the UCC (or applicable Canadian law) as in effect in the jurisdiction governing the perfection of the Administrative Agent's ownership interest;

            (n) with regard to which the warranty of Seller in Section 6.01(i) is true and correct;

            (o) which arises out of a current transaction, or the proceeds of which have been or are to be used for current transactions, within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

            (p) which (i) satisfies all applicable requirements of the related Credit and Collection Procedure and (ii) complies with such other criteria and requirements as any Bank Purchaser (exercising its reasonable credit judgment) may from time to time specify to the Seller and the Administrative Agent; and

            (q) if such Receivable was originated by an Originator other than SCI, Sanmina-SCI Corporation, Hadco Corporation or SCI Brockville Corp., which was sold in a true sale or transferred in a true contribution (directly or indirectly through one or more entities) to SCI pursuant to one or more Purchase and Sale Agreements that have been approved by the Required Purchasers and with respect to which all conditions precedent have been met to the satisfaction of the Required Purchasers (including, without limitation, the delivery of opinions of counsel), and, in each case, was sold to Seller pursuant to a Second Tier Sale Agreement or the Intermediate Sale Agreement.

        "End Date" means the date after the Facility Termination Date on which the Undivided Interest has been reduced to zero and all other amounts payable to any Purchaser or the Administrative Agent hereunder have been paid in full.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Eurodollar Rate (Reserve Adjusted)" has the meaning set forth in Appendix B.

        "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Data" means any information or data pertaining to an Obligor, the disclosure of which information and data by Seller, Guarantor or any Affiliate of either of them (collectively, the "Disclosing Parties") to the Administrative Agent or a Purchaser could violate, in the good faith belief of counsel, any applicable "fair credit" law, privacy law or any similar statute, rule or regulation, or any contractual provision binding on any such Disclosing Party.

        "Excluded Obligors" means (i) each Governmental Authority (provided that Governmental Authorities shall only constitute "Excluded Obligors" from and after the date any Purchaser provides notice of such designation to the Seller and the Servicer) and (ii) any other Obligor approved as an "Excluded Obligor" by all Bank Purchasers in a written consent accompanied by a certificate from the Seller and the Servicer that such designation will not cause a Termination Event or Unmatured Termination Event to occur.

        "Executive Officer" means any of those officers of Guarantor, SCI or Seller, as the case may be, who are deemed to be "Executive Officers" thereof pursuant to Rule 405 of Regulation C of the Exchange Act or any officer of Guarantor or Seller, as the case may be, who is a senior vice president thereof, or any individual performing a similar role as any individual who is a senior vice president of Guarantor or Seller on the date of this Agreement.

        "Expected Dilution Ratio" for any Month End Date means the average of the Sales-Based Dilution Ratios for the twelve months preceding such Month End Date.

        "Facility" means the purchase and reinvestment facility provided by the Purchasers pursuant to this Agreement.

        "Facility Termination Date" has the meaning set forth in Section 1.05.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

        "Fee Letter" has the meaning set forth in Section 4.01.

        "Financing Lease(s)" shall mean (a) any lease of property, real or personal, the then present value of the minimum rental commitment of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of SCI or Guarantor and its Subsidiaries.

        "Financing Statement" means any financing statement that lists the Seller (under any current name, any previous name or any trade name) as debtor and that is filed in any jurisdiction in which filings would be appropriate under the UCC or any comparable law to perfect a security interest in any Receivable, any Collections with respect thereto, any Related Security or any Contract.

        "Funded Percentage" with respect to any Purchaser at any time means the ratio, expressed as a percentage, of (i) such Purchaser's Investment divided by
(ii) the Total Purchasers' Investment, in each case, at such time.

        "Funding" means a drawing under a letter of credit, surety bond or other instrument issued pursuant to a Program Support Agreement, a drawing on a cash collateral account funded pursuant to a Program Support Agreement, a purchase, loan or other extension of credit made by a Program Support Provider to a Conduit Purchaser under a Program Support Agreement, or any other advance or disbursement of funds from or to a Conduit Purchaser or for such Conduit Purchaser's account or for which such Conduit Purchaser is obligated to reimburse a Program Support Provider pursuant to a Program Support Agreement.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any nation or government (including, without limitation, the United States government), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

        "Group Percentage" means, with respect to any Related Group, the ratio, expressed as a percentage, of (i) the aggregate of the Commitments of each of the Bank Purchasers in such Related Group divided by (ii) the aggregate of the Commitments of all Bank Purchasers.

        "Guarantor" has the meaning set forth in the preamble.

        "Indebtedness" of a Person, at a particular date, means any of the following at such date, without duplication, (a) indebtedness of such Person for borrowed money or evidenced by notes, bonds, debentures or like instruments, (b) indebtedness of such Person for the deferred purchase price of property or services, except current accounts payable and accrued expenses arising in the ordinary course of business, (c) obligations of such Person under any Financing Lease, (d) indebtedness of such Person arising under acceptance facilities, (e) unreimbursed draws on letters of credit and (f) Contingent Obligations.

        "Indemnified Amounts" has the meaning set forth in Section 13.01.

        "Indemnified Party" has the meaning set forth in Section 13.01.

        "Information" has the meaning set forth in Section 15.07.

        "Information Provider" has the meaning set forth in Section 15.07.

        "Initial Purchaser Note" has the meaning set forth in the applicable Second Tier Sale Agreement.

        "Intermediate Sale Agreement" means that certain Intermediate Sale Agreement, dated as of July 31, 2002, between Interagency, Inc. and the Seller, as it may be amended, supplemented or otherwise modified from time to time.

        "Inventory" means, with respect to any Person, all goods, merchandise and other personal property held for sale, and all raw materials, components, work or goods in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products, all whether now owned or hereafter acquired by such Person, all as determined in accordance with GAAP.

        "Lien" means a lien, security interest, charge or encumbrance.

        "Liquidations" means all funds described in clause (a) of the definition of Collections.

        "Liquidity Agreement" means, with respect to each Conduit Purchaser, any liquidity agreement entered into from time to time by such Conduit Purchaser related to this Agreement.

        "Liquidity Banks" means the purchasers or lenders from time to time parties to a Liquidity Agreement.

        "Lock-Box Account" means any bank account in which Collections (other than Collections of Receivables with respect to which the Obligors are Excluded Obligors) are received or deposited.

        "Lock-Box Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(i), between Seller and any Lock-Box Bank.

        "Lock-Box Bank" means any of the banks party to a Lock-Box Agreement holding one or more Lock-Box Accounts for receiving Collections from Pool Receivables.

        "Losses to Liquidations Ratio" means the percentage that (x) the write-offs (net of recoveries) recognized during the six month period ending on the most recent Month End Date on all Receivables owned by Seller was of (y) Collections of such Receivables during such period.

        "Manager" means SCI Systems (Alabama), Inc., an Alabama corporation and the immediate parent company of SCI.

        "Management Agreement" means the Management Agreement, dated as of September 27, 1996, between Manager and Seller, as amended, supplemented or otherwise modified from time to time.

        "Material Adverse Effect" means a material adverse effect on:

                (i) the financial condition, business, assets, prospects or operations of Guarantor and its Subsidiaries, taken as a whole;

                (ii) the ability of Servicer or Guarantor to perform its
            obligations under this Agreement or the other Agreement Documents to which it is a party;

                (iii) the validity, enforceability, status, perfection or
            priority of any Purchaser's or the Administrative Agent's interest in the Pool; or

                (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.

        "Maximum Assignment Amount" equals, for any Bank Purchaser in the Quincy Related Group, an amount equal to (A) 1.02 multiplied by its aggregate Commitment (used and unused) minus (B) the aggregate Purchaser's Investment of such Bank Purchaser.

        "Month End Date" means the last day of each fiscal month.

        "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

        "Negative Spread Fee" has the meaning set forth in Appendix B.

        "Net Income" means, as applied to any Person for any fiscal period, the aggregate amount of net income (or net loss) of such Person, after taxes, for such period as determined in accordance with GAAP.

        "Net Pool Balance" has the meaning set forth in Section 2.04(a).

        "Obligor" means a Person obligated to make payments with respect to a Receivable.

        "Original Receivables Agreement" has the meaning set forth in the Background.

        "Originator Loan" is defined in the applicable Second Tier Sale
Agreement.

        "Originator Note" is defined in the applicable Second Tier Sale
Agreement.

        "Originators" means SCI, Sanmina-SCI Corporation, Hadco Corporation, Manu-tronics, Inc., SCI Systems (Canada), Inc., a Canadian corporation formed under the laws of the Province of Quebec, SCI Brockville Corp., a Nova Scotia Company and their respective successors and permitted assigns.

        "Owner" means, for each Purchase, the Purchasers funding such Purchase; provided, however, that, upon any assignment of any interest in the Undivided Interest (or portion thereof) made in accordance with Article XII, the assignee thereof shall be the Owner of such interest in the Undivided Interest (or portion thereof).

        "Percentage" with respect to any Purchaser means the percentage set forth opposite such Purchaser's name on Schedule I hereto.

        "Periodic Report" means a report in substantially the form of Exhibit 3.04(a) (including, without limitation, (i) with respect to Sanmina-SCI Corporation, Hadco Corporation or Manu-tronics, Inc. (on a combined basis), all Accounts Payable Amounts known by Sanmina-SCI Corporation, as subservicer and
(ii) with respect to SCI and SCI Brockville (on a combined basis), the Accounts Payable Amounts known by the Servicer for each of the 15 Obligors with the largest aggregate Unpaid Balance of Eligible Receivables in the Receivable Pool) or such other form acceptable to the Purchasers.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

        "Pool" has the meaning set forth in Section 2.01.

        "Pool Receivable" means a Receivable in the Receivables Pool.

        "Program Fee Rate" has the meaning set forth in the Fee Letter.

        "Program Support Agreement" with respect to any Conduit Purchaser means and includes the Liquidity Agreement to which such Conduit Purchaser is a party and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser, the issuance of one or more surety bonds for which such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Conduit Purchaser to any Program Support Provider of interests in the Undivided Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to such Conduit Purchaser in connection with such Conduit Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder.

        "Program Support Provider" with respect to any Conduit Purchaser means and includes the Liquidity Banks party to the Liquidity Agreement with such Conduit Purchaser and any other or additional Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of such Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser's securitization program.

        "Purchase" has the meaning set forth in Section 1.01(a).

        "Purchase and Sale Agreement" means a Purchase and Sale Agreement between SCI and an Originator as it may be amended, supplemented or otherwise modified from time to time.

        "Purchase and Sale Termination Date" means the earlier of the End Date and the termination of the Commitments under Section 10.02.

        "Purchase Limit" has the meaning set forth in Section 1.02(a).

        "Purchase Termination Date" has the meaning set forth in Section 1.06.

        "Purchaser" means any of the Conduit Purchasers or the Bank Purchasers, and "Purchasers" means all of the Conduit Purchasers and the Bank Purchasers.

        "Purchaser Rate" has the meaning set forth in Appendix B.

        "Purchaser's Interest" means, with respect to any Purchaser, all of such Purchaser's right, title and interest in the Pool and the Agreement Documents.

        "Purchaser's Investment" has the meaning set forth in Section 2.03.

        "Purchasers' Share" has the meaning set forth in Section 2.05.

        "Quincy" has the meaning set forth in the preamble.

        "Rate Variance Factor" has the meaning set forth in Appendix B.

        "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by any Originator of merchandise or services rendered by such Originator, as the case may be, and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto.

        "Receivables Pool" means at any time all then outstanding Receivables as to which the Obligors thereunder are Designated Obligors. If a Receivable is a Pool Receivable on the day immediately preceding the Facility Termination Date, such Receivable shall continue to be considered a Pool Receivable at all times thereafter.

        "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as currently defined in Regulation D, as in effect from time to time.

        "Regulatory Change" means, relative to any Affected Party

            (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                (i) United States federal or state law or foreign law applicable to such Affected Party;

                (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

            (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

        "Reinvestment" has the meaning set forth in Section 1.01(b).

        "Related Administrator" with respect to (i) Quincy means BofA and (ii) Amsterdam means ABN.

        "Related Bank Purchaser" with respect to any Conduit Purchaser means each Bank Purchaser designated as a "Related Bank Purchaser" for such Conduit Purchaser on Schedule I hereto.

        "Related Group" means each of (i) Quincy and its Related Bank Purchasers and Related Administrator, and (ii) Amsterdam and its Related Bank Purchasers and Related Administrator.

        "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's, Interagency, Inc.'s and the related Originator's right, title and interest in, under and to all security agreements or other agreements that relate to such Pool Receivable; (b) all of Seller's, Interagency, Inc.'s and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise;
(d) all UCC financing statements or similar filings covering any collateral securing payment of such Pool Receivable; (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such

Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all of Seller's, Interagency, Inc.'s and the related Originator's rights and claims under the Purchase and Sale Agreements, the Intermediate Sale Agreement and the Second Tier Sale Agreements.

        "Remaining Collections" has the meaning set forth in Section
3.01(a)(ii).

        "Required Allocation" at any time means the sum of the Total Purchasers' Investment, Discount Factor, Servicer's Fee Reserve and Credit Reserve at such time as calculated pursuant to Section 2.02.

        "Required Allocation Limit" has the meaning set forth in Section
1.02(b).

        "Required Purchasers" means the Bank Purchasers having aggregate Percentages of 60% or more (but not less than two Bank Purchasers).

        "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Run Off Day" means any of (a) each day which occurs on or after the date designated by the Administrative Agent or the Required Purchasers to Seller to be the "Run Off Commencement Date" during a time when any of the conditions precedent set forth in Section 5.02 are not satisfied, (b) each day which occurs on or after the Termination Date or (c) each day which occurs on or after the Seller shall have given written notice to the Administrative Agent and each Bank Purchaser that it no longer wishes to sell the Undivided Interest in the Receivables Pool pursuant to this Agreement.

        "Run Off Discount" has the meaning set forth in Appendix B.

        "Run Off Period" means one or more successive Run Off Days.

        "Run Off Servicer's Fee" has the meaning set forth in Appendix B.

        "Sales-Based Default Ratio" means, as of any Month End Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Pool Receivables that were aged more than 120, but less than 151, days from invoice for the three successive months occurring immediately prior to the month ending on such Month End Date, plus the aggregate write-offs for the same three months, divided by (ii) the aggregate billings for the fifth, sixth and seventh months preceding such Month-End Date.

        "Sales-Based Dilution Ratio" as of any Month End Date means (a) the aggregate reduction in the Unpaid Balance of Pool Receivables attributable to Dilution Factors which Dilution Factors were granted during the month ending on such Month End Date, divided by (b) billings for the third month preceding such Month End Date.

        "S&P" means Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., and any successor thereto.

        "Scheduled Facility Termination Date" has the meaning set forth in
Section 1.05(a).

        "SCI" has the meaning set forth in the preamble.

        "SCI Party" means each of SCI, Seller, Guarantor and each Originator.

        "SEC" means the Securities and Exchange Commission.

        "Second Tier Sale Agreements" means, collectively, each Second Tier Sale Agreement between an Originator and Seller as it may be amended, supplemented or otherwise modified from time to time.

        "Second Tier Sale Termination Event" means the Purchase and Sale Termination Event under the applicable Second Tier Sale Agreement or Intermediate Sale Agreement.

        "Seller" has the meaning set forth in the preamble.

        "Seller Material Adverse Effect" means a material adverse effect on:

                (i) the financial condition, business, assets, prospects or operations of Seller;

                (ii) the ability of Seller to perform its obligations under this
            Agreement or the other Agreement Documents to which it is a party;

                (iii) the validity, enforceability, status, perfection or
            priority of any Purchaser's or the Administrative Agent's interest in the Pool; or

                (iv) the collectibility or enforceability of a significant portion of the Pool Receivables.

        "Servicer" has the meaning set forth in Section 8.01(a).

        "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

        "Servicer's Fee" has the meaning set forth in Appendix B.

        "Servicer's Fee Reserve" has the meaning set forth in Appendix B.

        "Settlement Date" means the 15th day of each month or if such day is not a Business Day, the next succeeding Business Day, commencing August 15, 2002; provided, that the initial Settlement Date with respect to amounts accrued prior to the date hereof shall be August 15, 2002.

        "Settlement Period" means each period from and including a Settlement Date to but excluding the next succeeding Settlement Date; provided, however that with respect to the first

Settlement Period occurring after the date hereof, the period from the date hereof through August 15, 2002.

        "Special Concentration Limit" has the meaning set forth in Section 2.04(c).

        "Spike Factor" means (i) the Dilution Spike minus the Expected Dilution Ratio at such time, times (ii) the Dilution Spike divided by the Expected Dilution Ratio at such time.

        "Subsidiary" of any Person shall mean a corporation or other entity (i) of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are beneficially owned, directly or indirectly, including through other Subsidiaries, by such Person or (iii) the accounts of which are consolidated with such Person on such Person's consolidated financial statements.

        "Successor Notice" has the meaning set forth in Section 8.01(b).

        "Support Termination Date" for any Bank Purchaser means the date set forth opposite such Bank Purchaser's name on Schedule I, as such date may be extended from time to time with the written consent of such Bank Purchaser.

        "Termination Date" means the Facility Termination Date.

        "Termination Event" has the meaning set forth in Section 10.01.

        "Three Month Average Sales-Based Dilution Ratio" means, as of any Month End Date, the average of the Sales-Based Dilution Ratios for the preceding three consecutive months ending on such Month End Date.

        "Total Purchasers' Investment" at any time means the sum of the Purchaser's Investment for all Purchasers hereunder.

        "Trigger Event" shall be deemed to have occurred and be continuing if
(i) the Guarantor does not maintain at least one investment grade long-term senior unsecured debt rating by S&P, Moody's or Fitch, Inc. and (ii) any Purchaser has provided notice to the Seller and the Servicer that Accounts Payable Amounts are to be deducted from the Net Pool Balance.

        "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

        "Undivided Interest" has the meaning set forth in Section 2.01.

        "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

        "Unpaid Balance" of any Receivable means at any time the sum of (x) the unpaid principal amount thereof, minus (y) any amounts representing any sales or other similar tax.

        "Wholly Owned Subsidiary" means a Subsidiary all of whose issued and outstanding capital stock (other than directors' qualifying shares) is owned by Guarantor or another Wholly Owned Subsidiary.

        B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as in effect on the date hereof. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

        C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                   APPENDIX B

                       CALCULATION OF DISCOUNT AND RESERVE


        This is Appendix B to the Third Amended and Restated Receivables Purchase Agreement dated as of July 31, 2002 among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, Sanmina-SCI Corporation, as Guarantor, Quincy Capital Corporation and Amsterdam Funding Corporation, as Conduit Purchasers, Bank of America, National Association, and ABN AMRO Bank N.V., as Bank Purchasers, and Bank of America, National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, and including the Original Agreement for as long as it was in effect, the "Agreement"). Capitalized terms used in this Appendix B without definition have the meanings assigned to such terms in Appendix A to the Agreement. Each reference in this Appendix B to any Section refers to such Section of the Agreement. Each reference in this Appendix B to any Part refers to the part of this Appendix B so designated.

                                      INDEX

                                     PART I
                                 DISCOUNT FACTOR

Sub-
Part     Term                                                           Page No.
----     ----                                                           --------
 A.      Discount Factor.....................................................B-2
 B.      Earned Discount.....................................................B-3
 C.      Negative Spread Fee.................................................B-3
 D.      Run Off Discount....................................................B-4
 E.      Rate Definitions ...................................................B-4
              Alternate Reference Rate.......................................B-4
              Bank Rate......................................................B-5
              Bank Rate Spread...............................................B-5
              Commercial Paper Rate..........................................B-5
              Eurodollar Rate (Reserve Adjusted).............................B-7
              Pricing Grid Margin............................................B-8
              Purchaser Rate.................................................B-8
 F.      Rate Variance Factor................................................B-9

                                     PART II

                                 CREDIT RESERVE

Sub-
Part     Term                                                           Page No.
----     ----                                                           --------
 A.      Credit Reserve......................................................B-9


                                    PART III

                                DILUTION RESERVE

 A.      Dilution Reserve....................................................B-9


                                     PART IV

                             SERVICER'S FEE RESERVE

 A.      Servicer's Fee Reserve..............................................B-9
 B.      Servicer's Fee.....................................................B-10
 C.      Run Off Servicer's Fee.............................................B-10


                                     PART V

                            ADJUSTED AVERAGE MATURITY

 A.      Adjusted Average Maturity..........................................B-10
 B.      Average Maturity...................................................B-11

                                    --------

                                     PART I

                                 DISCOUNT FACTOR

        A. Discount Factor. The "Discount Factor" at any time in a Settlement Period means an amount determined as follows:

        DF  =  ED + ROD

        where:

        DF  =  the Discount Factor at such time;

        ED = Earned Discount for all Purchasers accrued and unpaid at such time, as determined pursuant to Part I.B;

        ROD =  Run Off Discount at such time, as determined pursuant to
               Part I.D.

        B. Earned Discount. The "Earned Discount" with respect to any Purchaser for each day in a related Settlement Period means an amount determined as follows:

        ED  =  PI x PR x 1/360 + NSF (if any);

provided, however, that if, pursuant to the definition of "Purchaser Rate" in
Part I.E., different Purchaser Rates would apply to different portions of such Purchaser's Investment, then Earned Discount shall be calculated separately with respect to each such portion, and the Earned Discount for such Purchaser shall be the sum of the Earned Discount so calculated for such portions;

        where:

        ED  =  Earned Discount accrued on such day;

        PI = the Purchaser's Investment of such Purchaser on such day, as determined pursuant to Section 2.03; and

        PR  =  the Purchaser Rate of such Purchaser on such day, as defined in
               Part I.E.

        NSF =  the Negative Spread Fee on such day, as defined in Part C.

No provision of the Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law. Earned Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

        C. Negative Spread Fee. The "Negative Spread Fee" means with respect to any Purchaser for each day in any Settlement Period during which any Run Off Day or Termination Date occurs, the amount, if any, by which;

                (i) the additional Earned Discount (calculated without taking into account any Negative Spread Fee) which would have accrued on the reductions of the related Purchaser's Investment during such Settlement Period (as so computed) if such reductions had remained as Purchaser's Investment, exceeds

                (ii) the income, if any, received by such Purchaser from such
            Purchaser's investing the proceeds of such reductions of its Purchaser's Investment.

        D. Run Off Discount. The "Run Off Discount" at any time means an amount determined as follows:

        ROD =   PI x (PR + RVF) x AAM
                ---------------------
                         360

        where:

        ROD =   the Run Off Discount at such time;

        PI  =   the Total Purchasers' Investment at such time;

        PR  =   the Alternate Reference Rate at such time;

        AAM = the Adjusted Average Maturity of the Receivables Pool, as determined pursuant to Part V; and

        RVF = the Rate Variance Factor deemed to be in effect at such time, as determined pursuant to Part I.F.

        E. Rate Definitions. The "Alternate Reference Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

            (a) the rate of interest most recently announced by BofA at its principal office in Charlotte, North Carolina as its reference rate; and

            (b) the Federal Funds Rate (as defined below) most recently determined by BofA plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any day, the average of (i) the rates per annum as determined by the applicable Bank Purchaser at which overnight Federal funds are offered to such Bank Purchaser for such day by major banks in the interbank market, and (ii) if the applicable Bank Purchaser is borrowing overnight funds from a Federal Reserve Bank that day, the rates per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by the applicable Bank Purchaser shall be conclusive and binding on the Seller except in the case of manifest error.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent or the Bank Purchasers in connection with extensions of credit.

        "Bank Rate" for any Settlement Period means an interest rate per annum equal to the sum of (a) the Bank Rate Spread, plus (b) the Eurodollar Rate (Reserve Adjusted) for such Settlement Period; provided, however, that if (i) it shall become unlawful for the Administrative Agent or any Bank Purchaser or Program Support Provider to obtain funds in the offshore dollar interbank market in order to fund any Purchase or to maintain any interest in the Undivided Interest, or if such funds shall not be reasonably available to the Administrative Agent or any Bank Purchaser or Program Support Provider, or (ii) there shall not be time prior to the commencement of an applicable Settlement Period to determine a Eurodollar Rate in accordance with its terms, then the "Bank Rate" for any Settlement Period shall be equal to the Alternate Reference Rate in effect from time to time during such Settlement Period.

        "Bank Rate Spread" means 0.25% plus the all-in drawn margin over the Eurodollar Rate (or comparable rate) then applicable in the Bank Credit Agreement (or if the Bank Credit Agreement has been terminated or is no longer in effect, in the replacement revolving credit agreement or, if there is no such replacement, such margin as would have been in effect if the Bank Credit Agreement were effective at such time).

        "Commercial Paper Rate" means, for any Conduit Purchaser for any Settlement Period for any portion of its Purchaser's Investment funded by issuing Commercial Paper Notes, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates per annum at which such Conduit Purchaser's Commercial Paper Notes having a term selected by its Related Administrator and issued (or allocated by its Related Administrator from time to time during such period, but which may also be allocated to the funding of other assets of such Conduit Purchaser) to fund such portion of the Purchaser's Investment was or may be sold by any placement agent or commercial paper dealer selected by its Related Administrator, as agreed between each such agent or dealer and its Related Administrator, plus (ii) 0.05% per annum, representing the commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum, plus (iii) certain documentation and transaction costs directly associated with the issuance of such Commercial Paper Notes, as are customarily charged by such Conduit Purchaser to its customers in similar transactions (including incremental carrying costs incurred with respect to Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by the Conduit Purchaser), plus (iv) costs of other related borrowings by such Conduit Purchaser, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum; provided, however that if any component of such rate is a discount rate, in calculating the "Commercial Paper Rate", such Conduit Purchaser shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum.

        "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Settlement Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         Eurodollar Rate       =       Eurodollar Rate
                                       ---------------
         (Reserve Adjusted)             1-Eurodollar
                                       Reserve Percentage

where:

        "Eurodollar Rate" means, with respect to any Settlement Period, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the related Bank Purchaser two Eurodollar Business Days prior to the beginning of such period by prime banks in the offshore dollar interbank market at or about the relevant local time of such Eurodollar Office, for delivery on the first day of such

Settlement Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Purchaser's Investment.

        "Relevant local time" as to any Eurodollar Office shall mean 11:00 a.m., London time when such Eurodollar Office is located in Europe or the Middle East, or 11:00 a.m., New York time, when such Eurodollar Office is located in North America or the Caribbean.

        "Eurodollar Business Day" means a day of the year on which dealings are carried on in the offshore dollar interbank market of the related Bank Purchaser's Eurodollar Office and banks are open for business in the location of the related Bank Purchaser's Eurodollar Office and are not required or authorized to close in New York City.

        "Eurodollar Office" shall mean the office of the related Bank Purchaser located in the Cayman Islands, Grand Cayman B.W.I. or such other office or offices through which such Bank Purchaser determines the Eurodollar Rate. A Eurodollar Office of the related Bank Purchaser may be, at the option of such Bank Purchaser, either a domestic or foreign office.

        "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Federal Reserve Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Federal Reserve Board, of the related Bank Purchaser having a term approximately equal or comparable to such Settlement Period.

        "Purchaser Rate" for any Purchaser for any Settlement Period means:

            (a) in all cases other than one referred to in clause (b) or (c) of this definition, the sum of (i) the Commercial Paper Rate of such Purchaser for such Settlement Period plus (ii) the Program Fee Rate;

            (b) in the case of the portion of such Purchaser's Investment (i) owned by any Program Support Provider or any other assignee (other than a Conduit Purchaser), or funded pursuant to a Program Support Agreement,
        (ii) funded by a Funding, or (iii) funded by a Bank Purchaser and at a time when clause (c) of this definition is not applicable, the Bank Rate for such Undivided Interest (or such portion) for such Settlement Period; and

            (c) when a Termination Event has occurred and is continuing, a rate per annum equal for each day during such Settlement Period to the Alternate Reference Rate in effect on such day plus 2% per annum.

        F. Rate Variance Factor. The "Rate Variance Factor" means such percentage per annum not exceeding 2% as the Administrative Agent (upon direction of the Required Purchasers) may designate from time to time.

                                     PART II

                                 CREDIT RESERVE

        A. Credit Reserve. The "Credit Reserve" on any day means an amount determined in accordance with the definition of Credit Reserve in Appendix A.

                                    PART III

                                DILUTION RESERVE

        A. Dilution Reserve. The "Dilution Reserve" on any day means an amount determined in accordance with the definition of Dilution Reserve in Appendix A.

                                     PART IV

                             SERVICER'S FEE RESERVE

        A. Servicer's Fee Reserve. The "Servicer's Fee Reserve" at any time means an amount determined as follows:

        SFR  =   SF + ROSF

where:

        SFR  =   the Servicer's Fee Reserve at any time;

        SF   =   the unpaid Servicer's Fee accrued to such time and unpaid as determined pursuant to Part IV.B; and

       ROSF  =   the Run Off Servicer's Fee at such time, as determined pursuant to Part IV.C.

        B. Servicer's Fee. The "Servicer's Fee" relating to any Undivided Interest accrued for any day means

            (i) an amount equal to (x) 0.50% per annum, times (y) the amount of the Total Purchasers' Investment at the close of business on such day, times (z) 1/360; or

            (ii) on and after Servicer's reasonable request made at any time when Seller or any of its Affiliates shall no longer be Servicer, an alternative amount specified by Servicer not exceeding (x) 110% of Servicer's cost and expenses of performing its obligations under the Agreement during the Settlement Period when such day occurs, divided by
        (y) the number of days in such Settlement Period.

        C. Run Off Servicer's Fee. The "Run Off Servicer's Fee" at any time means an amount equal to

            (x) Total Purchasers' Investment at such time, times

            (y) (A) the percentage per annum set forth in clause (i)(x) of the definition of "Servicer's Fee", or (B) if Servicer's Fee is calculated pursuant to clause (ii) of such definition, the percentage per annum determined for each day by dividing the amount of the Servicer's Fee accrued for such day by the Total Purchasers' Investment at the close of business on such day, multiplying the quotient by 360 and expressing the product as a percentage, times

            (z) a fraction, the numerator of which is the number of days equal to the then Adjusted Average Maturity, and the denominator of which is 360 days.

                                     PART V

                            ADJUSTED AVERAGE MATURITY

        "Adjusted Average Maturity" means, on any day, the product of (i) three
(3) times (ii) the Average Maturity for such day.

        "Average Maturity" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Pool Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If the Administrative Agent shall disagree with any such calculation, the Administrative Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and the Purchasers.

                                   SCHEDULE I

                            PURCHASERS - COMMITMENTS


                               Related                                              Conduit        Support
       Name of Bank            Conduit                                              Related       Termination
         Purchaser             Purchaser          Commitment      Percentage       Percentage        Date
-------------------            ---------          ----------      ----------       ----------     -----------
Bank of America,             Quincy Capital
National Association         Corporation          $110,000,000     55.0000%         100.0000%    July 30, 2003

                             Amsterdam
ABN AMRO Bank, N.V.          Funding
                             Corporation          $ 90,000,000     45.0000%         100.0000%    July 30, 2003

                                SCHEDULE 2.04(b)

                              CONCENTRATION LIMITS

     Commercial Paper/
        Short-Term                 Concentration
       Debt Rating*                    Limit
     ------------------            -------------
A-2/P-2 or better                       15%
A-3/P-3                                7.5%
below A-3/P-3 or not rated               6%

* The ratings from each of Standard and Poor's and Moody's must be maintained; if the two ratings are different, the Concentration Limit shall be determined by reference to the lower rating.

                                SCHEDULE 2.04(c)
                          SPECIAL CONCENTRATION LIMITS

                                 Commercial Paper/            Special
                                   Short-Term               Concentration
Obligor Name                       Debt Rating*                Limit
------------                     ------------------         ---------------
IBM                              A-1/P-1 or better                 30%
                                 A-2/P-2                           15%
                                 A-3/P-3                          7.5%
                                 below A-3/P-3 or not rated         6%

* The ratings from each of Standard and Poor's and Moody's must be maintained; if the two ratings are different, the Special Concentration Limit shall be determined by reference to the lower rating.

                                SCHEDULE 6.01(D)


                                   LITIGATION



None.

                                SCHEDULE 6.01(K)


                LIST OF OFFICES OF SELLER WHERE RECORDS ARE KEPT



SCI TECHNOLOGY LOCATIONS
------------------------

2101 West Clinton Avenue
Huntsville, Alabama 35805

8600 South Memorial Parkway
Huntsville, Alabama 35802

13000 South Memorial Parkway
Huntsville, Alabama 35803

1000 Fields Road
Lacey's Spring, Alabama 35754

* 1600 Hulaco Road
Arab, Alabama 35016

* 609 Woody Drive
Graham, North Carolina 27253

2000 Ringwood Avenue
San Jose, California 95131

500 Civic Center Drive
Augusta, Maine 04330-9417

222 Disk Drive
Rapid City, South Dakota 57701

*5525 Astrozon Boulevard
Colorado Springs, Colorado 80916

*300 Technology Dr.
Hooksett, New Hampshire 03106

702 Bandley Drive
Fountain, Colorado 80817

400 Diamond Drive
Huntsville, AL 35806

300 Diamond Drive
Huntsville, AL 35806

3020 South Miami Blvd.
Research Triangle Park, NC 27703


Addresses above marked with an asterisk (*) do not currently house records. They have been added as they historically housed records and may again in the future.

SANMINA-SCI CORPORATION LOCATIONS

2700 N. First Street
San Jose, CA 95134

                                SCHEDULE 6.01(L)
                             List of Lock-Box Banks

1.  Bank of America:  Account 81886-00260; Lockbox 98480

2.  Wells Fargo Bank:  Account 4460-136856; Lockbox 44661

                               SCHEDULE 6.01(M)-1

                               FORMS OF CONTRACTS

                        MANUFACTURING SERVICES AGREEMENT

THIS AGREEMENT (the "Agreement") is effective as of ____________________________ (the "Commencement Date"), by and between ____________________________ a(n)
____________________________ corporation having a principal place of business at
____________________________ ("CUSTOMER") and SANMINA-SCI CORPORATION, a
Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 ("SANMINA-SCI").

1.   TERM

     The initial term of this Agreement shall commence on the Commencement Date and shall continue through the first anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiry of the initial term, this Agreement shall continue from year to year until one party terminates the Agreement by giving at least thirty (30) days' prior written notice to the other party. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order ("Order") issued hereunder.

2.   PRICING

     2.1 Pricing. During the term, CUSTOMER shall have the right to purchase from SANMINA-SCI the products specified in Exhibit A hereto, as such Exhibit may be amended from time to time (the "Products") at the prices set forth in Exhibit A (the "Prices"). Prices (a) are in U.S. Dollars, (b) include SANMINA-SCI designed packaging (unless otherwise specified in the bid documents), (c) exclude the items set forth in Section 2.2, and (d) are based on (i) the configuration set forth in the specifications attached hereto as Exhibit C (the "Specifications") and (ii) the projected volumes, minimum run rates and other assumptions set forth in SANMINA-SCI's bid letter (if any) and Exhibit A. The Prices shall remain fixed for the term of the Agreement, subject to SANMINA-SCI's right to revise Prices (y) to account for any material variations on the market prices of components, parts and raw material (collectively "Components"), including any such variations resulting from shortages or (z) the price adjustments set forth in Section 2.3.

     2.2 Exclusions from Price. Prices do not include (a) export licensing of the Product or payment of broker's fees, duties, tariffs or other similar charges; (b) taxes or charges (other than those based on net income of SANMINA-SCI) imposed by any taxing authority upon the manufacture, sale, shipment, storage, "value add" or use of the Product which SANMINA-SCI is obligated to pay or collect; and (c) setup, tooling, or non-recurring engineering activities (collectively "NRE Charges"). Any charges for these items shall be separately invoiced.

     2.3  Other Price Adjustments:

          (a) CUSTOMER acknowledges that the Prices set forth in Exhibit A are based on the forecasted volumes provided by CUSTOMER to SANMINA-SCI. In the event CUSTOMER fails to purchase Product in sufficient volumes consistent with the quoted prices, SANMINA-SCI reserves the right to billback CUSTOMER for the difference between the prices paid and the prices associated with such lower volumes.

          (b) CUSTOMER acknowledges that the Prices are based on the Specifications and the assumptions set forth in SANMINA-SCI's bid letter and in Exhibit A. In the event SANMINA-SCI experiences an increase in cost as a result of changes in the pricing assumptions or the Specifications, SANMINA-SCI shall be entitled to the Price adjustment set forth in Section 6.1.

     2.4 Product Ordering. Product ordering shall be in accordance with the schedule or method of releases by Orders set forth in Article 4.


                                                              REV: February 2002

3.   PAYMENT TERMS

     Payment terms are net thirty (30) days after date of invoice. On any invoice not paid by maturity date, CUSTOMER shall pay interest from maturity to date of payment at the rate of 1.5% per month. Payment shall be made in U.S. Dollars. Offsets and setoffs by either party are not allowed. In the event CUSTOMER has any outstanding invoice for more than forty-five (45) days, SANMINA-SCI shall have the right to stop shipments of Product to CUSTOMER until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided.

4.   PURCHASE ORDERS/FORECAST/RESCHEDULE

     4.1  Purchase Orders.

          (a) CUSTOMER will issue to SANMINA-SCI specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by model number; (ii) the quantity of the Product;
(iii) the delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order shall provide an order number for billing purposes, and may include other instructions and terms as may be appropriate under the circumstances.

          (b) All Orders shall be confirmed by SANMINA-SCI within five (5) business days of receipt. If SANMINA-SCI does not accept or reject the Order within the five day period, the Order shall be deemed rejected by SANMINA-SCI unless SANMINA-SCI has commenced performance, in which case the Order shall be deemed accepted to the extent of such performance. In the event SANMINA-SCI is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule to be unacceptable for some other reason, the parties shall negotiate in good faith to resolve the disputed matter(s).

     4.2  Forecast; Minimum Buys; Excess and Obsolete Inventory.

          (a) Initial Forecast. Upon the execution of this Agreement, CUSTOMER shall provide SANMINA-SCI with (i) an initial ninety (90) day firm Order and
(ii) a forecast for Product requirements (in monthly buckets) for an additional nine (9) months ("Forecast"). The Order - and all subsequent Orders - shall be binding and may be rescheduled only in accordance with Section 4.2(d) or cancelled in accordance with Section 4.2(g). SANMINA-SCI shall make purchase commitments (including purchase commitments for Long Lead-time Components) to its Component suppliers ("Vendors") based upon the Order and Forecast, and CUSTOMER shall be responsible for all such Components purchased in support of CUSTOMER's then-current Forecast. For all other purposes, however, the Forecast shall be non-binding.

          (b) Subsequent Forecasts. On the first business day of each calendar month after the initial Order and Forecast, the first Forecast month shall automatically become part of the Order, a new Forecast month shall be added, and a new firm Order issued, so that a rolling Order of ninety (90) days is always maintained.

          (c)  MRP Process.

               (1) SANMINA-SCI shall take the Order and Forecast and generate a Master Production Schedule ("MPS") for a twelve-month period in accordance with the process described in this Section. The MPS shall define the master plan on which SANMINA-SCI shall base its procurement, internal capacity projections and commitments. SANMINA-SCI shall use CUSTOMER's Order to generate the first three
(3) months of the MPS and shall use CUSTOMER's Forecast to generate the subsequent nine (9) months of the MPS.

               (2) SANMINA-SCI shall process the MPS through industry-standard software (the "MRP Software") that will break down CUSTOMER's Product requirements into Component requirements. When no Product testing (in-circuit or functional testing) is required by CUSTOMER, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to

                                                              REV: February 2002
                                                                        - Page 2

SANMINA-SCI eleven working days before the Products are scheduled to ship to CUSTOMER; in the event Product testing is required, SANMINA-SCI will use commercially reasonable efforts to schedule delivery of all Components to SANMINA-SCI sixteen working days before the Products are scheduled to ship to CUSTOMER.

               (3) SANMINA-SCI will release (launch) purchase orders to Vendors prior to the anticipated date that the Components are needed at SANMINA-SCI. The date on which these orders are launched will depend on the lead time determined between the Vendor and SANMINA-SCI and SANMINA-SCI's manufacturing or materials planning systems.

               (4) A list of all Components with lead times greater than ninety days ("Long Lead-time Components") is set forth in Exhibit B to this Agreement. SANMINA-SCI shall use reasonable efforts to update the list of Long Lead-time Components every quarter and present an updated list of Long
Lead-time Components to CUSTOMER at the time SANMINA-SCI presents the CUSTOMER with the E&O List described in section 4.2(e). Each revised Long Lead-time Item list shall be deemed an amendment to Exhibit B. In the event SANMINA-SCI fails to present an updated list of Long Lead-time Components, (i) the parties shall continue to rely on the preceding list (as updated in writing by the parties) and (ii) CUSTOMER will accept responsibility for Long Leadtime Components ordered outside the leadtimes set forth in the list provided that SANMINA-SCI can demonstrate to CUSTOMER'S reasonable satisfaction that such Components were ordered in accordance with the then-current Vendor leadtimes.(CUSTOMER acknowledges that leadtimes constantly change and the SANMINA-SCI might not always be able to present CUSTOMER with a current Long Leadtime Component List).

               (5) CUSTOMER acknowledges that SANMINA-SCI will order Components in quantities sufficient to support up to six months of CUSTOMER'S Forecast. In determining the quantity of Components to order, SANMINA-SCI divides the Components into three classes, "Class A," "Class B" and "Class C." Class A Components are comprised of the approximately three percent (3%) of Components constituting approximately eight percent (80%) of the Product's total Component cost. Class C Components are comprised of the approximately eighty percent (80%) of Components constituting approximately three percent (3%) of the Product's total Component cost. Class B Components are comprised of the remaining seventeen percent (17%) of Components constituting approximately seventeen percent (17%) of the Product's total Component cost. SANMINA-SCI will place orders with its vendors for approximately two to three weeks' worth of Class A Components, three months' worth of Class B Components and six months' worth of Class C Components. A summary of SANMINA-SCI's purchase commitments is set forth in the table below.

Part Class   Expected Percentage   Expected Percentage    Periods Worth of
             of Total Parts        of Total Value (of     Supply to be Bought
                                   Gross Requirements)    with Each Order
A            3%                    80%                    2-3 Weeks
B            17%                   17%                    3 Months
C            80%                   3%                     6 Months

               (6) Customer acknowledges that SANMINA-SCI will be required to order Components in accordance with the various minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor. In addition, CUSTOMER acknowledges that there is a lag time between any Customer cancellation and the cancellation of the Components required to support production.

          (d) Reschedule. CUSTOMER may reschedule all or part of a scheduled delivery (per purchase order or forecast) one (1) time per quarter (for a maximum of two quarters) for a period not to exceed forty-five (45) days in accordance with the table below. At the end of this forty-five day period, CUSTOMER shall either accept delivery of rescheduled finished units and/or pay SANMINA-SCI's Delivered Component Cost (as defined in Section 4.2(e)) associated with rescheduled units not yet built.

                                                              REV: February 2002
                                                                        - Page 3

As an example, assume that CUSTOMER's purchase order requested delivery of 100 units on July 31, 100 units on August 31, 100 units on September 30 and 100 units on October 31. On July 15, the CUSTOMER asks SANMINA-SCI to reschedule all deliveries to the maximum extent permitted under this Agreement. Because the Agreement does not permit reschedules within thirty days of the delivery date, none of the units scheduled for delivery on July 31 would be affected. SANMINA-SCI would, however, reschedule the delivery of fifteen units scheduled to be delivered on August 31 to October 15 (within 60 days, CUSTOMER can reschedule 15% of any scheduled delivery for a maximum of 45 days), reschedule the delivery of thirty units scheduled to be delivered on September 30 to November 15 (within 90 days, CUSTOMER can reschedule 30% of any scheduled delivery for a maximum of 45 days), and reschedule the delivery of 100 units scheduled to be delivered on October 31 to December 15 (after 90 days, CUSTOMER can reschedule 100% of any scheduled delivery for a maximum of 45 days.

DAYS BEFORE P.O. DELIVERY DATE          PERCENTAGE RESCHEDULE ALLOWANCE
-----------------------------------------------------------------------
0-30                                     No Charge
31-60                                    15%
61-90                                    30%
> 90                                     100%

     SANMINA-SCI shall use reasonable commercial efforts to accommodate any upside schedule changes beyond the firm order periods.

          (e) Excess and Obsolete Inventory. Within a reasonable time after the end of each calendar quarter, SANMINA-SCI shall advise CUSTOMER in writing of any excess or obsolete Components in its inventory and the Delivered Cost of such Components (the "E&O List"). For the purpose of this Agreement, "Delivered Cost" shall mean SANMINA-SCI's quoted cost of Components as stated on the bill of materials plus a materials margin equal to fifteen percent (15%). Within five
(5) business days of receiving SANMINA-SCI's E&O List, CUSTOMER shall advise SANMINA-SCI of any Component on the E&O List that it believes is not excess or obsolete. Within ten business days after receiving SANMINA-SCI's E&O List, SANMINA-SCI and CUSTOMER shall finalize the E&O List, and CUSTOMER shall issue to SANMINA-SCI an Order for all Components on the E&O List. CUSTOMER shall pay SANMINA-SCI its Delivered Cost for Components on the E&O List within fifteen
(15) days of the date of invoice. In the event the parties cannot agree as to the Components on the E&O List, CUSTOMER shall pay SANMINA-SCI for all non-disputed Components in accordance with this Section, and shall pay SANMINA-SCI for all other Components on SANMINA-SCI's E&O List (in the event they remain excess or obsolete) forty-five days thereafter. For the purpose of this Section, the phrase "obsolete Component" shall mean any Component which is not currently used to manufacture CUSTOMER's Product (whether as a result of an ECO or otherwise), and the term "excess Component" shall mean any Component which is not required to meet CUSTOMER's Order or CUSTOMER's Forecast to which such Component was initially ordered. CUSTOMER shall not have the right to delay payment for excess Components by increasing or pushing out its Forecast.

          (f) Customer Component Liability. CUSTOMER acknowledges that it shall be financially liable for all Components ordered in accordance with this Article. Specifically, CUSTOMER's Component Liability shall be equal to SANMINA-SCI's Delivered Cost of all Components ordered in support of any Order or Forecast, including any excess Components resulting from any minimum buy quantities, tape and reel quantities, and multiples of packaging quantities required by the Vendor less the actual cost (per the bill of materials) of those Components which are returnable to Vendor (less any cancellation or restocking charges). At CUSTOMER'S request, SANMINA-SCI shall use commercially reasonable efforts to minimize CUSTOMER'S Component Liability by attempting to return Components to the Vendor; provided, however, that SANMINA-SCI shall not be obligated to attempt to return to Vendor Components which are, in the aggregate, worth less than $1,000.


                                                              REV: February 2000
                                                                        - Page 4

5.   DELIVERY AND ACCEPTANCE

     5.1 Delivery. All product shipments shall be F.O.B. SANMINA-SCI's facility of manufacture and freight collect, and shall be to destinations in the country of manufacture. Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon SANMINA-SCI's tender of the Product to CUSTOMER's carrier. SANMINA-SCI shall mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any special instructions of CUSTOMER. SANMINA-SCI shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use reasonable efforts to notify CUSTOMER of any anticipated delays; provided, however that SANMINA-SCI shall not be liable for any failure to meet CUSTOMER delivery dates and/or any failure to give notice of anticipated delays.

     5.2 Acceptance. Acceptance of the Product shall occur no later than fifteen (15) days after shipment of Product and shall be based solely on whether the Product passes a mutually agreeable Acceptance Test Procedure or inspection designed to demonstrate compliance with the Specifications. Product cannot be rejected based on criteria that were unknown to SANMINA-SCI or based on test procedures that SANMINA-SCI does not conduct. Product shall be deemed accepted if not rejected within this fifteen-day period. Once a Product is accepted, all Product returns shall be handled in accordance with Article 7 (Warranty). Prior to returning any rejected Product, CUSTOMER shall obtain an Authorized Return Material ("ARM") number from SANMINA-SCI, and shall return such Product in accordance with SANMINA-SCI's instructions; CUSTOMER shall specify the reason for such rejection in all ARM's. In the event a Product is rejected, SANMINA-SCI shall have a reasonable opportunity to cure any defect which led to such rejection.

6.   CHANGES

     6.1 General. CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or BOM, (2) methods of packaging and shipment, (3) quantities of Product to be furnished, (4) delivery schedule, or (5) CUSTOMER-Furnished Items. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice ("ECN") and, if accepted by CUSTOMER, finalized in an Engineering Change Order ("ECO"). If any such change causes either an increase or decrease in SANMINA-SCI's cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the parties for such change.

     6.2 ECN's. SANMINA-SCI will respond to one ECN request per month without a non-recurring administrative fee; responses to additional ECN's will incur an administrative fee of $1,000.00 each. Within five (5) business days after an ECN is received, SANMINA-SCI shall advise CUSTOMER in writing (a) of any change in Prices or delivery schedules resulting from the ECN and (b) the Delivered Cost of any Finished Product, Work-In-Process or Component rendered excess or obsolete as a result of the ECN (collectively the "ECN Charge"). Unless otherwise stated, ECN Charges are valid from thirty (30) days from the date of the ECN Charge.

     6.3 ECO's. In the event CUSTOMER desires to proceed with the change after receiving the ECN Charge pursuant to Section 6.2, CUSTOMER shall advise SANMINA-SCI in writing and shall immediately pay the portion of the ECN Charge set forth in Section 6.2(b). In the event CUSTOMER does not desire to proceed with the Change after receiving the ECN change, it shall so notify SANMINA-SCI. In the event SANMINA-SCI does not receive written confirmation of CUSTOMER's desire to proceed with the change within thirty days after SANMINA-SCI provides CUSTOMER with the ECN Charge, the ECN shall be deemed cancelled.

7.   WARRANTY

     7.1 SANMINA-SCI Warranty. SANMINA-SCI's warranty period is for one year from date of manufacture and is limited to correction of defects in SANMINA-SCI workmanship. For the purpose of

                                                              REV: February 2002
                                                                        - Page 5
this Section, "workmanship" shall mean manufacture in accordance with the most current version of IPC-A-600 or IPC-A-610, or the CUSTOMER's workmanship standards set forth in the Specifications. SANMINA-SCI shall, at its option and at its expense, repair, replace or issue a credit for Product found defective during the warranty period. In addition, SANMINA-SCI will pass on to CUSTOMER all manufacturer's Component warranties to the extent that they are transferable, but will not independently warrant any Components.

     7.2 ARM Procedure. SANMINA-SCI shall concur in advance on all Product to be returned for repair or rework. CUSTOMER shall obtain an Authorized Returned Material (ARM) number from SANMINA-SCI prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with SANMINA-SCI's Authorized Returned Material Procedure, a copy of which is available from SANMINA-SCI upon request SANMINA-SCI shall pay all transportation costs for valid returns of the Products to SANMINA-SCI and for the shipment of the repaired or replacement Products to CUSTOMER, and shall bear all risk of loss or damage to such Products while in transit; CUSTOMER shall pay these charges, plus a handling charge, for invalid or "no defect found" returns. Any repaired or replaced Product shall be warranted as set forth in this Article for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product or (ii) sixty (60) days after it is received by CUSTOMER.

     7.3 Exclusions From Warranty. This warranty does not include Products that have defects or failures resulting from (a) CUSTOMER's design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific CUSTOMER's environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties or (d) defective CUSTOMER-provided test equipment or test software. CUSTOMER bears all design responsibility for the Product.

     7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.   CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS

     8.1 Customer-Furnished Items. CUSTOMER shall provide SANMINA-SCI with the equipment, tooling, Components or documentation set forth in EXHIBIT D (collectively the "Customer-Furnished Items"). The Customer-Furnished Items shall be fit for their intended purposes and shall be delivered to SANMINA-SCI in a timely manner. Documentation (including BOM's, drawings and artwork) shall be current and complete. CUSTOMER shall be responsible for schedule delay, reasonable inventory carrying charges and allocated equipment down time charges associated with the incompleteness, late delivery or non-delivery of the Customer-Furnished Items.

     8.2 Care of Customer-Furnished Items. All Customer-Furnished Items shall remain the property of CUSTOMER. SANMINA-SCI shall clearly identify all Customer-Furnished Items by an appropriate tag and shall utilize such Customer-Furnished Items solely in connection with the manufacture of CUSTOMER's Product. SANMINA-SCI shall not make or allow modifications to be made to the Customer-Furnished Items without CUSTOMER's prior written consent. SANMINA-SCI shall be responsible for reasonable diligence and care in the use and protection of any Customer-Furnished Items and routine maintenance and repairs of any Customer-Furnished Equipment, but shall not be responsible for major repairs or replacements (including service warranties and calibration to the equipment) or repair or replacement of failed Customer-Furnished Item unless such failure was caused by SANMINA-SCI's negligence or willful misconduct. All Customer-Furnished Items shall be returned to CUSTOMER at CUSTOMER's expense upon request and SANMINA-SCI's production and warranty obligations which require the utilization of the returned Customer-Furnished Items will cease upon SANMINA-SCI's fulfillment of the Customer's request.

                                                              REV: February 2002
                                                                        - Page 6

     8.3 Customer-Furnished Components. Customer-furnished Components shall be handled in accordance with SANMINA-SCI's procedures regarding Customer-Furnished Material, incorporated by reference herein, copies of which are available upon request.

9.  INDEMNIFICATION AND LIMITATION OF LIABILITY

     9.1 SANMINA-SCI's Indemnification. SANMINA-SCI shall indemnify, defend, and hold CUSTOMER and CUSTOMER's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "Customer-Indemnified Parties") harmless from all demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a "Claim," and, collectively "Claims") (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by the negligent or willful acts or omissions of SANMINA-SCI or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with SANMINA-SCI's manufacturing processes.

     9.2 CUSTOMER's Indemnification. CUSTOMER shall indemnify, defend, and hold SANMINA-SCI and SANMINA-SCI's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "SANMINA-SCI-Indemnified Parties") harmless from all Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product, by the negligent or willful acts or omissions of CUSTOMER or its officers, employees, subcontractors or agents and/or (ii) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Products, except to the extent that such infringement exists as a result of use by CUSTOMER of SANMINA-SCI's manufacturing processes.

     9.3 Procedure. A party entitled to indemnification pursuant to this Article (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the parties with respect to the Claim, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee to each claimant or plaintiff.

     9.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; provided, however, that this Section shall not prevent a party from incurring the liabilities set forth in Section 9 (Indemnification) or 10 (Termination). IN NO EVENT SHALL SANMINA-SCI'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA-SCI HEREUNDER. IN NO EVENT WILL SANMINA-SCI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY CUSTOMER. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.  TERMINATION

     10.1 Termination for Cause. Either party may terminate this Agreement or an Order hereunder for default if the other party materially breaches this Agreement; provided, however, no right of


                                                              REV: February 2002
                                                                        - Page 7
default shall accrue until thirty (30) days after the defaulting party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the thirty (30) day period after notice of material breach. Notwithstanding the foregoing, there shall be no cure period for payment-related defaults.

     10.2 Termination for Convenience. CUSTOMER may terminate this Agreement hereunder for any reason upon thirty (30) days' prior written notice. In addition, CUSTOMER may terminate an Order hereunder for any reason upon ninety days' (before scheduled shipment) prior written notice. SANMINA-SCI may terminate this Agreement for any reason upon ninety (90) days' notice.

     10.3 Termination by Operation of Law. This Agreement shall immediately terminate should either party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

     10.4 Consequences of Termination.

          a. Termination for Reasons other than SANMINA-SCI's Breach. In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by SANMINA-SCI (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA-SCI's cost (including labor, Components and a fifteen percent mark-up on Components and labor) for all work in process; and (3) CUSTOMER'S Component Liability pursuant to Section 4.2(f).

          b. Termination Resulting From SANMINA-SCI's Breach. In the event CUSTOMER terminates this Agreement or any Order hereunder as a result of a breach by SANMINA-SCI, CUSTOMER shall pay SANMINA-SCI, termination charges equal to (1) the contract price for all finished Product existing at the time of termination; (2) SANMINA-SCI's cost (including labor, Components) for all work in process; and (3) CUSTOMER'S Component Liability pursuant to Section 4.2(f); provided, however, that for the purposes of this subsection only, CUSTOMER's Component Liability shall be calculated using "actual cost" rather than "Delivered Cost."

11.  QUALITY

     11.1 Specifications. Product shall be manufactured by SANMINA-SCI in accordance with the Specifications set forth in Exhibit C, as modified via written ECO's in accordance with this Agreement. Neither party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1 and SANMINA-SCI's ECO procedure. Notwithstanding the foregoing, SANMINA-SCI shall be permitted to make changes in its manufacturing process at any time, so long as such changes do not affect the form, fit or function of the Products.

     11.2 Content of Specifications. The Specifications shall include, but shall not be limited to (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM; (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, (vi) supplier cross references.

     11.3 Quality of Components. SANMINA-SCI shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from Vendors appearing on CUSTOMER's approved vendor list ("AVL"); provided, however, that in the event SANMINA-SCI cannot purchase a Component from a Vendor on CUSTOMER'S AVL for any reason, SANMINA-SCI shall be able to purchase such Component from an alternate Vendor, subject to CUSTOMERS's prior written approval, which approval shall not be unreasonably withheld or delayed.


                                                              REV: February 2002
                                                                         -Page 8

     11.4 Quality Specifications. SANMINA-SCI shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from SANMINA-SCI upon request.

     11.5 Inspection of Facility. Upon reasonable advance written notice, CUSTOMER may inspect the Products and Components held by SANMINA-SCI for CUSTOMER at SANMINA-SCI's facilities during SANMINA-SCI's regular business hours, provided that such inspection does not unduly affect SANMINA-SCI's operations. CUSTOMER and its representatives shall observe all security and handling measures of SANMINA-SCI while on SANMINA-SCI's premises. CUSTOMER and its representatives acknowledge that their presence on SANMINA-SCI's property is at their sole risk.

12.  FORCE MAJEURE

     12.1 Force Majeure Event. For purposes of this Agreement, a "Force Majeure Event" shall mean (i) the occurrence of unforeseen circumstances beyond a party's control and without such party's negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion and (ii) the failure of a Vendor to timely deliver a Component to SANMINA-SCI.

     12.2 Notice of Force Majeure Event. Neither party shall be responsible for any failure to perform due to a Force Majeure Event provided that such party gives notice to the other party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a party to give notice of a Force Majeure Event shall not prevent such party from relying on this Section except to the extent that the other party has been prejudiced thereby.

     12.3 Termination of Force Majeure Event. The party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the party affected thereby shall immediately notify the other party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

     12.4 Limitations. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article shall not excuse (i) any obligation of either party, including the obligation to pay money in a timely manner for Product actually delivered other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such party.

     12.5 Termination for Convenience. In the event a party fails to perform any of its obligations for reasons defined above for a cumulative period of ninety (90) days or more from the date of such party's notification to the other party then the other party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Paragraph 10.2.

13.  CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

     13.1  Definitions.  For the purpose of this Agreement,

     (a) "Confidential Information" means information (in any form or media) regarding a party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a party by reverse engineering, decompiling or examining any software or hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information


                                                              REV: February 2002
                                                                        - Page 9
relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other party prior to receipt from the disclosing party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality; and provided further, that Confidential Information does not include any information provided by CUSTOMER to SANMINA-SCI regarding the manufacturing process.

     (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

     (c) "Representative" shall mean a party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

     13.2 Nondisclosure Covenants.

          (a) In connection with this Agreement, each party (the "Disclosing Party") may furnish to the other party (the "Receiving Party") or its Representatives certain Confidential Information. For a period of three (3) years from the date of this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

          (b) The disclosure of any Confidential Information is solely for the purpose of enabling each party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

          (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

          (d) If the Receiving Party or its Representative is requested or become legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

     13.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of two (2) years thereafter, neither party shall directly or indirectly solicit, recruit or hire (or attempt to solicit, recruit or hire) any of the other party's employees; provided, however, that this shall not prohibit a party from (a) advertising for open positions provided that such advertisements are not targeted solely at the employees of the other party; (b) or employing any individual who initiates contact with such party on his or her own initiative, whether in response to an advertisement or otherwise.

     13.4 Injunctive Relief Authorized. Any material breach of this Section by a party or its Representatives may cause irreparable injury and the non-breaching party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach. The above will not be construed to limit the remedies available to a party. In addition, the prevailing party will be entitled to be reimbursed for all of its reasonable attorney's fees and expenses at all levels of proceedings and for investigations, from the non-prevailing party.



                                                              REV: February 2002
                                                                        -Page 10

14.  INSURANCE

     SANMINA-SCI agrees to maintain during the term of this Agreement (a) workers' compensation insurance as prescribed by the law of the state in which SANMINA-SCI's services are performed; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) comprehensive general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) comprehensive general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. SANMINA-SCI shall furnish to CUSTOMER certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other party and the other party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

15.  MISCELLANEOUS

     15.1 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written Agreement, specifically amending, modifying and changing this Agreement, signed by SANMINA-SCI and an authorized representative of the CUSTOMER.

     15.2 Order of Precedence. All quotations, Orders, acknowledgements and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release product, those portions of the Order that are not pre-printed and which are accepted by SANMINA-SCI. The Parties acknowledge that (y) the preprinted provisions on the reverse side of any such quotation, Order, acknowledgment or invoice and (z) all terms other than the specific terms set forth in Section 4(a)(i)-(iv) shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Purchase Agreement Coordinators of SANMINA-SCI and CUSTOMER.

     15.3 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. This Agreement may be assigned by either party to any corporation controlling, controlled by or under common control with its parent corporation or to any successor to substantially all the business of the party.

     15.4 Notices. Wherever one party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

     If to Buyer:                       with a copy to:


     If to Seller:                      with a copy to:


     SANMINA-SCI Corporation            SANMINA-SCI Corporation
     2700 N. First Street               2101 West Clinton Avenue
     San Jose, California 95134         Huntsville, Alabama 35805
     Att'n: President                   Att'n: Mgr. Of Contract Management
     Phone: (408) 964-3600              Phone: (256) 882-4679
     Fax: (408) 964-3636                Fax: (256) 882-4804



                                                              REV: February 2002
                                                                       - Page 11

All such notices shall be effective upon receipt. Either party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other party.

     15.5 Disputes/Choice of Law. The parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. In the event the parties cannot resolve a dispute, the parties acknowledge and agree that the state courts of Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The parties consent to the exercise by such courts of personal jurisdiction over them and each party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine. This Agreement shall be construed in accordance with the substantive laws of the State of California (excluding its conflicts of laws principles).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

SANMINA-SCI CORPORATION                           CUSTOMER


By:                                               By:
   -------------------------                         --------------------------
          Signature                                         Signature


----------------------------                         --------------------------
          Typed Name                                        Typed Name


----------------------------                         --------------------------
          Title                                               Title


----------------------------                         --------------------------
          Date                                                Date

INDEX

1.   TERM
2.   PRICING
3.   PAYMENT TERMS
4.   PURCHASE ORDERS/FORECAST/RESCHEDULE
5.   DELIVERY AND ACCEPTANCE
6.   CHANGES
7.   WARRANTY
8.   CUSTOMER FURNISHED EQUIPMENT AND COMPONENTS
9.   INDEMNIFICATION AND LIMITATION OF LIABILITY
10.  TERMINATION
11.  QUALITY
12.  FORCE MAJEURE
13.  CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
14.  INSURANCE
15.  MISCELLANEOUS

EXHIBITS

A.   PRICES
B.   LONG LEAD-TIME COMPONENTS
C.   SPECIFICATIONS
D.   CUSTOMER FURNISHED EQUIPMENT, COMPONENTS AND DOCUMENTATION

EXHIBIT A
PRICING

Product                  Quantity            Price













Minimum Order Quantity/Month or Run Rate:

Non-Recurring Charges:

Exhibit B
Long Lead Time Components

EXHIBIT C

SPECIFICATIONS


Baseline Bill of Material

Specific Quality Standards

Statement of Work

Acceptance/Inspection Criteria

Assembly and Test Documents

Packaging Specification

Workmanship Standards

Description of In Circuit or Functional Test

Drawings / Artwork / Schematics

Label Placement Images

Gerber Files

Environmental Stress Screening Requirements

Parts/Component Specifications

Approved or Qualified Vendor List

Drill Tapes

Electrostatic Discharge Requirements

Other



ATTACHMENT # ___                   PRODUCT: ____________________

EXHIBIT D

CUSTOMER FURNISHED EQUIPMENT/CONSIGNED COMPONENTS



















                                                          February 2002 Revision
                                                                       - Page 17

                               SCHEDULE 601(M)-1

                               FORMS OF CONTRACTS

                      MANUFACTURING AND PURCHASE AGREEMENT
                                    between
                              SCI Technology, Inc.
                     doing business as SCI Systems ("SCI")
                                      and

                       a ____________________ corporation
                             ("Customer")

SCI agrees to manufacture the products described on attached Schedule 1 ("Products") and sell the finished Products to Customer. Customer agrees to purchase the finished Products from SCI. The manufacture, sale and purchase of the finished Products will be governed by the terms and conditions of this Agreement.

This Agreement consists of the attached General Terms and Conditions and the following Schedules (as applicable):

     -- Schedule 1 - Product Specifications
     -- Schedule 2 - Product Pricing
     -- Schedule 3 - Non-Disclosure Agreement
     -- Schedule _ - ________________________
     -- Schedule _ - ________________________

Effective Date: __________ 199_

SCI SYSTEMS:            CUSTOMER:

By: ___________________
     By: _________________
Signature               Signature
___________________
     ______________________
Typed or Printed Name   Typed or Printed Name
___________________
     ______________________
Title                   Title

Address:                    Address:
_______________________  ________________________
_______________________  ________________________
Attn: _________________  Attn: __________________

Tel: __________________  Tel: ___________________
FAX: __________________  FAX: ___________________



6.7.9

                      MANUFACTURING AND PURCHASE AGREEMENT

                               TABLE OF CONTENTS

NUMBER    SUBJECT                                                PAGE
------    -------                                                ----
          Signature Page                                           1
1.        Purchase Price                                           3
2.        Purchase Orders                                          3
3.        Payment Terms                                            4
4.        Warranties, Remedies and Limitation of Liability         4
5.        Inspection                                               5
6.        Rescheduling and Cancellation                            5
7.        Non-recurring Engineering Charges                        6
8.        Changes To The Products                                  6
9.        Inventory Indemnification                                6
10.       Term and Termination                                     7
11.       General                                                  8





                                  SCI SYSTEMS
                          GENERAL TERMS AND CONDITIONS

1.0  PRODUCT PURCHASE PRICES.


6.7.9

1.1  Purchase prices ("Purchase Prices") for the Products are set forth on
Schedule 2 and are effective for the period's and on the terms stated. Purchase Prices are FOB SCI's Plant of manufacture and are net of all taxes, duties, and all other charges.

1.2 Purchase Prices will be reviewed by Customer and SCI at intervals as mutually agreed, and will be increased or decreased as appropriate. SCI will notify Customer of any industry-wide or sole source shortages of components affecting price or delivery schedules. In such event, SCI and Customer will mutually agree on equitable adjustments to the Purchase Prices and delivery schedules.

1.3 If the Purchase Prices are based upon minimum quantities of Product purchases by Customer, and through no fault of SCI, Customer purchases significantly less than the minimum quantities, the Purchase Prices will be equitably increased by an amount equal to SCI's verified additional costs to manufacture the lesser number of Products actually purchased by Customer.

2.0  CUSTOMER PURCHASE ORDERS.

2.1 Products will be manufactured and shipped according to a mutually agreed schedule. Once agreed to, manufacture and shipment of Products will be in accordance with Customer Purchase Orders ("Purchase Order(s)"). Purchase Orders may be issued in hard copy or electronically ("EDI") and will be issued at intervals as mutually agreed. Issued Purchase Orders are firm and will cover a minimum of ninety (90) days or some other mutually agreed to period. Purchase Orders will state the number of Products to be manufactured and shipped during the period covered by the Purchase Order, and other terms as mutually agreed.

2.2 Customer forecasts of Product purchases beyond ninety (90) days (or some other mutually agreed period) are for planning purposes only, are not firm, and will be issued at intervals as mutually agreed.

2.3 SCI will purchase material to manufacture Products according to the quantity and delivery schedules set forth in Purchase Orders in effect from time to time during the term of this Agreement. SCI will purchase material for the Products according to Customer's Approved Vendor List ("AVL"). With Customer's prior written consent, SCI may purchase material in excess of Purchase Order requirements, such as long lead time components or components which can be purchased in volume at a lower price.

3.0  PAYMENT TERMS.


6.7.9

3.1 Payment terms are net thirty (30) days from invoice date in United States dollars. The invoice date shall be no earlier than the ship date. Payments are not subject to off-set or setoff. At its option, SCI may impose a late payment fee or interest charge on all amounts past due by more than five (5) days up to the maximum charge or rate allowed by law. Acceptance of a partial payment will not be a waiver of the right to be paid the remainder due.

4.0  WARRANTIES, REMEDIES, LIMITATION OF LIABILITY.

4.1 SCI warrants to Customer that each Product shall be free from defects in workmanship and materials for ninety (90) days from the Product ship date (the "Product Warranty").

4.1.1 The materials portion of the Product Warranty shall not apply to (i) Customer consigned or supplied materials, (ii) Product that is abused, damaged, altered or misused other than by SCI, or (iii) Product damaged by external causes not directly contributed to by SCI.

4.1.2 Products shall be considered free from defects in workmanship if they are manufactured in accordance with SCI's manufacturing workmanship standards, conform to the Product specifications, and successfully complete any mutually agreed upon Product Acceptance Tests. The Customer may perform acceptance testing which measures a different array of performance criteria but the parties agree that the mutually agreed upon Product Acceptance Test will be the measurement standard to determine if the Product meets specifications.

4.2.1 ALL CLAIMS FOR BREACH OF WARRANTY MUST BE RECEIVED BY SCI NO LATER THAN THIRTY (30) DAYS AFTER THE EXPIRATION OF THE WARRANTY PERIOD FOR THE PRODUCT.

4.2.2 THE PRODUCT WARRANTY IS THE ONLY WARRANTY GIVEN BY SCI. SCI MAKES, AND CUSTOMER RECEIVES, NO OTHER WARRANTY EITHER EXPRESSED OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL IMPLIED WARRANTIES OF TITLE FOR ANY CONSIGNED OR CUSTOMER SUPPLIED MATERIALS, ARE EXPRESSLY DISCLAIMED AND EXCLUDED HERE FROM.

4.2.3 UNLESS EXPRESSLY AGREED TO BY SCI IN WRITING, SCI MAKES NO WARRANTY THAT THE PRODUCTS WILL (i) MEET ANY SPECIFICATION NOT MADE KNOWN TO AND AGREED TO BY SCI, OR (ii) RECEIVE THE APPROVAL OF OR BE CERTIFIED BY UNDERWRITERS LABORATORY, ANY FEDERAL, STATE, LOCAL OR FOREIGN GOVERNMENT AGENCY (INCLUDING WITHOUT LIMITATION THE FEDERAL COMMUNICATIONS COMMISSION) OR ANY OTHER PERSON OR ENTITY. SCI ASSUMES NO RESPONSIBILITY FOR OBTAINING SUCH APPROVALS OR CERTIFICATIONS, OR MEETING SUCH SPECIFICATIONS.

4.3 Customer's exclusive remedy for any breach of the Product Warranty shall be, at SCI's option, repair by SCI at a


6.7.9
facility of its choice, replacement of the defective Product with a functionally equivalent product, or return of the Purchase Price.

4.4 SCI's warranty obligations will cease upon the earlier of the agreed upon warranty period or upon SCI's fulfillment of Customer's request to return any Customer-owned test equipment and fixtures.

4.5 Customer warrants to SCI that any documentation or other data which it provides SCI to manufacture the Products is accurate and complete, unless Customer informs SCI otherwise.

4.6 SCI will repair Products which are outside the warranty period on mutually agreed prices and terms and conditions.

5.0  INSPECTION.

5.1 Customer is required to inspect each shipment of Products and give SCI written notice of any defects or count or other discrepancies within fifteen
(15) days of receipt. If Customer does not inspect Products within fifteen (15) days, the Products will be considered accepted by Customer; any Product defects reported after fifteen (15) days will be covered by the warranty provisions of this Agreement. Customer will follow SCI's RMA procedure for return of Products.

6.0  RESCHEDULING AND CANCELLATION.

6.1 Customer may increase, decrease or reschedule Products previously released for production on agreed terms and any costs (if any) mutually agreed to.

6.2 Customer may not cancel production of Products within thirty (30) days of their scheduled ship dates. Customer may reschedule production of Products within thirty (30) days of ship date as mutually agreed upon. Customer may cancel Purchase Orders outside the thirty (30) day production period but will be responsible for the Termination Inventory and handling charges provided for in
Article 9 below.

7.0  NON-RECURRING ENGINEERING CHARGES.

7.1 Customer and SCI will mutually agree on SCI provided non-recurring engineering charges and set-up fees ("NRE") required to manufacture the Products. NRE charges will be billed to Customer as mutually agreed upon.

8.0  CHANGES TO THE PRODUCTS.

8.1 SCI will not make any changes to the Products without Customer's prior written authorization. SCI will make Customer requested engineering changes ("EC") to the Products. An EC


6.7.9
request will include sufficient information for evaluation of its feasibility and cost impact. SCI will respond to EC requests in writing and provide cost and other relevant data within a time period that is reasonable considering the magnitude of the EC.

8.2 Customer may from time to time change the specifications for the Products or the work required of SCI hereunder and SCI agrees to make commercially reasonable efforts to comply. If changes result in a change in SCI's costs or in the time for performance, an adjustment will be made. Any adjustment must be in writing and SCI shall not be required to implement such change until the Parties have mutually agreed upon the price.

9.0  INVENTORY INDEMNIFICATION.

9.1 Upon cancellation of a Purchase Order, or upon expiration of this Agreement or termination of this Agreement for any reason, Customer shall be responsible for:

     (i) all finished Products scheduled for shipment within the thirty (30) days immediately following SCI's receipt of the cancellation or termination notice (the "Notice");

     (ii) all work-in-process at receipt of the Notice; and

     (iii) all components, subassemblies and other material purchased to fill a Purchase Order or authorized to be purchased by Customer which are on hand or on order at receipt of the Notice. Without limitation this includes Piece Part Inventory made obsolete or excessive due to changes to the specifications or Products, minimum buy quantities, and reel quantities. Items (i)-(iii) are referred to as the "Termination Inventory". In calculating the quantity of finished Products under (i) above, Products rescheduled for manufacture and shipment during the forty-five (45) days immediately prior to receipt of the Notice may be counted by SCI.

9.2 SCI will make every reasonable effort to use the Termination Inventory on other current programs at the Plant where the Products are manufactured, will cancel all outstanding material orders with vendors, and will attempt to return piece parts to vendors. Customer will be responsible for costs, charges and fees actually incurred by SCI to cancel or return any portion of the Termination Inventory to vendors and, upon mutual agreement, the cost to modify the Products for other programs.

9.3 Within thirty (30) days from termination or cancellation, SCI will invoice, and Customer will purchase, the Termination Inventory remaining after vendor cancellations and returns and after other program use, as follows: (i) for Piece Part Inventory and authorized long lead time components, at

6.7.9

SCI's standard cost, plus a reasonable handling charge; (ii) for WIP, at a reasonable pro rata percentage of the finished Product purchase price; and
(iii) for finished Product, at the purchase price in effect at termination or cancellation. Customer will be responsible for any negative price differentials between the price SCI paid for the Piece Part Inventory and authorized long lead time components and the price at which SCI was able to return and/or utilize the items on other programs. SCI will credit Customer for any positive price differentials.

10.0  TERM AND TERMINATION.

10.1 The term of this Agreement shall be one (1) year from the Effective Date and, unless terminated as provided for below, will be automatically renewed for one (1) year periods for as long as SCI retains manufacturing responsibilities for the Products.

10.2 This Agreement may be terminated by either party upon the occurrence of any one or more of the following events: (i) failure by either party to perform any of its material performance obligations under this Agreement and to cure such failure within thirty (30) days after receipt of written notice describing the failure in sufficient detail, or if the failure cannot be completely cured within thirty (30) days, failure to make substantial progress towards a cure within the thirty (30) day period; or (2) entering into or filling of a petition, arrangement of proceeding seeking: an order for relief under the bankruptcy laws of the United States or similar laws of any other jurisdiction; a receivership for any of its assets; a composition with or assignment for the benefit of its creditors; a readjustment or debt; or its dissolution or liquidation. This Agreement will apply to all Products purchased during the six
(6) month period immediately following termination.

11.0  GENERAL.

11.1 This Agreement and its attachments make up the entire agreement between the parties regarding the Products. This Agreement supersedes all prior oral and written agreements and understandings between the parties relating to the Products, and may only be amended or modified in writing signed by an authorized representative of each party. The terms and conditions of any Purchase Order, Acknowledgment, Schedule, or other form or document of Customer or SCI shall not apply.

11.2 Unless otherwise agreed, Customer shall be (i) the exporter of record for any Products and/or Product documentation exported from the United States, and shall comply with all applicable U.S. export control statutes and regulations, and (ii) the importer of record for all Products exported from the U.S. and later imported and returned to

6.7.9

Customer or to SCI. SCI will cooperate with Customer in obtaining any export or import licenses for the Products.

Customer hereby certifies that it will not knowingly export, directly or indirectly, any U.S. origin technical data or software acquired from SCI or any direct product of that technical data or software, to any country listed below, for which the United States Government requires an export license or other approval, without obtaining such approval from the United States Government. Those countries include Albania, Armenia, Azerbaijan, Belarus, Bulgaria, Cambodia, Cuba, Estonia, Georgia, Iran, Iraq, Kazakhstan, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Moldova, Mongolia, North Korea, People's Republic of China, Romania, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam.

11.3 Except for the Products or portions of the Products which are SCI's design, Customer is responsible for the design of the Products. Upon SCI's demand, Customer will promptly defend, indemnify and hold SCI, its officers, directors, employees, agents, successors and assigns, harmless from and against every kind of cost, expense or loss (including attorneys' fees and legal costs) directly relating to any claim or threatened claim: (a) that any Product or portion of a Product violates the intellectual property rights of a third party (foreign or domestic); (b) that the Product has a design defect; or (c) arising from or related to the distribution, sale or use of any Product or portion of a Product. The immediately preceding sentence will apply whether the claim is based upon contract, tort or any other legal theory.

11.4 SCI's liability for any Product claim shall not exceed the purchase price of the Products for which the claim is made. IN NO EVENT SHALL SCI BE LIABLE TO CUSTOMER OR A THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY (INCLUDING WITHOUT LIMITATION LOST PROFITS AND OPPORTUNITY).

11.5 This Agreement is intended solely for the benefit of the executing parties and their permitted successors and assigns. No other person or entity shall have any rights under or in connection with this Agreement.

11.6 Neither party may sell, transfer or assign any right, duty or obligation granted or imposed upon it under this Agreement without the prior written consent of the other party.

11.7 The parties agree that transmission of data by EDI (electronic data interchange) will not occur until a separate agreement governing such transmissions is executed. Upon execution, such EDI agreement will become an attachment to this Agreement.

6.7.9

11.8 Neither party shall be liable for damages and costs to the other party arising out of delays or failures to perform under this Agreement if such delays or failures result from causes beyond the reasonable control of a party, and are not caused by an act or omission of such party. Notice of any such delays or failures and explanation of their causes must be given to the other party within five (5) days of the occurrence. As soon as it is reasonably apparent that the occurrence will likely cause a delay of more than ninety (90) days, the party against whom this section is invoked shall have the right to terminate the affected installments under any Purchase Order. If Customer is the party claiming the force majeure event, Customer shall be liable for any applicable cancellation charges and be responsible for termination obligations, both as provided for in this Agreement. This force majeure provision may not be invoked for failure or inability to make a payment under this Agreement.

11.9 The Customer is the only entity authorized to purchase Product hereunder and the individual executing this Agreement certifies they have the legal authority to bind the Customer. Any affiliates, subsidiaries, and permitted assigns ("Assignees") of Customer which Customer wishes to purchase Product hereunder must execute a copy of this Agreement and Customer warrants that any and all obligations and debts of the Assignees will be discharged in a timely fashion. Customer shall be liable for performance of the Assignees hereunder including, without limitation, payment of all monies.

11.10 This Agreement and performance by SCI and Customer under it shall be governed by the laws of the state where the SCI Plant manufacturing the Products is located. Both parties pledge their full cooperation and good faith to settle any differences under this Agreement in a reasonable, business-like and commercial manner. However, in the event any difference can not be so settled, both parties submit to the personal jurisdiction and venue of the states and U.S. federal court districts within which the SCI Plant manufacturing the Products is located, and within which Customer's facility issuing the Purchase Orders is located, for the limited purpose of litigating such differences.


6.7.9

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                               Schedule 6.01(m)-2

[SANMINA-SCI LOGO]                                Procedure Number: SOP-3-1122-C
                                                  Revision: A       Page 2 of 18

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                              COLLECTION PROCEDURE
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          quantity typically resulting in a net reduction in revenue and AR. The resulting net credit balance of these transactions is normally offset against customer chargebacks and deductions.

3.0  GENERAL

     3.1 Delinquent accounts will be contacted frequently and systematically using telephone, fax, mail, e-mail and, when necessary, through personal visits. An account will be considered past due when any invoice of any size that is not in dispute remains unpaid after the invoice due date. Accounts receivable information will be prepared and distributed regularly to aid management and other department personnel to focus on past due receivables.

4.0  RESPONSIBILITIES

     4.1  Accounts Receivable (AR) - Responsible for SANMINA-SCI Collection

     4.2 Relationship Manager - Sales/Program Manager assists Accounts Receivable, as required, in reconciling pricing quantity, RMA and premium charge disputes.

     4.3 Regional Credit Manager - Difficult collections are escalated to the Regional Credit Manager and/or other senior level finance management within SANMINA-SCI.

     4.1 The VP of Worldwide Program Management is authorized to approve this document and for ensuring implementation.

     4.2 Corporate Document Control is responsible for maintaining and controlling this document.

5.0  PROCEDURE

     5.1  Past Due Accounts



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[SANMINA-SCI LOGO]                                PROCEDURE NUMBER: SOP-3-1122-C
                                                  REVISION: A       PAGE 3 OF 18

                              COLLECTION PROCEDURE


     5.1.1 Past due accounts will be pursued for collection on a systematic and regular basis. The approach should reflect the short and long term goals as set by SANMINA-SCI Management. Collections Management and staff should review and re-prioritize which target accounts, purchase orders, programs and/or invoices will be addressed to affect the greatest return on investment (ROI)

     5.1.2 Collection efforts should begin as soon as an invoice becomes past due, on the 31st day from the date of invoicing, or, in the case of non-standard terms, the first delinquent day. Persistent follow-up should occur until the invoice has been paid and the funds properly applied by the Cash Applications Department. When contact is made with the respective customer's Account Payable Department (A/P), it is wise to request disposition of invoices that are approaching past due status.

     5.1.3 The Collections Specialist/Credit Analyst is directly responsible for initiating the collection efforts for their assigned areas.

     5.1.4 The Collections Specialist/Credit Analyst will contact each past due customer by telephone during the delinquency and will maintain a record of collection contact.

     5.1.5 Statements of account and/or dunning letters will be mailed to every customer on a monthly basis with the exception of those customers to which this method would be deemed to yield no results.

     5.1.6 A collections file will be maintained for each account, and the Collections Specialist/Credit Analyst will make a subsequent contact on the follow-up day, if payment for the amount in question has not yet been received.

     5.1.7 Sales/Program Management personnel are expected to assist the Accounts Receivable (AR), as requested, in reconciling, pricing, quantity, RMA and premium charge disputes, but are not expected to be the collector of past due issues.


If this is a copy, unless otherwise specified, it is uncontrolled. You must
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
[SANMINA-SCI LOGO]                               Procedure Number:  SOP-3-1122-C
                                                 Revision:  A       Page 4 of 18

                              COLLECTION PROCEDURE

     5.1.8 Difficult collection problems should be escalated to the Regional Credit Manager or other senior level finance management within SANMINA-SCI.

5.2  Preparation for Collection Call

     5.2.1 Start with the customer with the highest/oldest balance past due and work your way through your aging report in dollar-descending order until you have payment or payment status on all invoices.

     5.2.2 In preparation for making a collection call, analyze the customer's aging report for total amount due and/or past due, open credits, and chargebacks. Familiarize yourself with customer payment practice and methods. Know the payment terms on purchase orders. It may be helpful to email or fax the aging report (without credits) to your A/P contact before placing the call so A/P can see what you see.

     5.2.3 Remember to be ASSERTIVE, CONSISTENT AND PERSISTENT. It is important to develop a relationship of cooperation with your customer's A/P Department. BE COURTEOUS & PROFESSIONAL.

5.3  Contacting the Customer (Accounts Payable)

     5.3.1 When contacting the customer's accounts payable department or other individual(s) authorized to approve, initiate or otherwise make payments, Collection Specialists/Credit Analysts should be prepared to act upon one of two opposing outcomes and, in many cases, a combination of the two. The first is to document payments in transit and payment schedules as stated by the customer. The second is to document any invoice (or purchase order) disputes that result in payment holds.

     5.3.2  Documenting payments and scheduled payments.

            5.3.2.1 Verify and document check total, check number, date mailed and which invoices are being paid. If


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
[SANMINA-SCI LOGO]                      Procedure Number:  SOP-3-1122-C
                                        Revision: A        Page 5 of 18

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                              COLLECTION PROCEDURE
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                         available, future scheduled payments should also be
                         documented in the same manner.

               5.3.2.2 If paying is late, ask why and take specific notes. If late payment is a result of product and/or services that were not rendered by SANMINA-SCI in a timely manner or as required by the customer, document issues in the customer's collection file and communicate issues to SANMINA-SCI department responsible for delivering said product and/or services to correct in the future.

               5.3.2.3 If customer does not have a reasonable reason for late payment, this could be a good indication that customer will likely develop negative payment habits that could result in shipment delays and greater risk to SANMINA-SCI. Credit Specialist/Credit Analyst should attempt to understand if delays are within the industry norm, related to internal processing delays or an indication of cash flow problems. Account should be monitored closely and customer credit file should be documented accordingly.

         5.3.3 Customer's payment terms differ from SANMINA-SCI's approved terms. (Net 30 Days)

               5.3.3.1 Verify the contract terms with the Program Manager or Account Manager.

               5.3.3.2 If payment terms are supported contractually, retain copy of contract for customer's credit file and revise customer's pay trend in Oracle Customer Maintenance.

               5.3.3.3 If customer cannot support payments terms contractually, request that customer revise terms and pay in accordance with SANMINA-SCI's payment terms.


If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

[SANMINA-SCI LOGO]                              Procedure Number: SOP-3-1122-C
                                                Revision: A       Page 6 of 18


                             COLLECTION PROCEDURE

               5.3.3.4 If customer refuses to change terms, notify PM/Sales/Account Manager to address with customer.


5.4  Resolving Invoice Disputes

     5.4.1 Unpaid/short-paid invoices or purchases orders as well as chargebacks or deductions due to pricing, quantity, wrong PO#, special charges, delivery schedules and other disputes must be referred to the appropriate SANMINA-SCI Sales/Program Manager (hereto referred to as the "Relationship Manager") for action.

     5.4.2 SOP-4-3036-C Billing Error Action Request (BEAR) will be initiated by the Collections Specialist/Credit Analyst when the customer short pays or holds payment of an invoice and/or purchase order.

               5.4.2.1 The BEAR identifies the initiator (Collection Specialist/Credit Analyst), responsible Relationship Manager, customer name, purchase order number, sales order number and invoice number(s). As many invoices as may be associated with a purchase order and its related dispute, the requestor may list all invoices or attach a separate list/report.

               5.4.2.2 The Relationship Manager researches the dispute and determines if the customer's claim is valid. If the customer's claim is not valid, the Relationship Manager communicates finding directly to customer's buyer to ensure payment hold is released and to answer any questions that may remain disputed.

               5.4.2.3 The Relationship Manager forwards substantiating documentation supporting their position to the initiator including one or more of the following:

                        -  Copy of original purchase order.

                        -  Copy of change order.




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[SANMINA-SCI LOGO]                                PROCEDURE NUMBER: SOP-3-1122-C
                                                  REVISION: A       PAGE 7 OF 18

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                              COLLECTION PROCEDURE
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                       - Copy of the quote.
                       - Copy of corporate contract
                       - Copy of authorizing memo or e-mail

          5.4.2.4 The completed BEAR and back-up documentation should be sent to the Collections Specialist/Credit Analyst within five (5) business days of submission.

          5.4.2.5 Collection Specialist is responsible for following up with the customer's AP department to insure payment has been approved.

    5.4.3 Correcting Billing Errors - If customer's claim is valid, the Relationship Manager initiates whatever action is requested and/or is necessary to correct the problem within three (3) working days of having received the Billing Action Request Form (BEAR).

          5.4.3.1 Pricing Issues - If Relationship Manager determines that customer was over billed; a credit only or credit & rebill should be written up and forwarded to the Plant Manager for approval.

          5.4.3.2 Relationship Manager will complete a SOP-4-2659-C Change Notice form in accordance with SOP-3-1107. Change Order Procedure requesting the issuance of a credit and route for plant management approval.

          5.4.3.3 Relationship Manager will return the BEAR form to Collection Specialist/Credit Analyst with a written disposition of what action was initiated and a copy of the Change Notice form. The BEAR form must indicate which Plant Manager has to approve transaction and the date submitted.

          5.4.3.4 Plant Manager should respond to Relationship Manager within 3 working days of receipt of Change Notice (request for credit).







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
[SANMINA-SCI LOGO]                                PROCEDURE NUMBER: SOP-3-1122-C
                                                  REVISION: A       PAGE 8 OF 18

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                     5.4.3.4.1 If approved, Change Notice should be routed to
                               Order Entry for input.

                     5.4.3.4.2 If not approved, Plant Manager must communicate
                               reason to Relationship Manager.

                     5.4.3.4.3 Relationship Manager will communicate status of
                               Change Notice to Collection Specialist/Credit Analyst.

                     5.4.3.4.4 Collection Specialist/Credit Analyst will
                               escalate to Credit Manager immediately.

                     5.4.3.4.5 Credit Manager will contact Plant Manager for
                               approval. In the event that request is not approved within two (2) business days, the Change Notice will be approved by Finance Management under the following guidelines:

                                -- Net Credit < $50K Finance Manager
                                -- Net Credit > $50K VP of Treasury
                                -- Net Credit > $500K CFO

                     5.4.3.4.6 Should a credit be issued as a described in
                               5.4.3.4.5 a copy of the credit will be sent to the respective Plant Manager. Plant Manager will have 30 days from the issuance of the credit to dispute the credit with justification.

                     5.4.3.4.7 If credit is proved unjustified, Finance
                               Management will process a debit memo that will be forwarded to the Relationship Manager to resolve with the buyer at the customer's location.



If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

[SANMINA-SCI LOGO]                                Procedure Number: SOP-3-1122-C
                                                  Revision: A     Page 9 of 18


                              COLLECTION PROCEDURE



                    5.4.3.4.8 If customer refuses to pay balance, Relationship Manager will inform Collections Specialist/Credit Analyst to commence collection action.

          5.7.1.4 No Purchase Order Number, Invalid Purchase Order Number or Close Purchase Order - Relationship Manager to contact customer's buyer to obtain valid purchase order number. Per the Collections Specialist/Credit Analyst request on the BEAR form, the Relationship Manager will either

                    1) Deliver valid purchase order number to credit department, or

                    2) Complete Change Notice to initiate credit and rebill in system that will result in an invoice (re-bill) with the purchase order number.

                    In either case, the Relationship Manager must return the BEAR form to the Collections Specialist/Credit Analyst within three (3) business days from submission date with a valid purchase order number or a copy of the Change Notice.

                    4.7.1.4.1 With a valid purchase order, Collections Specialist/Credit Analyst will notify Accounts Payable directly. In some cases, the customer AP contact may allow the submission of manually altered invoice. When initiating the BEAR to the Relationship Manager, this option should be communicated to avoid unneeded transaction processing and speed up collections.

                    4.7.1.4.2 Relationship Manager must submit a Change Notice to Order Entry for processing. Plant Manager's approval is not required as there is no affect on revenue.

                               4.7.1.4.2.1 Order Entry should process credit & rebill within three (3) business days.




If this is a copy, unless otherwise specified, it is uncontrolled. You must
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
[SANMINA-SCI LOGO]                                PROCEDURE NUMBER: SOP-3-1122-C
                                                  REVISION: A      PAGE 10 OF 18

                              COLLECTION PROCEDURE


                          4.7.1.4.2.2 Collections Specialist/Credit Analyst should monitor customer's account and contact Relationship Manager or Order Entry to check status.

                          4.7.1.4.2.3 Once transaction is processed, invoice will be automatically mailed to the customer. To expedite payment, Collections Specialist/Credit Analyst should consider manual printing invoice(s) and faxing directly to Accounts Payable contact for payment approval. Payment invoice due date should be the same as disputed original invoice.

     5.4.4 Quantity Disputes - disputes over quantities received versus quantities invoiced are typically brought to the attention of the Credit Department when invoices are not approved for payment or short paid.

               5.4.4.1   The initial step of requesting a Proof of Delivery
                         (POD) is usually initiated by the Credit Department but can also be initiated by the Relationship Manager.

                     5.4.4.1.1 Shipper information (bill of lading, shipping manifest #, etc.) is retrieved from invoice or packing slip. In some cases, the specific plant's Shipping Department must be contacted to get additional information needed to trace the shipment or provide the POD directly. Shipping Departments should provide PODs within two (2) business days from request.

                     5.4.4.1.2 With the required information, the Collections Specialist/Credit Analyst will request a signed proof of delivery directly from the Carrier. Federal Express and United Parcel Service

If this is a copy, unless otherwise specified, it is uncontrolled. You must
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
[SANMINA-SCI LOGO]                                Procedure Number: SOP-3-1122-C
                                                   Revision: A     Page 11 of 18


                              COLLECTION PROCEDURE



                                        PODs are available through the
                                        respective websites.

               5.4.4.2 Once a signed POD is secured, a copy is forwarded to the requesting party at the customer's location.

               5.4.4.3 Collections Specialist/Credit Analyst should follow up with customer's AP for payment verification.

     5.4.5 If a quantity discrepancy exists between the actual count of product received and the amount invoiced after a signed proof of delivery has been provided, this information will be forwarded to the appropriate Relationship Manager for resolution. Collections Specialist/Credit Analyst will complete and submit BEAR to appropriate Relationship Manager. Per the Collections Specialist/Credit Analyst request on the BEAR form, the Relationship Manager will either:

               1) Negotiate with customer's buyer to pay all disputed amounts, or

               2) Complete SOP-4-2659-C Change Notice to initiate a credit only or credit & rebill on the customer's account that will result in either a credit (representing the quantity not received by the customer) or an invoice (re-bill) with a revised quantity.

     5.4.6 Relationship Manager will contact customer's buyer to discuss discrepancies negotiations on final quantities should be completed with 5 working days. The Relationship Manager must return the BEAR form to the Collections Specialist/Credit Analyst with written disposition and a copy of the Change Notice, if necessary.

               5.4.6.1 If the Relationship Manager's reply indicates that the customer has agreed with quantities invoices, Collections Specialist/Credit Analyst will follow up with customer's AP to verify payment has been approved. If payment has not been processed for payment because of buyer not approving, the Relationship.



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[SANMINA-SCI LOGO]                                PROCEDURE NUMBER: SOP-3-1122-C
                                                  REVISION: A      PAGE 12 OF 18

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                          Manager will be advised to contact buyer to approve
                          payment.

                 5.4.6.2 If customer's buyer still refused to approve payment, Credit Specialist/Credit Analyst will be directed to proceed with collections actions.

          5.4.7 Relationship Manager determines that the customer's claim is valid and credit should be issued, a SOP-4-2659-C Change Notice form requesting the issuance of a credit (or credit & rebill) will be completed and routed for plant management approval.

          5.4.8 Relationship Manager will return BEAR form to Collection Specialist/Credit Analyst with a written disposition of what action was initiated and a copy of the Change Notice form. BEAR form must indicate which Plant Manager has to approve transaction and the date submitted.

          5.4.9 Plant Manager should respond to Relationship Manager within three (3) working days of receipt of Change Notice (request for credit).

          5.4.10 If approved, the Change Notice form should be routed to Order Entry for input according to SOP-3-1103-C Order Entry.

          5.4.11 If not approved, Plant Manager must communicate reason to Relationship Manager.

          5.4.12 Relationship Manager will communicate status of Change Notice to Collection Specialist/Credit Analyst.

          5.4.13 Collection Specialist/Credit Analyst will escalate to Credit Manager immediately.

          5.4.14 Credit Manager will contact Plant Manager for approval. In the event that request is not approved within 2 business days, Finance Management will approve the Change Notice form under the following guidelines.

If this is a copy, unless otherwise specified, it is uncontrolled. You must
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
[SANMINA-SCI LOGO]                                Procedure Number: SOP-3-1122-C
                                                  Revision: A      Page 13 of 18

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                              COLLECTION PROCEDURE
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               -  Net Credit <$50K Finance Manager
               -  Net Credit >$50K VP of Treasury
               -  Net Credit >$500K CFO

          5.4.15 Should a credit be issued as a described in 5.4.14, a copy of the credit will be sent to the respective Plant Manager. Plant Manager will have thirty (30) days from the issuance of the credit to dispute the credit with justification.

          5.4.16 If credit is proved unjustified, Finance Management will process a debit memo that will be forwarded to the Relationship Manager to resolve with the buyer at the customer's location.

          5.8.8 If customer refuses to pay balance, Relationship Manager will inform Collections Specialist/Credit Analyst to commence collection action.

     5.9 RMA (Return Material Authorization) Chargebacks and Deductions - Customer will take credits they deem due for returned product when paying related or unrelated invoices. (See definitions of "chargeback" and "deductions"). In essence, the customer is not waiting for SANMINA-SCI to acknowledge that material was, in fact, returned, counted and received in good condition for credit. As these transactions appear as debits (monies due from customer) on the customer's account, RMA credits must be issued to clear open AR or the Credit Department must be advised that no credit is due and that monies must be recovered from customer.

     5.9.1 Upon notification from SANMINA-SCI's Cash Applications Group that the customer has processed a chargeback or deduction pending the issuance of a RMA credit, the Collections Specialist/Credit Analyst will review the customer's account for all open credits.

     5.9.2 If the Collections Specialist/Credit Analyst is able to identify an open credit invoices as specifically relating to customer's chargeback or deduction, an offsetting adjustment will be processed to clear both items.


If this is a copy, unless otherwise specified, it is uncontrolled. You must
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
[SANMINA-SCI LOGO]                                Procedure Number: SOP-3-1122-C
                                                  Revision: A     Page 14 of 18


                              COLLECTION PROCEDURE


     5.9.3 If the Collections Specialist/Credit Analyst determines that RMA credit has not been issued, a BEAR should be completed and submitted to the appropriate Relationship Manager.

     5.9.4 Relationship Manager should contact plant to determine why RMA credit has not been process.

     5.9.5 If Plant indicates that product has been received, but credit has not been issued, Relationship Manager must indicate as much on BEAR and return to Collections Specialist/Credit Analyst within three (3) business days.

     5.9.6 Collections Specialist/Credit Analyst will contact plant to request that credit be processed. If Plant indicates that credit will be processed, the Collections Specialist/Credit Analyst should check the customers account routinely for verification and to process the offsetting transaction.

     5.9.7 If credit is still not approved, the Collections Specialist/Credit Analyst should escalate the matter to the Regional Credit Manager/Finance Manager.

     5.9.8 Credit Manager will contact Plant Manager for approval. In the event that request is not approved within two (2) business days, Finance Management will approve the credit under the following guidelines:

            -  Net Credit < $50K Finance Manager
            -  Net Credit > $50K VP of Treasury
            -  Net Credit > $500K CFO

     5.9.9 Should a credit be issued as a described in 5.9.8, a copy of the credit will be sent to the respective Plant Manager. Plan Manager will have thirty (30) days from the issuance of the credit to dispute the credit with justification.

     5.9.10 If credit is proved unjustified, Finance Management will process a debit memo that will be forwarded to the Relationship Manager to resolve with the buyer at the customer's location.


If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

[SANMINA-SCI LOGO]                              Procedure Number: SOP-3-1122-C
                                                Revision: A       Page 15 of 18



                              COLLECTION PROCEDURE


     5.9.11 If customer refuses to pay balance, Relationship Manager will inform Collections Specialist/Credit Analyst to commence collection action.

6.0  SAFETY (OPTIONAL)

     6.1 N/A

7.0  QUALITY RECORDS

     7.1  SOP-4-3036-C Billing Error Action Request (BEAR)

     7.2  SOP-4-2659-C Change Notice

8.0  ASSOCIATED DOCUMENTS

     8.1  SOP-3-1103-C Order Entry

     8.2  SOP-3-1107-C Change Order Procedure

     8.3  SOP-4-2659-C Change Notice

     8.4  SOP-4-3036-C Billing Error Action Request (BEAR)

SUPERCEDED DOCUMENTS (OPTIONAL)

     8.5  N/A





If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

[SANMINA-SCI logo]                              Procedure Number:  SOP-3-1122-C
                                                Revision: A        Page 16 of 18


                             COLLECTION PROCEDURE







                       [Collection Procedure Diagram]








    Legend

AR  = SANMINA-SCI Collection
A/P = Customer Payables
PM  = SANMINA-SCI Program Manager
Relationship Manager = Sales or PM
Buyer = Customer Buyer
P.O.D - Proof of Delivery







If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

[SANMINA-SCI LOGO]                               PROCEDURE NUMBER:  SOP-3-1122-C
                                                 REVISION: A       PAGE 17 OF 18

                              COLLECTION PROCEDURE

                                  REVISION LOG

SECTION        PAGE      REV.      DATE      DESCRIPTION OF CHANGE              APPROVED BY:
All            All        A        7-23-01    New Procedure                      Marty Neese


If this is a copy, unless otherwise specified, it is uncontrolled. You must verify the revision before use.

                              SANMINA CORPORATION
                                CORPORATE POLICY
-------------------------------------------------------------------------------
TITLE: CREDIT APPROVAL POLICY                      POLICY NUMBER:
-------------------------------------------------------------------------------
EFFECTIVE DATE:             VERSION NUMBER:        PAGE 1 OF 9
-------------------------------------------------------------------------------
APPROVAL:                               PREPARED BY: MARK LUSTIG
-------------------------------------------------------------------------------

1. Credit Philosophy

   1.1. Credit limits will be established based on customers general creditworthiness and expected ability to pay while protecting Sanmina-SCI's investment with respect to Total Customer exposure (Accounts Receivable (A/R), Inventory - Finished Goods (FG), Work In Process (WIP), and Raw Materials (RM), and others that may apply). See basis for Credit decisions in #3, below, for credit limit methodology. The total exposure to be incurred for new customers will be estimated by Sales and Operations and represent 1 month of estimated AR, plus an estimated 3 months of back log. These amounts will be monitored against existing credit limits for existing customers, as well.

   1.2. Established accounts will be reviewed on a recurring basis, based on classification, and reclassified for credit risk if appropriate; and credit limit will be adjusted, appropriately. (See classification methodology in section 4.5)

2. Purpose/Scope

   2.1. The primary purpose of extending credit is to protect the company's investment (Receivables and Inventory - FG-WIP-RM, as well as other investments, e.g. specific equipment) in its customer(s). This policy is designed to protect the company's investment in its customer base while providing guidelines and recurring review procedures to allow for minimal interruption in day-to-day operations flow.

   2.2.

3. Bases of Credit Decisions

   3.1. Credit decisions are based on risk (evaluated based on overall customer financial condition, past experiences with the customer, current economic environment, and specific market conditions, present or anticipated, that may impact the customer), business opportunity, and organizational considerations (such as strategic customer considerations). The judgment of risk considers not only the commercial risk, but also the risk of doing business in a foreign country, as well as other strategic risks, including end customer considerations and other strategic considerations.

   3.2.

        3.2.1. Commercial Risk

            3.2.1.1. Is defined as the possibility of non-payment caused by the customer's performance (holding cash, cash management, economic and market influences, and financial performance, and inventory build, for example). The creditworthiness of a foreign company will be assessed by the same means as a domestic customer. Credit evaluation will be preformed by a credit check of the bank and trade references, analyzing and trending current customer financial reports, by utilizing Dun & Bradstreet Report information, current press releases, discussions with the customer regarding financing and other actions, and other applicable financial information that is available.

        3.2.2. Foreign Country Risk










                              COMPANY CONFIDENTIAL

                              SANMINA CORPORATION
                                CORPORATE POLICY
-------------------------------------------------------------------------------
TITLE: CREDIT APPROVAL POLICY                      POLICY NUMBER:
-------------------------------------------------------------------------------
EFFECTIVE DATE:             VERSION NUMBER:        PAGE 2 OF 9
-------------------------------------------------------------------------------
APPROVAL:                               PREPARED BY: MARK LUSTIG
-------------------------------------------------------------------------------


         3.2.2.1. Is defined as the possibility of non-payment caused by actions, or conditions of the government, or economic conditions of the country, or region, as well as risk associated with currency exposures to devaluation. Support from regional credit functions is also considered. Evaluation of this risk may be based on our knowledge and experience in the country concerned but can be supplemented by utilization of publications such as Dun & Bradstreet International Risk reviews that provide risk analysis by region and by other sources of reference, such as U.S. Government agencies, or U.S. Banks. Continuous monitoring of the country risk for new and existing accounts in necessary.

4.   Credit Limit Approval

     4.1. Credit Limit Review and Assignment.

          4.1.1. New Accounts

               4.1.1.1.     A Sanmina application for Credit and Purchase
                        Agreement (attachment 1) is required prior to order acceptance, and contract review & discussion of payment terms and must contain the following minimum information:
                        (1) Customer name (legal entity) and bill to/ship to
                            address.
                        (2) Bank and Trade References (exception: Dun &
                            Bradstreet rated companies of 5A1, 5A2 or 4A1)
                        (3) Customer Signature (permission to evaluate credit
                            worthiness through credit search and other means, as necessary)
                        (4) Customer contact, Controller and CFO contact names &
                            numbers.
                        (5) Ultimate Parent Company name, if applicable, and CFO
                            contact.
                        (6) Estimated exposure analysis consisting of 90 days of
                            anticipated backlog (anticipated AR and additional 60 days of backlog, which will approximate inventory exposure. This is the amount that will be compared to the ultimate credit limit upon customer approval.

               4.1.1.2. A company reference sheet can be substituted for the
                        Bank and Trade Reference section, providing it contains the minimum information described in 4.1.1.1. (Attachment 2)(This is generally a standard form the customer maintains containing credit and banking references and key contact information)

               4.1.1.3.

               4.1.1.4. Financial Reports are required for the credit approval process:
                        (1) Recent financial statements (Balance Sheet, Profit &
                            Loss and Cash Flow Statements)
                        (2) Other pertinent data affecting customer's credit
                            status, including internal forecast information, projected cash flow data, anticipated funding, etc..
                        (3) An NDA can be signed if necessary. (Standard
                            Sanmina-SCI Non-Disclosure Agreement at
                            attachment 3)

               4.1.1.5. Every effort to obtain financial information will be made. This information must be obtained by the Credit Department to produce customer financial information from public sources such as customers web site, Free EDGAR, and D&B.

               4.1.1.6. Completed application and attachments (if any) will be sent to the respective Credit Department for processing.


                              Company Confidential

                              SANMINA CORPORATION
                                CORPORATE POLICY
-------------------------------------------------------------------------------
TITLE: CREDIT APPROVAL POLICY                      POLICY NUMBER:
-------------------------------------------------------------------------------
EFFECTIVE DATE:             VERSION NUMBER:        PAGE 3 OF 9
-------------------------------------------------------------------------------
APPROVAL:                               PREPARED BY: MARK LUSTIG
-------------------------------------------------------------------------------

            4.1.1.7. Please Note: The terms established for payment by all customers is the responsibility of the Credit Department. The terms for such payment will be based on all available information, including:

                     A) The Sanmina-SCI application for Credit and Purchase
                        Agreement
                     B) The applicable Financial Statements
                     C) Dun & Bradstreet review
                     D) Any other pertinent information, including the placement of Letters of Credit, Lines of Credit, and/or Parent Company Guarantees.
                     E) Availability of Security agreements such as UCC filings, or any other payment guarantees (Cash in advance, etc.)
                     F) No Order acceptance and MRP activity can take place
                        until after final credit determination is made.

            4.1.1.8. Credit Department may ask Sales/Program Management for
                     more information before an adequate credit analysis can be made.

     4.1.2. Established Accounts

            4.1.2.1. Credit limit reviews may be requested by Sales, Operations,
                     Legal, or directly initiated by the Credit personnel. Reviewing revenues and performed based on risk category, and other relevant information available. See section 4.5 for credit review frequency by category.

4.2. Credit Evaluation and Approval
     Additional Information Sources

            4.2.1.1. The Credit Department will supplement information received from Sales as needed. Sources available are:
                     (1) Dun & Bradstreet Business Information Report
                     (2) Edgar Financial Statements
                     (3) Customer contact regarding financial condition
                     (4) Customer information procured from their web-site.
                     (5) Telephone or written trade references.
                     (6) Bank references.

     4.2.2. Financial Analysis and Form Completion.

            4.2.2.1. Credit will perform a financial analysis using the latest available financial data. The analysis will support the credit limit recommendation and the Credit Analyst is responsible for maintaining current financial statements on the customer file. The frequency of evaluation will be based on the customer's risk classification code (section 4.5.2), or on an ad-hoc basis, based on request from Finance, Sales, or Operations management, or triggered through some other information, such as earnings release (or other filing), and followed up by the credit department.


                              COMPANY CONFIDENTIAL

                              SANMINA CORPORATION
                                CORPORATE POLICY
-------------------------------------------------------------------------------
TITLE: CREDIT APPROVAL POLICY                      POLICY NUMBER:
-------------------------------------------------------------------------------
EFFECTIVE DATE:             VERSION NUMBER:        PAGE 4 OF 9
-------------------------------------------------------------------------------
APPROVAL:                               PREPARED BY: MARK LUSTIG
-------------------------------------------------------------------------------

     4.2.2.2. The respective Credit Analyst will complete a Credit Limit Evaluation form which will include the following:
               (1)  Customer's name and address.
               (2)  Present credit limit, if any.
               (3)  Current overall exposure versus forecasted exposure.
               (4)  Credit/financial/Operating data about customer.
               (5)  Analysis/evaluation of customer's financial condition.
               (6) Recommended credit limit, next review date, and credit risk code.

4.2.3. Approval Authorization

     4.2.3.1. For credit limit approval, the Credit Limit Evaluation Form and the related file information will be submitted to the proper levels of authorization as follows:


               Credit Limit             Final Authorization
               ------------             -------------------
               to -$500K                Regional Credit Manager
               >$500K to $5M            Corporate Credit Manager
               >$5M                     Vice President, Treasurer

     4.2.3.2. Any order that exceeds the set credit limit (triggered by the system notification of credit limit violation - at order, or manual review of the exposure report comparing credit limit to O/S AR plus 90 days backlog) must be approved by the Credit Manager (with notification of the V.P. Treasurer) after considering all relevant information available, including notification of customer regarding credit limit violation and request for payment, and communication with Sales and Operations, considering collection actions such as ship hold, and other remedies.
     4.2.3.3. Such a violation may also trigger credit re-evaluation and reassessment.

4.3. Standby Letters of Credit

  4.3.1. When open account credit cannot be extended in the amount requested by the customer, an irrevocable standby letter of credit may be accepted as a partial or full security.

     4.3.1.1. A Standby L/C represents guaranty of payment by the issuing bank in the event that the customer fails to pay, and therefore the financial condition of the bank must be considered.

The Regional Credit Manager will review each standby L/C for terms and conditions, amount, and expiration date, and will either accept the document as issued or reject for amendment. If acceptable, Area Credit Manager will advise the customer either directly or through the responsible Sales person.

  4.3.2. After a standby L/C has been accepted, it will be entered in the letter of credit log, and the original document will be stored for safekeeping in a fire proof safe at Corporate. A copy will be put in the customer's credit file.

                              COMPANY CONFIDENTIAL

                             SANMINA CORPORATION
                              CORPORATE POLICY




--------------------------------------------------------------------------------
Title: Credit Approval Policy                             Policy Number:
--------------------------------------------------------------------------------
Effective Date:                Version Number:            Page 5 of 9
--------------------------------------------------------------------------------
Approval:                                Prepared By: Mark Lustig
--------------------------------------------------------------------------------



               4.3.2.1.  The L/C log will be updated for the following actions
                         (1) New L/C
                         (2) Amendment, or an extension to existing L/C
                         (3) Draft sent to the bank for payment
                         (4) Payment of secured amount
                         (5) Expiration of L/C

     4.3.3. A copy of the standby L/C and any related documentation (i.e. amendments, bank drafts, et al) will be maintained in the customer file of ready reference.

     4.3.4. All standby L/C's will be considered expired 45 days prior to the actual document's expiration date to allow potential bank drawings and to negotiate an amended expiration date.

     4.3.5. The respective Regional Credit Manager maintains full responsibility for the management of the L/C as it relates to advising Credit management on potential draws and expiration dates.

4.4. Documentary Letters of Credit

     4.4.1. A documentary letter of credit may be necessary when doing business in a foreign country, or as negotiated by Sales, Credit, and the customer. The applicability and enforceability of a documentary letter of credit is the responsibility of the Corporate Credit Manager.

     4.4.2. The Credit Department will review the document and advise Sales of any compliance issues. If none exist, Credit will approve the L/C and contacts the various departments that may be required to provide drawing documentations.

     4.4.3. The L/C will be entered on the letter of credit log and clearly identified as a "Documentary" instrument. An example of an irrevocable documentary letter of credit is attached as attachment 5.

4.5. Credit Limit Follow-up Reviews

     4.5.1. Credit limit reviews will either occur on a scheduled basis, by request, or "As Needed" due to special circumstances.

     4.5.2. Scheduled reviews will be triggered by the account's Risk Classification, which will be determined by the following definitions:

               RISK CLASS = 0      DESIGNATION = Inter-Company
               Definition: Companies related to Sanmina, either direct or indirect subsidiaries, partially or wholly owned, and therefore should represent negligible risk or loss.
               REVIEW CYCLE = Not Applicable





                             COMPANY CONFIDENTIAL

--------------------------------------------------------------------------------
                              Sanmina Corporation
                                Corporate Policy
--------------------------------------------------------------------------------
 Title: Credit Approval Policy                           Policy Number:
--------------------------------------------------------------------------------
 Effective Date:                Version Number:          Page 6 of 9
--------------------------------------------------------------------------------
 Approval:                              Prepared By: Mark Lustig

--------------------------------------------------------------------------------

          REVIEW CLASS = 1         DESIGNATION = Excellent
          ------------------------------------------------
          Definition: Strong financial condition: pays obligations promptly. Operations are significantly profitable and company makes detailed financial statements available; normally possesses D&B rating of 5A1. Credit loss highly unlikely. Customers in this classification only, qualify for "open account status".
          REVIEW CYCLE = Annual
          ---------------------

          RISK CLASS = 2           DESIGNATION = Good
          -------------------------------------------
          Definition: Adequate financial condition and pays obligations within reasonable period: is profitable and willing to furnish financial statements; no derogatory information in public records; probably has a D&B rating of 5A2, 4A1 or 4A2.
          REVIEW CYCLE = Semi-Annual
          --------------------------

          RISK CLASS = 3           DESIGNATION = Moderate
          -----------------------------------------------
          Definition: Somewhat unbalanced financial condition or adequate information not available; may not always pay within reasonable period; some risk of credit or profitability of slow payments must be weighted; probably has D&B credit appraisal of 3, or a rating of "Listed/Not Rated."
          REVIEW CYCLE = Quarterly
          ------------------------

          RISK CLASS = 4           DESIGNATION = Marginal
          -----------------------------------------------
          Definition: Unbalanced financial condition; high debt-to-equity levels may exist; start-up concern, in business less than 5 years; adverse information received from trade; extreme slow pay trend noted either in trade or to Sanmina in previous transactions; risk of credit loss must be weighted against sales/marketing considerations.
          REVIEW CYCLE = Monitor monthly and formally review Quarterly
          ------------------------------------------------------------

          RISK CLASS = 5           DESIGNATION = High Risk
          ------------------------------------------------
          Definition: Very poor financial condition or adverse public reputation; operating as a re-organized entity in Bankruptcy; should not be considered for any open-account credit; all orders should be pay-in-advance or L/C basis.
          REVIEW CYCLE = Constant Monitoring is required and additionally upon request
          --------------------------------------------------------------------

5.   Credit Files

     5.1  Each customer file should contain the following

          5.1.1. Sanmina Request for Credit Application and Customer-supplied reference sheet.
          5.1.2. Sanmina-SCI Add/Change Form and Credit approval form.

          5.1.3. Credit Limit Evaluation form (attachment 4) with approval authorizations.

          5.1.4. Documentation used to make the credit decision which may include
                        (1) Financial statements
                        (2) Dun & Bradstreet Report


                              COMPANY CONFIDENTIAL

                              SANMINA CORPORATION
                                CORPORATE POLICY

Title:  Credit Approval Policy                          Policy Number:

Effective Date:              Version Number:            Page 7 of 9

Approval:                                               Prepared By: Mark Lustig


         (3) Trade and Bank References
         (4) Press releases relating to recent financial news

     5.1.5.  Pertinent collection documentation, if any

     5.1.6.  Customer correspondences

     5.1.7. Any other documents representing problems, disputes, or discrepancies.

5.2.  Files should be purged on a continuous basis of the following documents

     5.2.1. Correspondence over 5 years old after review by Regional Credit Manager.

     5.2.2.  Trade and Bank references over 2 years old.

     5.2.3.  Financial statements over 3 years old.

     5.2.4.  Credit Limit Evaluations over 5 years old.

     5.2.5.  D&B reports over 2 years old.

     5.2.6.  Credit applications should be retained indefinitely

5.3. Customer's without activity for a period of 1 year-plus should have a new credit file maintained.

     5.3.1. The Regional Credit Manager shall have a total discretion over what documents are necessary to re-open an inactive account.

6.  Customer Shipment Approvals and Credit Holds

     6.1.  Shipment Approvals

           6.1.1. Shipment approval is systematic and automated. The formula utilized is SHIPMENT + 90 DAYS BACK LOG + EXISTING A/R < CREDIT LMIT. (CURRENT - TO BE UPDATED AT THE ORDER LEVEL)

           6.1.2. The Credit Analyst is responsible, on a daily basis, for monitoring those orders that fail the shipment approval formula.

           6.1.3. The Credit Analyst should make every effort to approve orders that fail the automated shipping table.

                6.1.3.1. This is accomplished by accelerating payments though contact with customer, reviewing credit worthiness for possible increase (fully documented), or procuring other security such as a letter of credit.


                              COMPANY CONFIDENTIAL

                              Sanmina Corporation
                                Corporate Policy

Title: Credit Approval Policy                            Policy Number:

Effective Date:                    Version Number:       Page 8 of 9

Approval:                                  Prepared By: Mark Lustig

     6.1.4. If a particular customer continually fails due to credit limit issues, the Credit Representative should advise the Area Credit Manager, and then determine whether a higher credit limit is in order, or other action is required.












                              Company Confidential

--------------------------------------------------------------------------------
                              Sanmina Corporation
                                Corporate Policy
--------------------------------------------------------------------------------
Title: Credit Approval Policy                          Policy Number:
--------------------------------------------------------------------------------
Effective Date:               Version Number:          Page 9 of 9
--------------------------------------------------------------------------------
Approval:                               Prepared By: Mark Lustig
--------------------------------------------------------------------------------

     6.2. Credit holds

          6.2.1.1. Customers will automatically be placed on a Credit Hold, by the Oracle system, when the combined A/R and 90-day requirements exceed the established line of credit. Manual Credit Hold may be instructed by the following personnel. These limits and definitions should also be used by non-Oracle shops in the application of the credit function.

                         1) Credit Manager or Vice President, Treasurer
                         2) Director of Shared Services
                         3) Regional VP or EVP of respective Operation
                         4) President of Respective Operation
                         5) EVP of Sales

     Note: Manual Credit Hold can be used and is an excellent motivator for slow to pay customers, however, Credit will not independently place customers on ship/order hold without communicating the anticipated action to the Regional Operational VP, or EVP, the President of the respective Operation, and the EVP of Sales, and the in-charge salesperson responsible for the account. This requirement is in place to heighten awareness, solicit assistance from these organizations, and allow these groups to adequately plan for the resulting impact to their organizations. This communication should be made well in advance of the hold, as credit should have solicited assistance well in advance of the hold action. A minimum of 3 days is required to allow these groups to rectify the credit situation, unless otherwise directed by the EVP of Sales, or President of the respective Operations (i.e. Place on ship/order hold NOW).

     6.2.2.  Customers are expected to remain current with adherence to terms.

     6.2.3. Sales/Program Management should be advised of all pre-credit hold conditions for their respective customers.

     6.2.4. The Regional Credit Manager will determine the appropriate action from customers to remove/alleviate a credit hold situation.

     6.2.5. On-going credit holds to any particular customer can result in the lowering or complete revocation of credit privileges.



                              Company Confidential

                                 SCHEDULE 15.02


                                NOTICE ADDRESSES

1.   SANMINA-SCI CORPORATION
     Attn: Walter Boileau
     Treasurer
     2700 North First Street
     San Jose, CA 95134
     Fax: (408) 964-3644

     Copy to:
     SANMINA-SCI CORPORATION
     Attn: Michael M. Sullivan
     General Counsel
     2101 West Clinton Ave.
     PO Box 1000
     Huntsville, AL 35805
     Fax: (256) 882-4466

2.   SCI FUNDING INC.
     Attn: Walter Boileau
     Treasurer
     2700 North First Street
     San Jose, CA 95134
     Fax: (408) 964-3644

     Copy to:
     SCI Funding Inc.
     Attn: Michael M. Sullivan
     General Counsel
     2101 West Clinton Ave.
     PO Box 1100
     Huntsville, AL 35805
     Fax: (256) 882-4466

3.   SCI TECHNOLOGY INC.
     Attn: Michael M. Sullivan
     General Counsel
     2101 West Clinton Ave.
     PO Box 1000
     Huntsville, AL 35805
     Fax: (256) 882-4466

Copy to:
SCI Technology Inc.
Attn: Walter Boileau
Treasurer
2700 North First Street
San Jose, CA 95134
Fax: (408) 964-3644

                                 SCHEDULE 15.02

                                   ADDRESSES


1.   Bank of America, National Association
     Global Asset Backed Securitization
     Treasury Operations
     Attention: Sean Walsh
     NC1-007-10-06
     Charlotte, NC 28255
     Telephone: (704) 386-0159
     Fax: (704) 387-2828

     With a copy to:

     Bank of America Securities LLC
     231 South LaSalle Street, 16th Floor
     Chicago, IL 60697
     Attention: Willem Van Beek
     Telephone: (312) 828-3119
     Fax: (312) 923-0273

2.   Quincy Capital Corporation
     c/o AMACAR Group, L.L.C.
     6525 Morrison Boulevard, Suite 318
     Charlotte, NC 28211
     Telephone: (704) 365-0569
     Fax: (704) 365-1362

     With a copy to:

     Bank of America, National Association

3.   ABN AMRO - Asset Securitization Group
     135 S. LaSalle Street, Suite 725
     Chicago, IL 60603
     Attention: Patti Luken
     Telephone: (312) 904-2717
     Fax: (312) 904-4089

     Amsterdam Funding Corporation
     c/o Global Securitization Services, LLC
     114 West 47th Street, Suite 1715
     New York, NY 10036
     Attention: Andy Stidd, President
     Telephone: (212) 302-8767
     Fax: (212) 302-8767

                                                                 EXHIBIT 1.03(a)


                           [FORM OF PURCHASE NOTICE]


                               SCI Funding, Inc.
                              2000 Ringwood Avenue
                               San Jose, CA 95131


                                                  __________________, 200_


To:  Bank of America, National Association
     Global Asset Backed Securitization
     Treasury Operations
     NC1-007-10-06
     Charlotte, NC 28255
     Attention: Sean Walsh

     Bank of America Securities, LLC
     231 South LaSalle Street, 16th Floor
     Chicago, IL 60697
     Attention: Willem Van Beek

     ABN AMRO - Asset Securitization Group,
     as a Related Administrator
     135 S. LaSalle Street, Suite 725
     Chicago, IL 60603
     Attention: Patti Luken, Assistant Vice President


                                PURCHASE NOTICE


Ladies and Gentlemen:

     Reference is made to the Third Amended and Restated Receivables Purchase Agreement dated as of July 31, 2002 (as amended, supplemental or otherwise modified and in effect from time to time, the "Purchase Agreement") among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, Sanmina-SCI Corporation, as Guarantor, the Purchasers party thereto, and Bank of America, National Association, as Administrative Agent for the Purchasers. Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

     The undersigned, as Seller, hereby requests that the Purchasers make a Purchase on ______________, 200_ (the "Purchase Date") for a purchase price of $________________ (the "Purchase Price") of which $_________________ is requested of the Quincy Related Group, and $_______________ is requested of the Amsterdam Related Group.

     The Seller hereby certifies, represents and warrants to each Purchaser and the Administrative Agent that, on and as of the Purchase Date:

     (a) the representations and warranties contained in Article VI of the Purchase Agreement will be true and correct as though made on and as of the Purchase Date and will be deemed to have been made on the Purchase Date;

     (b) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Termination Event or Unmatured Termination Event; and

     (c) after giving effect to the requested Purchase, all of the conditions to such Purchase set forth in Section 1.02 of the Purchase Agreement will be true and correct as though made on and as of the Purchase Date and will be deemed to have been made on the Purchase Date.

     The foregoing certifications, representations and warranties will be deemed to be repeated on and as of the Purchase Date.

                                             Very truly yours,

                                             SCI FUNDING, INC.


                                             By
                                               ---------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                Exhibit 5.01(i)

                           FORM OF LOCKBOX AGREEMENT



                                     [DATE]


[LOCKBOX BANK NAME AND
ADDRESS]


          Re:  Lockbox Agreement (this "Agreement") for
               Lockbox Number(s) [             ] and [            ]
                                  -------------       ------------
               Lockbox Account Number(s) [             ] and [            ]
                                          -------------       ------------


Ladies and Gentlemen:

     [ORIGINATOR NAME], a [DELAWARE CORPORATION] ("Originator"), hereby notifies you that in connection with certain transactions involving the [ACCOUNTS/TRADE/ETC.] receivables of Originator, Originator hereby transfers
exclusive ownership and control of its lockbox number(s) [           ] and
                                                          -----------
[          ] (the "Lockbox") and the corresponding lockbox account number(s)
 ----------
[           ] and [           ] maintained with you (the "Lockbox Account") to
 -----------       -----------
[SPC NAME] ("SPC") (or its assigns or designees), and SPC hereby notifies you that in connection with such transactions SPC hereby transfers exclusive dominion and control of the Lockbox and the Lockbox Account to [AGENT NAME], in its capacity as agent for and on behalf of certain other parties (the "Agent"). Originator has agreed to act as initial servicer of such receivables for SPC and the Agent (Originator, or any successor servicer, the "Servicer"). Originator shall have no ownership of, or rights in, the Lockbox or Lockbox Account or any funds therein.

     In connection with the foregoing, SPC and the Agent hereby jointly instruct you, beginning on the date hereof until you are otherwise notified by the Agent in writing, (i) to change the name on the Lockbox and the Lockbox Account to "[SPC NAME] and [AGENT NAME], as Agent for and on behalf of certain parties";
(ii) to follow your usual operating procedures for the handling of any checks, except as modified by this Agreement; (iii) to follow your usual procedures in the event the Lockbox, the Lockbox Account or any check should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process, except as modified by this Agreement; (iv) to collect the monies, checks, instruments and other items of payment mailed to the Lockbox; (v) to maintain the Lockbox Account as a "Deposit Account" (as defined in Section 9-102 of the Uniform Commercial Code); (vi) to deposit in the Lockbox Account all such monies, checks, instruments and other items of payment (unless otherwise instructed by the Agent); and (vii) to transfer all collected and available funds in the Lockbox Account in accordance with the instructions of the Servicer; provided, however, that, at all times from and after the date of your receipt of notice from the Agent of termination of the

[NAME OF LOCKBOX BANK]
Page 2


Servicer's access to the Lockbox and Lockbox Account, which notice may be in the form attached hereto as Annex A or in any other form that gives you reasonable notice of such termination (the "Agent's Notice"), such funds shall be transferred by you directly to the Agent, at its address set forth below its signature hereto or as the Agent otherwise notifies you, or otherwise in accordance with the instructions of the Agent. You are hereby further instructed to permit the Servicer and the Agent to obtain upon request any information relating to the Lockbox and the Lockbox Account, including, without limitation, any information regarding the balance or activity of the Lockbox Account.

     Originator and SPC also hereby jointly notify you that notwithstanding anything herein or elsewhere to the contrary, the Agent, or any party designated in writing by the Agent, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox and the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox and the Lockbox Account. At all times from and after the date of your receipt of the Agent's Notice, neither Originator (including, in its capacity as Servicer), SPC nor any of our affiliates shall be given any access to the Lockbox or Lockbox Account.

     The Agent's Notice may be personally served or sent by facsimile or U.S. mail, certified return receipt requested, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Agent in writing). If the Agent's Notice is given by telex or facsimile, it will be deemed to have been received when the Agent's Notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

     The monies, checks, instruments and other items of payment mailed to the Lockbox and the funds deposited into the Lockbox Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off the face amount of any checks returned unpaid because of uncollected or insufficient funds). To the extent that funds in the Lockbox Account are insufficient, Originator shall pay you for such returned checks. All service charges and fees with respect to the Lockbox and Lockbox Account shall continue to be payable by Originator under the arrangements currently in effect. Originator hereby authorizes you, without prior notice, from time to time to debit any other account Originator may have with you for the amount or amounts due you under the two preceding sentences.

     By executing this Agreement, you (a) irrevocably waive and agree not to assert, claim or endeavor to exercise, (b) irrevocably bar and estop yourself from asserting, claiming or exercising and (c) acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker's lien, security interest or other purported form of claim with respect to the Lockbox or Lockbox Account or any funds from time to time therein (except for security interests which have been terminated on or prior to the date hereof). You agree to give the Agent and SPC

[NAME OF LOCKBOX BANK]
Page 3


prompt notice if the Lockbox or the Lockbox Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process. Exempt for your right to payment of your service charges and fees from Originator and to make deductions for returned items, you shall have no rights in the Lockbox or Lockbox Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

     In addition, as collateral security for SPC's obligations to the Agent and certain other persons in connection with the transactions referenced in the first paragraph of this Agreement, SPC hereby grants to the Agent a present and continuing security interest in (a) the Lockbox and the Lockbox Account, (b) all contract rights and privileges in respect of the Lockbox or the Lockbox Account, and (c) all cash, checks, money orders and other items of value of SPC now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise, in the possession or under the control of, or in transit to you or any agent, bailee or custodian thereof in respect of the Lockbox or the Lockbox Account, and all proceeds of the foregoing (collectively, "Receipts"). You acknowledge and agree that (i) the Agent has "Control" (as defined in section 9-104 of the Uniform Commercial Code) of the Lockbox Account and you are required to comply with the instructions of the Agent directing disposition of the funds in the Lockbox Account without further consent by the Originator, Servicer, SPC or any affiliate thereof and (ii) you shall at all times maintain the Lockbox Account as a "Deposit Account" (as defined in section 9-102 of the Uniform Commercial Code). The Agent hereby appoints you as the Agent's bailee for the Lockbox, Lockbox Account and all Receipts for the purpose of perfecting the Agent's security interest in such collateral, and you hereby accept such appointment and agree to be bound by the terms of this Agreement. SPC hereby agrees to such appointment and further agrees that you, on behalf of the Agent, shall be entitled to exercise, as directed in accordance with the terms of this Agreement, any and all rights which the Agent may have in connection with the transactions referenced in the first paragraph of this Agreement or under applicable law with respect to the Lockbox, Lockbox Account, all Receipts and all other collateral described in this paragraph.

     You will not be liable to Originator, SPC or the Agent for any expense, claim, loss, damage or cost ("Damages") arising out of or relating to your performance under this Agreement other than those Damages which result directly from your acts or omissions constituting negligence. In no event will you be liable for any special, indirect, exemplary or consequential Damages, including but not limited to lost profits.

     Originator shall indemnify you against, and hold you harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys' fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement, the Lockbox or the Lockbox Account. Originator agrees to pay to you, upon receipt of your invoice, all costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by you in connection with the preparation and administration (including any amendments) and enforcement of this Agreement. This paragraph does not apply to any cost or damage attributable to your negligence or intentional

[NAME OF LOCKBOX BANK]
PAGE 4



misconduct. Originator's obligations under this paragraph shall survive termination of this Agreement.

     Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a cause pursuant to Title 11, United States Code, filed by or against SPC, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against SPC, you may act as you deem necessary to comply with all applicable provisions of governing statutes and shall be held harmless from any claim of any of the parties for so doing, provided that you shall not release any funds other than in accordance with (i) this Agreement or
(ii) an order of a court of competent jurisdiction.

     You hereby agree not to institute or join any other person or entity in instituting, any suit pursuant to Title 11, United States Code, or any similar suit or proceeding under then applicable state or federal law providing for the relief of debtors or the protection of creditors, against SPC prior to the date which is one year and one day after payment of all obligations of SPC to the Agent (and the parties for which it is acting as agent) are paid in full. This section shall survive any termination of this Agreement.

     You may terminate this Agreement upon 30 days' prior written notice to SPC and the Agent. The Agent may terminate this Agreement upon 30 days' prior written notice to SPC and you. Neither SPC nor the Servicer may terminate this Agreement, except with the written consent of the Agent and upon 30 days' prior written notice to you and the Agent. Originator may not terminate this Agreement. Incoming mail addressed to the Lockbox or Lockbox Account (including, without limitation, any direct funds transfer to the Lockbox Account) received after any such termination shall be forwarded in accordance with the Agent's instructions.

     You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent (which consent shall not be unreasonably withheld) of the Agent and SPC. Originator (except to the extent of its limited capacity as Servicer) shall not assign or transfer its rights and obligations hereunder without your consent and the consent of the Agent. Neither SPC nor Servicer shall not assign or transfer its rights or obligations hereunder without the consent of the Agent. The Agent may at any time assign its rights and obligations hereunder upon notice to the other parties hereto. Subject to the preceding sentences, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and may not be altered, modified or amended in any respect, nor except as set forth in the preceding paragraph may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by you, SPC and the Agent of a written instrument so providing. The terms and conditions of any agreement between Originator and/or

[NAME OF LOCKBOX BANK]
Page 5

SPC and you (a "Lockbox Service Agreement") (whether now existing or executed hereafter) with respect to the lockbox arrangements, to the extent not inconsistent with this Agreement, are made part of this Agreement with respect to matters not explicitly covered in this Agreement. In the event that any provision in this Agreement is in conflict with, or inconsistent with, any provision of any such Lockbox Service Agreement, this Agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this Agreement or to preserve and protect the rights of each party hereunder.

     Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be (a) personally served, (b) sent by courier service, (c) telecopied or (d) sent by United States mail and shall be deemed to have been given when (a) delivered in person, (b) delivered by courier service, (c) upon receipt of the telecopy or (d) five business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed); provided, however, that notices to the Agent hereunder shall not be effective until actually received by the Agent. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other parties.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF STATE OF [NEW YORK]. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of the signature pages of this Agreement by telecopier shall be equally effective as delivery of a manually executed counterpart.

     Please evidence your agreement to the terms of, and acknowledge receipt of, this Agreement by signing in the space provided below.

Very truly yours,

[ORIGINATOR NAME], AS ORIGINATOR AND    [SPC NAME]
SERVICER


By:                                     By:
   ---------------------------------       ------------------------------------

Title:                                  Title:
      ------------------------------          ---------------------------------

[ADDRESS]                               [ADDRESS]
Attention: [                ]           Attention: [                 ]
            ----------------                        -----------------
Telephone: [                ]           Telephone: [                 ]
            ----------------                        -----------------
Telecopy: [                 ]           Telecopy: [                  ]
           -----------------                       ------------------

[NAME OF LOCKBOX BANK]
Page 6

[AGENT NAME], as Agent


By: ____________________________
Title: _________________________

[ADDRESS]
Attention: [_______________]
Telephone: [_______________]
Telecopy: [_______________]

ACKNOWLEDGED AND AGREED:

[NAME OF LOCKBOX BANK]

By: ____________________________
Title: _________________________
Date: __________________________

[ADDRESS]
Attention: [_______________]
Telephone: [_______________]
Telecopy: [_______________]

                                                                      ANNEX A TO
                                                               LOCKBOX AGREEMENT

[NAME AND ADDRESS OF LOCKBOX BANK]

     Re:  Lockbox Agreement for
          Lockbox Numbers [________] and [________]
          and Lockbox Account Numbers [___________] and [____________]

Ladies and Gentlemen:

     Reference is made to the Lockbox Agreement, dated [____________] (the "Lockbox Agreement"), among [ORIGINATOR NAME], [SPC NAME], the undersigned, as Agent, and you concerning the above-described lockboxes and lockbox accounts. We hereby give you notice of the termination of the Servicer's access to the Lockbox and Lockbox Accounts as provided in the Lockbox Agreement.

     We hereby instruct you not to permit any other party to have access to the above-described lockboxes and lockbox accounts and to make all payments to be made by you out of or in connection thereunder directly to the undersigned upon our instructions, at our address set forth above.



                                   Very truly yours,

                                   [AGENT NAME], as Agent


                                   By: _________________________________________
                                   Title: ______________________________________

                                   By: _________________________________________
                                   Title: ______________________________________

                                                                   EXHIBIT 12.04


                                  ASSIGNMENT


     Assignment dated ________, 20__, made by the undersigned to __________ pursuant to the Third Amended and Restated Receivables Purchase Agreement dated as of July 31, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms defined therein being used herein as therein defined) among SCI Funding, Inc., as Seller, SCI Technology, Inc., as initial Servicer, Sanmina-SCI Corporation, as Guarantor, the Purchasers party thereto, and Bank of America, National Association, as Administrative Agent.

     In consideration of the payment of $_______, receipt of which payment is hereby acknowledged, the undersigned hereby assigns to ___________ [all of] [an undivided _____% interest in] the undersigned's right, title and interest in and to the Undivided Interest purchased by the undersigned under the Purchase Agreement.

     This Assignment is made without recourse except that the undersigned hereby represents and warrants that it is the owner of that portion of the Undivided Interest referred to above and that it has not created any Adverse Claim upon or with respect to such Undivided Interest.

     This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by its duly authorized officer or agent as of the date first written above.


               [Assigning Purchaser]




               By ________________________


               Title: ____________________

                                                                       EXHIBIT 1


                               CORPORATE GUARANTY

     In consideration of and to induce ___________________ ("Sanmina-SCI") to enter into a ____________________ Agreement.


dated        :
("Agreement"),             ____________________________

between Sanmina-SCI and:   ____________________________
("Customer"),

Guarantor    :             ____________________________
("Guarantor")

with address at:           ____________________________

                           ____________________________

for itself, its successors and assigns, hereby gives this continuing, absolute, irrevocable, and unconditional Guaranty to Sanmina-SCI.

     Guarantor guaranties the full, prompt performance, and complete payment of all sums, obligations, liabilities and indebtedness that are or may become due from Customer, whether at the stated due date, by demand or otherwise, under the Agreement ("Guarantied Obligations") without deduction or setoff for any claims or defenses of Customer or Guarantor. This Guaranty is a continuing Guaranty and shall (i) remain in full force and effect until the indefeasible payment in full of the Guarantied Obligations and any other amounts payable under this Guaranty and (ii) be binding upon Guarantor, its successors and assigns. However, this Guaranty may revoked by written notice. Any revocation shall not affect liability for the Guarantied Obligations arising prior to Sanmina-SCI's receipt of said written notice or revocation.

     In the event Customer shall fail punctually to pay unconditionally and in full any sum due to Sanmina-SCI under the Agreement, Sanmina-SCI shall give written notice of demand for payment therefore by mail or hand delivery to Guarantor which shall become immediately liable upon receipt of said notice. Such notice may be given any time after such payment was due from or for the account of Customer under the Agreement without any requirement as to timeliness and promptness. Guarantor agrees to pay in full all of such sums due and unpaid within 15 days after receipt of said notice. Guarantor also agrees to pay on demand reasonable attorney's fees and legal expenses incurred by Sanmina-SCI subsequent to such date to secure payment from Guarantor or Customer.

     Guarantor expressly agrees that Sanmina-SCI may, without notice to or consent of Guarantor, renew, settle, waive, release, compromise or extend the Guarantied Obligations without waiving, limiting or otherwise affecting Guarantor's liability hereunder and Guarantor expressly waives and releases any defenses or claims it may have arising from or on account of any such renewal, settlement, waiver, release, compromise or extension. Guarantor further expressly agrees that its obligations hereunder shall not be released, discharged or otherwise affected by (i) any modification or amendment of or supplement to the Agreement, (ii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of Customer under the Agreement, (iii) the existence of any claim, set-off or other rights which Guarantor may have at any time against Customer, Sanmina-SCI or any other person, whether in connection herewith or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suite or counterclaim,

(iv) any invalidity or unenforceability relating to or against Customer for any reason of the Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by Customer or the amounts payable by it under the Agreement or (v) any other act or omission to act or delay of any kind by Customer, Sanmina-SCI or any other person or any other circumstance whatsoever which might, but for the provisions of this Guaranty, constitute a legal or equitable discharge of Guarantor's obligations hereunder.

     If the time for payment of any Guarantied Obligation is stayed upon the insolvency, bankruptcy or insolvency related reorganization of Customer, all such amounts otherwise payable under the terms of the Agreement shall nonetheless be immediately payable by Guarantor hereunder on written demand by Sanmina-SCI. If at any time any payment of the Guarantied Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or insolvency related reorganization of Customer or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     If Customer undergoes any change in its ownership or organizational structure or otherwise assigns, transfers or delegates its obligations to any assignee or transferee resulting from the operation of any assignment or transfer permitted pursuant to the Agreement, this Guaranty shall continue to extend to all sums due from or for the account of Customer or the new or substituted legal entity.

     This Guaranty shall survive any and all bankruptcy or insolvency proceedings of Guarantor.

     Guarantor agrees that a final judgment obtained in a court of competent jurisdiction in any action or proceeding with respect to this Guaranty shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

     Sanmina-SCI shall not be obligated to elect remedies first which are available to Sanmina-SCI in the Agreement and may secure payment first from Guarantor. Securing payment from Guarantor will not constitute a waiver of remedies against Customer for breach of the Agreement. Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, diligence, presentment, demand (whether for non-payment or protest or otherwise) and notice of acceptance, maturity, extension of time, change in nature or form of the Guaranty Obligations (or any acceptance of security, release of security, compromise or agreement arrived at as to the amount of, or the terms of, the Guaranty Obligations, notice of adverse change in the financial condition of Customer or any other fact which might materially increase the risk to Guarantor) or all other demands whatsoever and all Guarantied Obligations shall be conclusively presumed to have been created in reliance upon this Guaranty. This Guaranty is not in any way directly or indirectly conditioned upon any attempt to collect from Customer or upon any other event or contingency, and shall be binding upon and enforceable against Guarantor without regard to the validity or enforceability of the Guarantied Obligations or this Guaranty in any jurisdiction in which Guarantor is domiciled or owns assets or conducts business or under the laws of which Guarantor is organized or is qualified or licensed to do business. Guarantor stipulates that the remedies at law in respect of any default or threatened default by Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

     Upon making any payment with respect to Customer hereunder, the Guarantor shall be subrogated to the rights of Sanmina-SCI against Customer with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation until all amounts payable by Customer under the Guarantied Obligations have been paid in full.

     This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors rights generally (regardless of whether such rights are rights in equity or at law.). No authorization, approval, consent or order of, or filing with, any court or state, or other governmental authority or agency (i) is required in connection with the execution and delivery of this Guaranty or the consummation of the transactions contemplated hereby or (ii) is necessary for the validity or enforceability of this Guaranty.

     The execution and delivery of this Guaranty and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Guarantor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Guarantor is a party or by which it may be bound, or to which any of the property or assets of Guarantor is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or other organizing documents or by-laws of Guarantor, or any applicable law, administrative regulation or administrative or court decree known to it after reasonable investigation.

     This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof. If any term or provision of this Guaranty or application thereof shall be invalid or unenforceable, the remainder of this Guaranty shall remain in full force and effect.

IN WITNESS WHEREOF, this agreement has been signed by an authorized officer of Guarantor.

GUARANTOR:

Signature     }     ________________________________


Name (print)  }     ________________________________
Title         }     ________________________________
Address       }     ________________________________


Telephone     }     ________________________________
Date          }     ________________________________

WITNESS:

Signature     }     ________________________________


Name (print)  }     ________________________________
Title         }     ________________________________

                                   Exhibit I-1

                              (Company Letterhead)
                               GUARANTY OF PAYMENT
                                (BY CORPORATION)
                                      DATE

TO:    SCI Systems, Inc.
       2101 W. Clinton Ave.
       Huntsville, AL 35805

Attention:  Michael Ledbetter, Asset Management

      As an inducement for SCI Systems, Inc and its subsidiaries ("SCI") to enter into agreements and accept purchase orders for SCI's products and services ("Orders") from <Customer>, it's subsidiaries and affiliates or any direct or indirect subsidiary ("Subsidiary"), of <Parent>. ("Guarantor"), Guarantor hereby guarantees to SCI the punctual payment when due of any and all obligations to SCI as a result of the terms and conditions of such agreements and Orders, including any addends and amendments thereof ("Obligation"), even though the Guarantor is not a party thereto.

      If Subsidiary fails to pay any such Obligation as and when due and payable, Guarantor shall immediately pay to SCI, upon SCI's demand, the full amount of such Obligation. In the event that suit is successfully instituted by SCI to collect on this guaranty, Guarantor further guarantees payment to SCI of all of SCI's reasonable costs, including attorney's fees, associated with collecting such Obligation from Guarantor and subsidiary.

      This guaranty is effective as of the date hereof, is a continuous guaranty and shall continue in full force and effect until a written notice of revocation is received by SCI at the above address. Any revocation shall not affect your liability for Obligations guaranteed prior to SCI's receipt of such notice of revocation. This guaranty shall survive any bankruptcy, liquidation, and insolvency proceedings or the like brought by or against Subsidiary or Guarantor.

      Guarantor does not and shall not require notice from SCI of acceptance of this guaranty, or acceptance of any extensions of credit in connection with acceptance of Orders by SCI, or any other notice which may be required by law except that SCI shall give Guarantor notice of non-payment by Subsidiary prior to demand for payment hereunder.

DECLARATION OF CORPORATE SECRETARY                    GUARANTOR

The undersigned further certifies
that, as of the date hereof,
_________________ is the duly
elected and acting (title of                          By:
authorized officer) of Guarantor                      Name:
and the following is his/her                          Date:
genuine signature: _______________
                     (signature)
IN WITNESS WHEREOF, the undersigned
has executed this
certificate as of the ____day
of _____________, 19__.

                  _____________________
                       (signature)